Exhibit 4.4

Execution Version

1 May 2026

THE BANK OF NOVA SCOTIA
as Security Agent

WYRE HOLDING III BV
as the Parent and the Subordinated Creditor

WYRE FINANCE BV
as the Company and Obligors' Agent

THE ENTITIES LISTED IN SCHEDULE 5 (THE ORIGINAL GUARANTORS)
as Original Guarantors

CERTAIN FINANCIAL INSTITUTIONS
as Mandated Lead Arrangers

CERTAIN FINANCIAL INSTITUTIONS
as Original Bank Facilities Lenders

THE BANK OF NOVA SCOTIA
as Bank Facilities Agent

and others

INTERCREDITOR AGREEMENT

ROPES & GRAY

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164457054_19

Exhibit 4.4

Execution Version

CONTENTS

Clause **Page**

1. DEFINITIONS AND INTERPRETATION 2

2. ACCESSION 3

3. ADDITIONAL FINANCE DOCUMENTS.. 5

4. ACCESSION OF ADDITIONAL OBLIGORS.. 6

5. RESIGNATION OF AN OBLIGOR... 8

6. REPLACEMENT PARENT 8

7. CONSENT TO THE FINANCE DOCUMENTS 11

8. UNDERTAKINGS.. 11

9. GUARANTEE AND INDEMNITY 22

10. THE SECURITY.. 28

11. TRUST FOR SECURED CREDITORS 32

12. APPOINTMENT OF REPRESENTATIVES 34

13. QUALIFYING SENIOR DEBT... 36

14. TRANCHING OF QUALIFYING SENIOR DEBT AND DETERMINATION OF VOTING QUALIFYING DEBT 39

15. ICA PROPOSALS 42
16. MODIFICATIONS, CONSENTS AND WAIVERS 46
17. ORDINARY VOTING MATTERS 48
18. EXTRAORDINARY VOTING MATTERS 49
19. ENTRENCHED RIGHTS 50
20. RESERVED MATTERS 51
21. NOTIFICATION OF EVENT OF DEFAULT 52
22. STANDSTILL 52
23. ENFORCEMENT 55
24. ACCELERATION 59
25. PRIORITY OF PAYMENTS 61
26. REQUEST FOR DIRECTION 62
27. ACTIVITIES OF THE SECURITY AGENT 62
28. REMUNERATION AND INDEMNIFICATION OF THE SECURITY AGENT 76
29. APPOINTMENT OF ADDITIONAL TRUSTEES 78
30. RETIREMENT AND REMOVAL OF SECURITY AGENT 79
31. INFORMATION 80
32. AGENCY APPOINTMENT 82
33. NOTICES 83
34. COMMON TERMS AGREEMENT 84

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164457054_19

Exhibit 4.4

Execution Version

35. BENEFIT OF DEED....84

36. DEFENCES....86

37. PROTECTION OF THIRD PARTIES....86

38. POWER OF ATTORNEY....87

39. SUBSEQUENT SECURITY INTERESTS....89

40. CURRENCY INDEMNITY....89

41. STAMP DUTY....90

42. VAT....90

43. WINDING UP OF TRUST....90

44. CONTRACTUAL RECOGNITION OF BAIL-IN....90

45. QFC CREDIT SUPPORT....92

46. COUNTERPARTS....93

47. CORPORATE OBLIGATIONS....93

48. LIMITATION....93

49. GOVERNING LAW AND JURISDICTION....93

SCHEDULE 1....95

FORM OF ACCESSION MEMORANDA

SCHEDULE 2....107

FORM OF RESIGNATION LETTER

SCHEDULE 3....108

POST-ENFORCEMENT PRIORITY OF PAYMENTS

SCHEDULE 4....110

RESERVED MATTERS

SCHEDULE 5....111

THE ORIGINAL GUARANTORS

SCHEDULE 6....111

ORIGINAL BANK FACILITIES LENDERS AND MANDATED LEAD ARRANGERS

SCHEDULE 7....113

SECURED CREDITOR REPRESENTATIVES

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164457054_19

THIS INTERCREDITOR AGREEMENT is made as a deed on 1 May 2026

BETWEEN:

(1) **THE BANK OF NOVA SCOTIA**, as security agent and security trustee for the Secured Creditors (in this capacity, the "**Security Agent**");

(2) **WYRE HOLDING III BV**, a *besloten vennootschap/société à responsabilité limitée* (a limited liability company) with its seat at Blarenberglaan 2C, 2800 Mechelen and registered in Belgium with the Crossroads Bank for Enterprises under number 1031.059.817 (the "**Parent**" and the "**Subordinated Creditor**");

(3) **WYRE FINANCE BV**, a *besloten vennootschap/société à responsabilité limitée* (a limited liability company) with its seat at Blarenberglaan 2C, 2800 Mechelen and registered in Belgium with the Crossroads Bank for Enterprises under number 1030.990.531 (the "**Company**" and the "**Obligors' Agent**");

(4) **THE ENTITIES** listed in Schedule 5 (*The Original Guarantors*) as original guarantors (in such capacity, each an "**Original Guarantor**" and together the "**Original Guarantors**");

(5) **CERTAIN FINANCIAL INSTITUTIONS** listed in Schedule 6 (*Original Bank Facilities Lenders and Mandated Lead Arrangers*) as mandated lead arrangers under the Bank Facilities Agreement (the "**Mandated Lead Arrangers**");

(6) **CERTAIN FINANCIAL INSTITUTIONS** listed in Schedule 6 (*Original Bank Facilities Lenders and Mandated Lead Arrangers*) as Original Bank Facilities Lenders under the Bank Facilities Agreement (the "**Original Bank Facilities Lenders**"); and

(7) **THE BANK OF NOVA SCOTIA**, as facility agent under the Bank Facilities Agreement (the "**Bank Facilities Agent**");

each, a "**Party**" and together, the "**Parties**".

INTRODUCTION:

(A) The parties hereto have entered into this Deed in order, *inter alia*, to (i) regulate the claims of the Secured Creditors against the Subordinated Creditor and the Obligors and the rights of priority and of enforcement in respect of the Secured Creditors' rights under the Finance Documents, (ii) regulate the claims of the Subordinated Intragroup Creditors and the Subordinated Creditor, (iii) regulate the exercise, acceleration and enforcement of rights by the Secured Creditors, (iv) regulate the rights of the Secured Creditors to instruct the Security Agent, (v) set out the Entrenched Rights and the Reserved Matters of the Secured Creditors, (vi) regulate the giving of consents and waivers and the making of modifications to the Common Documents and (vii) set out the procedures for instructing the Security Agent to take certain actions in respect of the Finance Documents.

(B) It is intended by the parties hereto that this document takes effect as a deed, notwithstanding that a Party may execute this document under hand.

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164457054_19

2 164457054_19 THIS DEED WITNESSES as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions Unless otherwise defined in this Deed or the context otherwise requires, words used in this Deed have the meanings ascribed to them in the master definitions agreement dated the date hereof between, inter alios, the parties to this Deed (the “Master Definitions Agreement”). 1.2 Construction and Interpretation (a) Unless otherwise provided in this Deed or the context otherwise requires, expressions used in this Deed are to be construed in accordance with part 3 (Construction) of schedule 1 (Common Definitions) to the Master Definitions Agreement (mutatis mutandis). (b) Subject to paragraph (c) of clause 1.4 (Finance Document definitions) of the Common Terms Agreement, if there is an inconsistency between this Deed and the terms of any other Finance Document, this Deed will prevail. 1.3 Specific Rules on Construction and Interpretation Each Party to this Deed (other than the Security Agent) acknowledges that in exercising any rights, discretions or powers of the Security Agent under any Finance Document, Clause 27 (Activities of the Security Agent) shall apply in respect of such Finance Document (mutatis mutandis). 1.4 Bond Trustee and Bond Agent Each Party to this Deed acknowledges that a Bond Trustee or Bond Agent will agree to become Party to this Deed for the purposes of taking the benefit of the contractual provisions expressed to be given in its favour, enabling better preservation and enforcement of its rights under any Bonds and for administrative ease associated with matters in respect of which its consent is required. The exercise of any of the rights and/or discretion of a Bond Trustee or Bond Agent hereunder will be subject to the same protections and immunities (mutatis mutandis) as are conferred in the relevant Bond Trust Deed or Agency Agreement (as applicable). 1.5 Secured Creditor Representative A reference in this Deed to the exercise of any rights of a Secured Creditor shall mean the exercise of such rights by the Secured Creditor Representative appointed (where applicable) by such Secured Creditor pursuant to Clause 12 (Appointment of Representatives). 1.6 Subordinated Intragroup Creditors and the Subordinated Creditor (a) Each Party to this Deed acknowledges that each Subordinated Intragroup Creditor and the Subordinated Creditor are not Secured Creditors but that each Subordinated Intragroup Creditor and Subordinated Creditor is a Party to this Deed to subordinate and postpone any claims in respect of any Financial Indebtedness that it may (now or at any time in the future) have against any Obligor. (b) This Deed does not purport to rank any of the Subordinated Parent Liabilities and/or Subordinated Intragroup Liabilities as between themselves. 3 164457054_19 1.7 Additional Secured Creditors Any provisions in this Deed relating to Additional Secured Creditors will only be applicable after the Accession Date of the first Additional Secured Creditor and the Parties may, until such Accession Date, exercise their rights and perform their obligations as if this Deed made no reference to Additional Secured Creditors. 1.8 Role of the Security Agent (a) Without prejudice to the provisions of Clause 16 (Modifications, Consents and Waivers) but notwithstanding any other provision to the contrary in any Finance Document, where in any Finance Document (in relation to a matter not affecting the personal interests of the Security Agent): (i) the Security Agent is referred to as acting “reasonably” or in a “reasonable” manner or as coming to an opinion or determining that is “reasonable”; (ii) the Security Agent is referred to as acting or exercising any discretion (or refraining from acting or exercising any discretion); (iii) any item or thing is required to be “satisfactory” to the Security Agent; or (iv) the Security Agent’s consent is required “not to be unreasonably withheld or delayed” (or any similar or analogous wording is used), this shall mean that the Security Agent shall be acting or exercising any discretion (or refraining from the same) or coming to an opinion or determination on the instructions of the relevant Qualifying Secured Creditors (acting through their relevant Secured Creditor Representatives, as applicable) acting reasonably or being so satisfied (as applicable) and that the Security Agent shall be under no obligation to determine the reasonableness of such instructions from the relevant Qualifying Secured Creditors, or whether in giving such instructions the Qualifying Secured Creditors are acting in a reasonable manner. (b) In acting under any Finance Document, the Security Agent shall do so in accordance with its terms of appointment hereunder and shall be entitled to the protections set out herein. In the event of any conflict or inconsistency between the provisions of this Deed and the provisions of any other Finance Document with regard to the rights, powers and/or obligations of the Security Agent, the provisions of this Deed shall prevail. 1.9 Exchange Rate For the purposes of any voting, direction, request or decision or the allocation of any repayment or any prepayment, any amount not in the Base Currency shall be converted into the Base Currency at the Exchange Rate. 2. ACCESSION 2.1 Accession of Additional Secured Creditor (a) If the Company wishes any person to become a Secured Creditor under this Deed (other than, for the avoidance of doubt, a successor of a Secured Creditor or an assignee or transferee of a Secured Creditor whose accession to this Deed, the Common Terms Agreement and the Master Definitions Agreement shall be in accordance with Clause 35 (Benefit of Deed)) and to accede as a Party to the Common Terms 4 164457054_19 Agreement, the Master Definitions Agreement and this Deed, the Company must first notify the Security Agent thereof in writing. (b) On or before the relevant Accession Date, the Company and the proposed Additional Secured Creditor, acting through its Secured Creditor Representative, where appointed (or, in the case of the Bonds, the Bond Trustee on behalf of the relevant Bondholders), must deliver to the Security Agent: (i) an Accession Memorandum in the form set out in Part 1 (Form of Accession Memorandum (Additional Secured Creditor)) of Schedule 1 (Form of Accession Memoranda) executed by the Company (on behalf of each Obligor and the Parent), the proposed Additional Secured Creditor, any Secured Creditor Representative appointed in respect of such Additional Secured Creditor and the Security Agent (for itself and on behalf of the other Secured Creditors); and (ii) a copy of the relevant Finance Document(s) (including, without limitation, any Permitted Additional Debt Documents, but excluding, in respect of any Hedging Agreement, any confirmation) evidencing or regulating the relevant Secured Obligations executed by the relevant Obligors, the proposed Additional Secured Creditor and (if any) the Secured Creditor Representative of such Additional Secured Creditor. (c) If any Affiliate of an Authorised Credit Facility Provider becomes an Ancillary Lender in accordance with the relevant Authorised Credit Facility Agreement, it shall not be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to its Ancillary Facilities unless it has (if not already a Party as a Secured Creditor) acceded to this Deed in accordance with paragraph (b) above and, to the extent required by the relevant Authorised Credit Facility Agreement, to that Authorised Credit Facility Agreement as an Ancillary Lender. 2.2 Notice of Accession – Additional Secured Creditor The Secured Creditors and the other Parties hereto from time to time hereby authorise the Security Agent to execute each Accession Memorandum (without liability therefor) and agree to be bound by the terms of each such Accession Memorandum. 2.3 Effectiveness of Accession The parties hereto agree that any Accession Memorandum delivered pursuant to Clause 2.1 (Accession of Additional Secured Creditor) will take effect upon the date specified in such Accession Memorandum as the date upon which such Accession Memorandum shall become effective. 2.4 Availability of Permitted Additional Debt The parties hereto agree that any Permitted Additional Debt to be provided to the Company under any Authorised Credit Facility entered into after the Closing Date and provided by an Additional Secured Creditor shall not be drawn or take effect until the later of: (a) the date on which any Accession Memorandum required to be delivered to the Security Agent pursuant to Clause 2.1 (Accession of Additional Secured Creditor) has been delivered to the Security Agent, executed by all parties thereto other than the Security Agent, together with the satisfaction of all conditions precedent to such drawing or taking effect under such Authorised Credit Facility; and 5 164457054_19 (b) the date specified in such Accession Memorandum as the date upon which such Accession Memorandum shall become effective. 2.5 Accession of New Subordinated Intragroup Creditor (a) If the Company wishes any person to become a Subordinated Intragroup Creditor under this Deed and to accede as a Party to this Deed, the Company must first notify the Security Agent thereof in writing. (b) On or before the relevant Accession Date, the Company and the proposed New Subordinated Intragroup Creditor must deliver to the Security Agent an Accession Memorandum in the form set out in Part 4 (Form of Accession Memorandum (New Subordinated Intragroup Creditor)) of Schedule 1 (Form of Accession Memoranda) executed by the Company (for itself and on behalf of the Obligors), the proposed New Subordinated Intragroup Creditor and the Security Agent (for itself and on behalf of the other Secured Creditors). (c) The Secured Creditors and the other parties hereto from time to time hereby authorise the Security Agent to execute each Accession Memorandum (without liability therefor) and agree to be bound by the terms of each such Accession Memorandum. (d) The parties hereto agree that any Accession Memorandum delivered pursuant to paragraph (b) above will take effect on the date specified in such Accession Memorandum as the date upon which such Accession Memorandum shall become effective and that no Subordinated Intragroup Liabilities will be incurred unless (i) the relevant Accession Memorandum has become effective (unless the relevant Subordinated Intragroup Creditor was a Party to this Deed on its signing date), or (ii) such Subordinated Intragroup Liabilities incurred by the proposed New Subordinated Intragroup Creditor constitute a Permitted Loan made in accordance with paragraph (b)(ii) of the definition of Permitted Loan. 3. ADDITIONAL FINANCE DOCUMENTS (a) The Company may not amend or waive the terms of any Authorised Credit Facility in order to increase the commitments thereunder unless, following such amendment, the increased commitments under such Authorised Credit Facility would constitute Permitted Additional Debt. (b) On or before the date on which any Permitted Additional Debt is to be provided by an existing Secured Creditor to the Company pursuant to an existing Finance Document (other than by way of drawing any undrawn commitments thereunder), the Company and the existing Secured Creditor (through its Secured Creditor Representative) must deliver to the Security Agent a copy of the Finance Document evidencing or regulating the relevant Secured Obligations executed by the Company and the existing Secured Creditor and a notice specifying its Secured Creditor Representative (if any) in respect of such Permitted Additional Debt (if different from its current Secured Creditor Representative). Following such delivery, the existing Secured Creditor shall be deemed to be a Secured Creditor in respect of such Permitted Additional Debt and for the avoidance of doubt, no Accession Memorandum shall be required other than in respect of a new Secured Creditor Representative in respect of the Permitted Additional Debt to the extent it is not a Party to this Deed, the Common Terms Agreement and the Master Definitions Agreement.

6 164457054_19 4. ACCESSION OF ADDITIONAL OBLIGORS 4.1 Accession of Additional Obligors Any person wishing to become an Obligor, or which is required to become an Obligor pursuant to paragraph 28 (Guarantors) of part 3 (General Covenants) of schedule 2 (Covenants) to the Common Terms Agreement, shall, through its execution and delivery by such person or their duly authorised representative to the Security Agent of an Accession Memorandum in the form set out in Part 3 (Form of Accession Memorandum (New Obligors)) of Schedule 1 (Form of Accession Memoranda), accede to this Deed and shall be bound by the provisions of this Deed. Each Party acknowledges that such Accession Memorandum shall be accompanied by (in each case, (if applicable) in the form approved for the Closing Date as delivered pursuant to the Bank Facilities Agreement, subject to any mandatory changes required by law or changes to reflect market practice at the time of such accession (as agreed between the Company and the Security Agent (acting reasonably) prior to the proposed Accession Date)): (a) as applicable and as required by law or its constitutional documents, copies of all resolutions required to be passed by the board of directors (or other relevant corporate or equivalent body) of such entity: (i) approving the terms of, and the transactions contemplated by, the Accession Memorandum and the other Finance Documents to which it is a Party and resolving that it execute, deliver and perform the obligations under the Accession Memorandum and the other Finance Documents to which it is a Party; (ii) authorising a specified person or persons to execute the Accession Memorandum and the other Finance Documents to which it is a Party on its behalf; (iii) authorising a specified person or persons, on its behalf, to sign, deliver and/or despatch all other documents and notices (including, if relevant, any utilisation request or funding instruction notice (howsoever defined)) to be signed, delivered and/or despatched by it under or in connection with the Finance Documents; (iv) authorising the Company to act as its agent in connection with the Finance Documents; and (v) authorising the process agent specified in the Accession Memorandum to act as process agent; (b) if required by law or the constitutional documents of such entity, a copy of the resolution passed at the general shareholders’ meeting (or other relevant equivalent body) or by the board of directors (or other relevant equivalent body) of the sole shareholder or by supervisory board (or other relevant equivalent body) of such entity, member or general partner (as relevant) approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Obligor is a Party and resolving to execute, deliver and perform the Accession Memorandum and the other Finance Documents to which it is a Party; (c) documents satisfying any “know your customer” requirements which the Additional Obligor is required to deliver in accordance with paragraph 9 (“Know your customer” checks) of part 1 (Information Covenants) of schedule 2 (Covenants) to the Common Terms Agreement; 7 164457054_19 (d) a certificate of the Additional Obligor (signed by a director or any other authorised signatory) confirming that borrowing or guaranteeing or securing as appropriate, the relevant obligations would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; (e) a certificate signed by a director or any other authorised signatory of the Additional Obligor certifying that each copy document listed in paragraphs (a) and (b) of this Clause 4.1 is correct, complete and (to the extent executed) in full force and effect as at a date no earlier than the date of the Accession Memorandum; (f) the following legal opinions, each addressed to the Security Agent and any Hedge Counterparties: (i) a legal opinion from counsel to the Secured Creditors (or, if elected by the Company and customary in the jurisdiction of incorporation of the Additional Obligor, counsel to the Additional Obligor) in respect of the existence, due incorporation, authorisation and capacity of the Additional Obligor; (ii) a legal opinion from English law counsel to the Secured Creditors in respect of the enforceability of the Accession Memorandum; and (iii) a legal opinion from counsel to the Secured Creditors (or, if elected by the Company and customary in the jurisdiction of incorporation of the Additional Obligor, counsel to the Additional Obligor) in respect of the enforceability of any Security Document to which the Additional Obligor is Party, provided that any such opinion shall be deemed to be in form and substance satisfactory to the Security Agent if delivered in substantially the same form as any equivalent opinion delivered under paragraph 3 (Legal Opinions) of Part 1 (Conditions Precedent to the first Utilisation) of Schedule 2 (Conditions Precedent Documents) of the Bank Facilities Agreement or any equivalent opinion previously delivered under Clause 6.2(g) (Replacement Parent) of this Agreement or this paragraph (f); (g) a specimen of the signature of each person authorised by the relevant resolution or otherwise authorised to execute the relevant Finance Documents in connection with the accession; (h) for any Additional Obligor incorporated or formed outside of England, evidence that the agent of the Additional Obligor under the Accession Memorandum for service of process in England has accepted its appointment; and (i) any Security Documents which, subject to the Agreed Security Principles, are required by the Security Agent to be executed by the proposed Additional Obligor and any notices or documents required to be given or executed under the terms of those security documents on the date of execution of those Security Documents. Such person shall become an Additional Obligor on the later of the date specified in the Accession Memorandum and the date on which the Security Agent is satisfied that it has received (or waived the receipt of) each of the documents in paragraphs (a) to (i) above. The Security Agent shall notify the Company promptly upon being satisfied (acting reasonably). 4.2 Authorisation The Secured Creditors hereby authorise the Security Agent to execute each Accession Memorandum delivered to it in compliance with Clause 4.1 (Accession of Additional Obligors) 8 164457054_19 (without liability in respect thereof) and agree to be bound by the terms of each such Accession Memorandum. 5. RESIGNATION OF AN OBLIGOR (a) The Company may request that an Obligor (other than the Company) ceases to be an Obligor by delivering to the Security Agent a Resignation Letter. (b) The Security Agent must accept a Resignation Letter and notify the Company and the Secured Creditors of its acceptance if: (i) no Event of Default is continuing or would result from the acceptance of the Resignation Letter; and (ii) other than where the Company has certified that it would be compliant as at the next Calculation Date with paragraph 28 (Guarantors) of part 3 (General Covenants) of schedule 2 (Covenants) of the Common Terms Agreement after taking into account the resignation of such Obligor, either: (A) the resignation of the Obligor arises as a result of a Permitted Disposal or a Permitted Transaction or as otherwise permitted under the Common Documents; or (B) the requisite Secured Creditors in accordance with Clause 18 (Extraordinary Voting Matters) have consented to the Company’s request as though this was an Extraordinary Voting Matter, in each case, whereupon that member of the Restricted Group shall cease to be an Obligor and shall have no further rights or obligations under the Finance Documents as an Obligor. (c) For the avoidance of doubt, the Security Agent is authorised and instructed by each Secured Creditor and every other Party to this Deed to execute on behalf of itself and/or (as applicable) each Secured Creditor and every other relevant Party and without the need for any further referral or authority from any person the release of any Security which is no longer required pursuant to the Agreed Security Principles as a consequence of the resignation of an Obligor pursuant to this Clause 5. 6. REPLACEMENT PARENT 6.1 The Parent from time to time (the “Existing Parent”) may notify the Security Agent that it wishes to resign and transfer 100% of the issued share capital of the Company to an Affiliate (other than a member of the Group) which is incorporated in the Kingdom of Belgium (a “Proposed Replacement Parent”) which shall accede to this Deed, the Common Terms Agreement, the Master Definitions Agreement and any other applicable Finance Documents as a Replacement Parent. 6.2 The Proposed Replacement Parent or their duly authorised representative shall deliver to the Security Agent an Accession Memorandum in the form set out in Part 5 (Form of Accession Memorandum (Replacement Parent)) of Schedule 1 (Form of Accession Memoranda). Such Accession Memorandum shall be accompanied by (in each case, (if applicable) in the form approved for the Closing Date as delivered pursuant to the Bank Facilities Agreement, subject 9 164457054_19 to any mandatory changes required by law or changes to reflect market practice at the time of such accession (as agreed between the Company and the Security Agent (acting reasonably))): (a) as applicable and as required by law or its constitutional documents, copies of all resolutions required to be passed by the board of directors (or other relevant corporate or equivalent body) of such entity: (i) approving the terms of, and the transactions contemplated by, the Accession Memorandum and the other Finance Documents to which it is a Party and resolving that it execute, deliver and perform the obligations under the Accession Memorandum and the other Finance Documents to which it is a Party; (ii) authorising a specified person or persons to execute the Accession Memorandum and the other Finance Documents to which it is a Party on its behalf; (iii) authorising a specified person or persons, on its behalf, to sign, deliver and/or despatch all other documents and notices (including, if relevant, any utilisation request or funding instruction notice (howsoever defined)) to be signed, delivered and/or despatched by it under or in connection with the Finance Documents; (iv) authorising the Company to act as its agent in connection with the Finance Documents pursuant to Clause 32 (Agency appointment) of this Deed; and (v) authorising the process agent specified in the Accession Memorandum to act as process agent; (b) if required by law or the constitutional documents of such entity, a copy of the resolution passed at the general shareholders’ meeting (or other relevant equivalent body) or by the board of directors (or other relevant equivalent body) of the sole shareholder or by supervisory board (or other relevant equivalent body) of such entity, member or general partner (as relevant) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a Party and resolving to execute, deliver and perform the Accession Memorandum and the other Finance Documents to which it is a Party; (c) documents satisfying any “know your customer” requirements which the Proposed Replacement Parent is required to deliver in accordance with paragraph 9 (“Know your customer” checks) of part 1 (Information Covenants) of schedule 2 (Covenants) to the Common Terms Agreement; (d) a certificate of the Proposed Replacement Parent (signed by a director or any other authorised signatory) confirming that borrowing or guaranteeing or securing as appropriate, the relevant obligations would not cause any security or similar limit binding on it to be exceeded; (e) a certificate signed by a director or any other authorised signatory of the Additional Obligor certifying that each copy document listed in paragraphs (a) and (b) of this Clause 6.2 is correct, complete and (to the extent executed) in full force and effect as at a date no earlier than the date of the Accession Memorandum; (f) such documents (if any) as are reasonably necessary as a result of the replacement of the Parent to ensure that the Security originally granted by the Existing Parent is

10 164457054_19 maintained by the Proposed Replacement Parent (the “Replacement Parent Security Documents”); (g) the following legal opinions, each addressed to the Security Agent and any Hedge Counterparties: (i) a legal opinion from counsel to the Secured Creditors (or, if elected by the Company and customary in the jurisdiction of incorporation of the Proposed Replacement Parent, counsel to the Proposed Replacement Parent) in respect of the existence, due incorporation, authorisation and capacity of the Proposed Replacement Parent; (ii) a legal opinion from English law counsel to the Secured Creditors in respect of the enforceability of the Accession Memorandum; and (iii) a legal opinion from Belgian law counsel to the Secured Creditors in respect of the enforceability of the Replacement Parent Security Documents, provided that any such opinion shall be deemed to be in form and substance satisfactory to the Security Agent if delivered in substantially the same form as any equivalent opinion delivered under paragraph 3 (Legal Opinions) of Part 1 (Conditions Precedent to the first Utilisation) of Schedule 2 (Conditions Precedent Documents) of the Bank Facilities Agreement or any equivalent opinion previously delivered under Clause 4.1(f) (Accession of Additional Obligors) of this Agreement or this paragraph (g); (h) if the Proposed Replacement Parent is incorporated or formed outside of England, evidence that the agent of the Proposed Replacement Parent under the Accession Memorandum and the other Finance Documents to which it is a Party for service of process in England has accepted its appointment; and (i) a specimen of the signature of each person authorised by the relevant resolution or otherwise authorised to execute the relevant Finance Documents in connection with the accession. 6.3 The Proposed Replacement Parent will become the Replacement Parent and assume the rights and obligations of the Parent under this Deed, the Common Terms Agreement and the Master Definitions Agreement, as if it had been originally Party to this Deed as the Parent upon the Security Agent being satisfied that it has received (or waived the receipt of) each of the documents in paragraphs (a) to (h) of Clause 6.2 above (the “Replacement Parent Effective Date”). The Security Agent shall notify the Company promptly upon being so satisfied (acting reasonably). 6.4 For the avoidance of doubt, the Security Agent is authorised and instructed by each Secured Creditor and every other Party to this Deed to execute on behalf of itself and/or (as applicable) each Secured Creditor and every other relevant Party and without the need for any further referral or authority from any person the release of any Security granted by the Existing Parent in connection with the transfer or disposal of shares in the Company to the Proposed Replacement Parent provided that the Replacement Parent Security Documents are effective or will be effective substantially concurrently with such release. 6.5 On the Replacement Parent Effective Date, the Existing Parent shall cease to be a Party to this Deed, the Common Terms Agreement, the Master Definitions Agreement and any other applicable Finance Document, will be discharged from further obligations towards each of the 11 164457054_19 other parties to such documents and shall have no further rights against any of the other parties to such documents. 7. CONSENT TO THE FINANCE DOCUMENTS Subject to the terms of this Deed and the Security Documents, each Secured Creditor (other than the Security Agent) for all purposes consents to the entering into and performance of the Finance Documents by the parties thereto and the giving by the Subordinated Creditor and the Obligors of the Security Interests and the Subordinated Creditor being Party to the relevant Finance Documents and confirms that such actions will not constitute a Default or any other default under or with respect to any of the Secured Obligations, provided that in the case of any Finance Document to be entered into with any Additional Secured Creditor after the date of this Deed pursuant to Clause 2 (Accession) or any Finance Document to be entered into with any existing Secured Creditor after the date of this Deed pursuant to Clause 3 (Additional Finance Documents), only if the terms and performance of such Finance Document will not breach the terms of any then existing Finance Document. 8. UNDERTAKINGS 8.1 Undertakings of Secured Creditors Each Secured Creditor (other than the Security Agent) agrees that it will not: (a) permit or require the Subordinated Creditor or any Obligor to discharge any of the Secured Obligations owed to it, except to the extent and in the manner permitted under the Common Documents and/or the Finance Documents to the extent the provisions of such Finance Documents are consistent with the relevant provisions of the Common Documents; (b) without prejudice to the generality of paragraph (a) above, accelerate or terminate early, or permit or require the Subordinated Creditor or any Obligor to cancel, pay, prepay, repay, redeem terminate early or voluntarily terminate any of the Secured Obligations owed by the Subordinated Creditor or such Obligor, except: (i) to the extent and in the manner permitted by the Common Documents and as further specified in the Finance Documents to the extent the provisions of such Finance Documents are consistent with the relevant provisions of the Common Documents; (ii) the mandatory prepayment or redemption of an Authorised Credit Facility in the event that it becomes unlawful for an Authorised Credit Facility Provider to perform any of its obligations as contemplated by the relevant Authorised Credit Facility or to fund or maintain any Authorised Credit Facility (including prepayment or redemption provisions relating to compliance with sanctions) or any other mandatory prepayments or redemption provisions not expressly prohibited by the Common Terms Agreement under an Authorised Credit Facility; (iii) any voluntary prepayment or redemption, subject to and in accordance with the terms of the relevant Finance Documents (to the extent that the provisions of such Finance Documents are consistent with the relevant provisions of the Common Documents) and the Common Documents including, without limitation, the exercise of any rights to replace a creditor due to tax, increased costs or market disruption, non-consenting creditor or “yank the bank” provisions or the exercise of any Equity Cure Right; 12 164457054_19 (iv) the premature termination or close-out of a Hedging Transaction, provided that, in respect of a termination or close-out by a Hedge Counterparty, such termination or close-out was a Permitted Hedge Termination and, to the extent such Permitted Hedge Termination is a Credit-Related Close-Out, subject to Clause 22 (Standstill)); (v) in the case of any Revolving Loan on the last day of an Interest Period provided that no Acceleration Notice has been delivered to the Company in accordance with the terms of this Deed or otherwise to the extent that participations in a new Revolving Loan are treated under the relevant Finance Document as having been made available and applied by the relevant borrower in or toward repayment of a Revolving Loan maturing on the same day; and (vi) the utilisation of Authorised Credit Facility Cash Cover, provided that such utilisation is in accordance with the terms of the relevant Authorised Credit Facility; (c) waive, amend or take any action which would have the effect of waiving or amending any provision of a Finance Document (other than a Common Document) to which it is a Party where and to the extent that such waiver, amendment or other action would be a breach of the Common Documents; (d) take, accept or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against financial loss from the Subordinated Creditor or any Obligor in respect of any of the Secured Obligations owed to it except: (i) pursuant to any bank standard terms for maintaining bank accounts; (ii) pursuant to the Security Interests created under the Security Documents and the Guarantee under this Deed; (iii) indemnities and assurances against loss contained in the Ancillary Documents or a Guarantee Facility no greater in extent than any of those referred to in the Security Documents and a Guarantee; (iv) any Authorised Credit Facility Cash Cover permitted under an Authorised Credit Facility relating to any Ancillary Facility or for any Letter of Credit or any Guarantee Facility; (v) the indemnities contained in the ISDA Master Agreement; (vi) pursuant to the Financial Guarantees; or (vii) any Security Interests, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set-off arrangement relating to the Ancillary Facilities for the purposes of netting debit and credit balances arising under the Ancillary Facilities; (e) take, receive or recover from the Subordinated Creditor or any of the Obligors by set-off, any right of combination of accounts, proceedings of any kind or in any other manner whatsoever (save where permitted in paragraphs (a) to (d) above) the whole or any part of the Secured Obligations owed to it, except: (i) pursuant to any bank standard terms for maintaining bank accounts; (ii) in accordance with the provisions of the Common Documents; 13 164457054_19 (iii) in respect of an Ancillary Lender, making a demand for repayment or prepayment of any of the Liabilities owed to it prior to the expiry date of the relevant Ancillary Facility or netting or setting-off in relation to a Multi-account Overdraft in accordance with the terms of the relevant Authorised Credit Facility Agreement to the extent that the netting or set-off represents a reduction from a Designated Gross Amount of that Multi-account Overdraft to or towards its Designated Net Amount (in each case as such terms are defined in the relevant Authorised Credit Facility Agreement); or (iv) in respect of a Hedge Counterparty or Hedging Ancillary Lender, any netting of payments or set-off or close-out netting in accordance with the terms of a Hedging Agreement, provided that where such netting or set-off arises following a termination or close-out of a Hedging Transaction by a Hedge Counterparty, such termination or close-out was a Permitted Hedge Termination and, to the extent such Permitted Hedge Termination is a Credit- Related Close-Out, subject to Clause 22 (Standstill); or (f) take any Enforcement Action in respect of the Security Interests under the Security Documents and any Authorised Credit Facility Cash Cover Document except in accordance with the provisions of the Finance Documents to the extent the provisions of such Finance Documents are consistent with the relevant provisions of the Common Documents. 8.2 Undertakings of the Subordinated Creditor and the Obligors The Subordinated Creditor and each Obligor undertakes that it will not: (a) discharge any of the Secured Obligations owed by it, save: (i) to the extent that such discharge would fall within any exception set out in paragraph (a) or (b) of Clause 8.1 (Undertakings of Secured Creditors); or (ii) (in respect of any such discharge by set-off, any right of combination of accounts, proceedings of any kind or in any other manner whatsoever) where permitted by any of paragraphs (a) to (c) of Clause 8.1 (Undertakings of Secured Creditors) or to the extent such discharge would fall within the exceptions set out in paragraph (e) of Clause 8.1 (Undertakings of Secured Creditors); (b) accelerate, cancel, pay, prepay, repay, redeem, terminate early or voluntarily terminate any of the Secured Obligations owed by it, save to the extent such action would fall within the exceptions set out in paragraph (b) of Clause 8.1 (Undertakings of Secured Creditors); (c) (save as to any Permitted Security, Permitted Guarantee or Permitted Transaction) create or permit to subsist any Security Interest, guarantee, indemnity or other assurance against financial loss in respect of any of the Secured Obligations owed by it, except as pursuant to Financial Guarantees or the Security Interests created under the Security Documents or if permitted by paragraph (d) of Clause 8.1 (Undertakings of Secured Creditors); or (d) initiate or join any person in initiating howsoever an Insolvency Event in relation to the Subordinated Creditor or any other Obligor.

14 164457054_19 8.3 Undertakings of the Subordinated Intragroup Creditors and the Subordinated Creditor Each Subordinated Intragroup Creditor and the Subordinated Creditor undertakes that it will: (a) not exercise any right to take or join any person in taking steps (including exercising any right of set-off) against any Obligor for the purposes of obtaining payment of any amount due whatsoever from such Obligor to such Subordinated Intragroup Creditor or the Subordinated Creditor, provided that nothing shall prevent such Subordinated Intragroup Creditor or the Subordinated Creditor from: (i) taking steps to obtain payment to the extent no Acceleration Notice has been delivered and, in the case of the Subordinated Creditor, the payment is a Permitted Payment and such steps will not cause an Insolvency Event to occur in respect of the relevant Obligor; or (ii) proving for the full amount owed to it by any Obligor in the liquidation of such Obligor; (b) not initiate or join any person in initiating howsoever an Insolvency Event in relation to any Obligor; and (c) not take any steps or proceedings which would result in any of the provisions of Clause 25.5 (Post-Enforcement Priority of Payments) or this Clause 8 not being observed. 8.4 Subordination of Subordinated Intragroup Liabilities and Subordinated Parent Liabilities (a) No member of the Restricted Group may pay, prepay, repay, redeem, or acquire the Subordinated Intragroup Liabilities or Subordinated Parent Liabilities at any time if otherwise prohibited from doing so under the Common Documents. (b) The Company shall ensure that no member of the Restricted Group shall incur or allow to remain outstanding any Financial Indebtedness which is made available to any member of the Restricted Group by any Company Affiliate (not being a member of the Restricted Group) provided that this paragraph (b) does not apply to any Subordinated Parent Liabilities or (subject to Clause 13.4 (Disenfranchisement of Company Affiliates, the Parent and Group members) and any other provisions in any Finance Document limiting the rights of Company Affiliates in respect of such amounts) Qualifying Senior Debt. (c) Neither the Subordinated Creditor nor any Subordinated Intragroup Creditor may take, accept or receive from any member of the Restricted Group the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of the Subordinated Intragroup Liabilities or the Subordinated Parent Liabilities (as applicable). (d) The Company shall ensure that no member of the Restricted Group (not being an Obligor) may become a creditor of an Obligor in respect of Financial Indebtedness in an aggregate amount greater than the greater of EUR 20,000,000 and 1.00% of Total Assets (or its equivalent in any other currency or currencies) unless such member of the Restricted Group accedes to this Deed as a Subordinated Intragroup Creditor by executing and delivering to the Security Agent an Accession Memorandum in the form set out in Part 4 (Form of Accession Memorandum (New Subordinated Intragroup Creditor)) of Schedule 1 (Form of Accession Memoranda). 15 164457054_19 (e) Neither the Subordinated Creditor nor any Subordinated Intragroup Creditor may amend the terms of any agreement under which any Subordinated Intragroup Liabilities or Subordinated Parent Liabilities (as applicable) arise, if and to the extent such amendment would directly or indirectly affect the provisions of the Common Documents with respect to Restricted Payments or the subordination of the Subordinated Intragroup Liabilities or the Subordinated Parent Liabilities (as applicable). 8.5 No Enforcement Action against the Subordinated Creditor or the Obligors (a) Only the Security Agent is entitled to deliver an Acceleration Notice. (b) Save as permitted under Clause 8.1 (Undertakings of Secured Creditors), Clause 22 (Standstill) and Clause 24 (Acceleration), each Secured Creditor (other than the Security Agent acting in its capacity as such) agrees that: (i) only the Security Agent is entitled to: (A) take Enforcement Action against the Subordinated Creditor or any Obligor (whether directly or through a Receiver appointed by it in accordance with this Deed); or (B) take proceedings or exercise any rights, discretions or powers, or grant any consents or releases, in respect of the Security Interests or otherwise have direct recourse to the Security Interests; (ii) neither it nor any person acting on its behalf (other than the Security Agent or a Receiver appointed by the Security Agent) shall have any right to take or initiate any proceedings or steps against the Subordinated Creditor or an Obligor to enforce the Security Interests including, without limitation, by way of attachment, execution or diligence; (iii) no Secured Creditor (other than the Security Agent or a Receiver appointed by the Security Agent) shall have the right to take or join any person in taking steps against any Obligor or the Parent for the purposes of obtaining payment of any amount due whatsoever from such Obligor or the Parent to such Secured Creditor, including the appointment of a Receiver, provided that nothing shall prevent a Secured Creditor from proving for the full amount owed to it by the Subordinated Creditor or any Obligor in the liquidation of the Subordinated Creditor or such Obligor; (iv) neither it nor any Party on its behalf (other than the Security Agent or any Receiver appointed by the Security Agent) shall initiate or join any person in initiating howsoever any Insolvency Event in relation to the Subordinated Creditor or any Obligor; and (v) it shall not take any steps or proceedings which would result in any of the provisions of Clause 25 (Priority of Payments) or this Clause 8 not being observed. 8.6 Treatment of Authorised Credit Facility Cash Cover (a) Nothing in this Deed shall prevent any Issuing Bank, Guarantee Facility Provider or Ancillary Lender taking any Enforcement Action in respect of any Authorised Credit Facility Cash Cover permitted under an Authorised Credit Facility relating to: (i) any 16 164457054_19 Ancillary Facility; (ii) any Letter of Credit issued by an Issuing Bank; or (iii) any guarantee issued pursuant to a Guarantee Facility. (b) To the extent that any Authorised Credit Facility Cash Cover is not held with the relevant Issuing Bank or Ancillary Lender or Guarantee Facility Provider (as applicable), all amounts from time to time received or recovered in connection with the realisation or enforcement of that Authorised Credit Facility Cash Cover shall be paid to the Security Agent and shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority: (i) to the relevant Issuing Bank, Ancillary Lender or Guarantee Facility Provider (as applicable) towards the discharge of the Liabilities for which that Authorised Credit Facility Cash Cover was provided; and (ii) the balance, if any, to be held in accordance with Clause 8.7 (Receipts Held in Trust). (c) To the extent that any Authorised Credit Facility Cash Cover is held with the relevant Issuing Bank, Ancillary Lender or Guarantee Facility Provider, nothing in this Deed shall prevent that relevant Issuing Bank, Ancillary Lender or Guarantee Facility Provider receiving and retaining any amount in respect of that Authorised Credit Facility Cash Cover. 8.7 Receipts Held in Trust (a) Subject to Clause 8.6 (Treatment of Authorised Credit Facility Cash Cover), each Secured Creditor (other than the Security Agent), each Subordinated Intragroup Creditor and/or the Subordinated Creditor hereby agrees and each Obligor hereby acknowledges that if such Secured Creditor, Subordinated Intragroup Creditor and/or the Subordinated Creditor receives any amount by payment, set-off or by any other manner, in cash or in kind of, or on account of, any of the Secured Obligations or Subordinated Intragroup Liabilities or Subordinated Parent Liabilities (as applicable) owed to it not permitted by the terms of this Deed, such receiving Secured Creditor, Subordinated Intragroup Creditor and/or the Subordinated Creditor will: (i) during an Enforcement Period, hold such amounts on trust for (or, in the case of non-recognition of trusts in the relevant jurisdiction, as agent on behalf of) the Security Agent and, within five Business Days of receipt of such amounts, pay any and all such amounts to the Security Agent (or as the Security Agent may direct) for application in accordance with the applicable provisions of Clause 25 (Priority of Payments); or (ii) prior to an Enforcement Period, hold such amounts on trust for (or, in the case of non-recognition of trusts in the relevant jurisdiction, as agent on behalf of) the Company, and within five Business Days of receipt of such amounts, pay any and all such amounts to the Company for application by the Company in accordance with the provisions of the Common Terms Agreement, provided that the Bond Trustee shall not be responsible or liable for recovering any monies paid to any Bondholders in accordance with the Bond Trust Deed. (b) If, for any reason, any of the trusts expressed to be created in this Clause 8.7 should fail or be unenforceable, the affected Secured Creditor and/or Subordinated Intragroup Creditor and/or Subordinated Creditor will promptly pay or distribute an amount equal 17 164457054_19 to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Deed. 8.8 Security Interests In the event any Secured Creditor (other than the Security Agent) or the Subordinated Creditor or any Obligor breaches the terms of paragraph (d) of Clause 8.1 (Undertakings of Secured Creditors) or paragraph (c) of Clause 8.2 (Undertakings of the Subordinated Creditor and the Obligors) respectively, the Security Interest, guarantee or indemnity so granted or given shall be deemed to have been granted or given in favour of the Security Agent pursuant to the applicable Security Document or for the benefit of the Secured Creditors. 8.9 Preservation of Liabilities Except where expressly provided in this Deed, nothing contained in this Deed is intended to or shall impair, as between the Subordinated Creditor, any Obligor and any Secured Creditor, the obligations of the Subordinated Creditor or any Obligor under the Finance Documents to which such Secured Creditor is a Party, including the obligation of the Subordinated Creditor and of each Obligor to pay the Secured Creditors all of the Secured Obligations owing by it. The Subordinated Creditor and each Obligor expressly acknowledges that no failure or delay by a Secured Creditor in exercising any of its rights in relation to a Default, an Event of Default or other default as a result of the provisions of this Deed shall operate as a waiver or variation of its rights with respect thereto. 8.10 Preservation of Security The benefit of the Transaction Security and of the Security Documents shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of part or all of the obligations expressed to be secured by the Transaction Security. 8.11 Notification of Enforcement Action Each Secured Creditor (other than the Security Agent) agrees that it shall notify the Security Agent in writing as soon as practicable thereafter if it takes any Enforcement Action. 8.12 Additional Representations of the Parent (a) The representations set out in paragraphs (b) (Status) to paragraph (h) (Shares) (inclusive) below are made by the Parent on the Date of this Deed, on the Closing Date, on the date upon which any new Authorised Credit Facility Agreement is entered into and on each Replacement Parent Effective Date. The representations set out in paragraphs (b) (Status) to paragraph (g) (Legal and Beneficial Ownership) are deemed to be repeated by the Parent on: (i) the date of any utilisation request or funding instruction notice (or similar) under and as defined in the relevant Authorised Credit Facility; (ii) the first day of any borrowing under an Authorised Credit Facility; and (iii) the first day of each Interest Period. (b) Status (i) It is a limited liability corporation, corporation, limited liability company, limited partnership or partnership with limited liability duly incorporated, organised or, in the case of a partnership, established and, in each case, validly

18 164457054_19 existing under the law of its jurisdiction of incorporation, formation or organisation. (ii) It has the power to own its assets and carry on its business as it is being conducted. (c) Binding obligations Subject to the Legal Reservations and, in relation to the Transaction Security, completion of any Perfection Requirements: (i) the obligations expressed to be assumed by it in each Finance Document to which it is a Party are legal, valid, binding and enforceable obligations; and (ii) (without limiting the generality of paragraph (i) above), the Security Documents to which it is Party create the Security Interests which they purport to create and those Security Interests are valid and effective. (d) Non-conflict with other obligations Subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a Party and the granting of the Security Interests under the Security Documents do not and will not conflict with: (i) its constitutional documents; (ii) any law or regulation applicable to it; or (iii) any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument, where such conflict, default or termination would have or would reasonably be expected to have a Material Adverse Effect. (e) Power and authority (i) It has the power to execute, enter into, perform and deliver, and has taken all necessary actions to authorise its execution, entry into, performance and delivery of, the Finance Documents to which it is or will be a Party and the transactions contemplated by those Finance Documents. (ii) No limit on its powers will be exceeded as a result of the grant of security or giving of indemnities contemplated by the Finance Documents to which it is a Party. (f) Validity and admissibility in evidence (i) All Authorisations required: (A) to enable it lawfully to execute, deliver, enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a Party; and (B) to make the Finance Documents to which it is a Party admissible in evidence in its Relevant Jurisdictions, 19 164457054_19 have been (or will at the required date be) obtained or effected and, subject to the Perfection Requirements (which will be complied within the applicable time limits set out in the Finance Documents) and Legal Reservations, are in full force and effect, in each case, if failure to obtain or effect those Authorisations would have, or would reasonably be expected to have, a Material Adverse Effect. (ii) All authorisations required for the conduct of the Parent’s business have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations would have, or would reasonably be expected to have, a Material Adverse Effect. (g) Legal and beneficial ownership Subject to the occurrence of the Closing Date, it is the sole legal and beneficial owner of the respective assets over which it purports to grant the Security Interests under the Security Documents. (h) Shares (i) The shares of the Company that are subject to the Security Interests granted under the relevant Security Documents are fully paid (to the extent applicable to such shares under applicable law) and not subject to any option to purchase or similar rights (except those arising by operation of law), assuming that the Closing Date has occurred. (ii) At the time when the relevant Security Interest granted under the relevant Security Documents takes effect, the articles of association, certificate of incorporation, formation or organisation of the Company do not restrict or inhibit any transfer of those shares on creation or enforcement of such Security Interest (except those arising by operation of law). (iii) Except as disclosed to the Security Agent and to the knowledge and belief of the Parent, in each case, at the time when the relevant Security Interest granted in or over the equity interests in the Company under the Security Documents takes effect, there are no agreements in force that provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of the Company (including any option or right of pre- emption or conversion, other than any pre-emption right in favour of the person granting the relevant Security Interest under the constitutional documents of the Company). 8.13 Additional Undertakings of the Parent (a) The undertakings in this paragraph (a) are for the benefit of the Secured Creditors and shall remain in force from the date of this Deed for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. (i) Authorisations The Parent shall as soon as reasonably practicable obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Security Agent upon request) any Authorisation required under any law or regulation of a Relevant Jurisdiction to: 20 164457054_19 (A) enable it to perform its obligations under the Finance Documents to which it is a Party; and (B) ensure, subject to the Legal Reservations and Perfection Requirements, the legality, validity, enforceability or admissibility in evidence of any Finance Document to which it is a Party, in each case, where failure to do so has, or would reasonably be expected to have, a Material Adverse Effect. (ii) Debt Incurrence The Parent shall not incur or otherwise permit to remain outstanding any Financial Indebtedness other than pursuant to any Permitted Holding Company Activity. (iii) Further Assurance (A) Subject to the Agreed Security Principles, the Parent shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or any of its nominees): (I) to perfect the Security Interest created or intended to be created under or evidenced by the relevant Security Documents (which may include the execution of a mortgage, charge, assignment or other Security Interest over all or any of the assets which are, or are intended to be, the subject of the relevant Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Secured Creditors provided by or pursuant to the Finance Documents or by law; (II) to confer on the Security Agent or confer on the Secured Creditors a Security Interest over any property and assets of the Parent located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents; and/or (III) (after any such Security Interest has become enforceable in accordance with the terms of the relevant Security Documents) to facilitate the realisation of the assets which are, or are intended to be, the subject of the relevant Security Documents. (B) Subject to the Agreed Security Principles, the Parent shall take all such action as is reasonably available to it (including making all filings, recordings and registrations) as may be necessary for the purpose of the creation, perfection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent or the Secured Creditors by or pursuant to the Security Documents. (C) Subject to the Agreed Security Principles, the Parent shall promptly upon request by the Bank Facilities Agent or the Security Agent in accordance with the Agreed Security Principles and only where required pursuant to local law execute any necessary amendments to or 21 164457054_19 confirmations of the Security Documents and other Finance Documents (including this Deed) as may be required in order to ensure that: (I) any increase in commitments made available on the terms contemplated in clause 2.2 (Increase) of the Bank Facilities Agreement rank pari passu with the other Bank Facilities; and (II) any Accordion Facility Commitments (as defined in the Bank Facilities Agreement) are made available on the terms contemplated in clause 7 (Establishment of Accordion Facilities) of the Bank Facilities Agreement and that any Accordion Facility Loans (as defined in the Bank Facilities Agreement) rank pari passu with the other Facilities (as defined in the Bank Facilities Agreement) in terms of certain payments as further described in clause 8 (Repayment) of the Bank Facilities Agreement. (b) From the Closing Date, for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, the Parent shall not trade, carry on any business, own any assets or incur any liabilities except for or pursuant to any Permitted Holding Company Activity. 8.14 Representations of the Subordinated Intragroup Creditors Each Subordinated Intragroup Creditor represents to the Secured Creditors on the date of this Deed, on the Closing Date and, in the case of any additional Subordinated Intragroup Creditor on the date on which it accedes to this Agreement, the Master Definitions Agreement and the Common Terms Agreement as a Subordinated Intragroup Creditor that: (a) it is a limited liability corporation, corporation, limited liability company, limited partnership or partnership with limited liability duly incorporated, organised or, in the case of a partnership, established and, in each case, validly existing under the law of its jurisdiction of incorporation, formation or organisation; (b) the obligations expressed to be assumed by it in this Agreement are, subject to any Legal Reservations, legal, valid, binding and enforceable obligations; and (c) subject to the Legal Reservations, the entry into and performance by it of this Agreement does not and will not conflict with: (i) any law or regulation applicable to it; (ii) its constitutional documents; or (iii) any agreement or instrument binding on it or any of its assets or constitute a default or termination event (however described) under any agreement or instrument, where such conflict, default or termination would have or would reasonably be expected to have a Material Adverse Effect.

22 164457054_19 9. GUARANTEE AND INDEMNITY 9.1 Guarantee and Indemnity Subject to Clause 9.10 (Guarantee Limitations), or as otherwise provided in a Finance Document, each Guarantor which is or becomes a Party hereto in such capacity irrevocably and unconditionally jointly and severally: (a) guarantees to each Secured Creditor punctual performance by each other Obligor (other than itself) of all that Obligor’s obligations under the Finance Documents; (b) undertakes with each Secured Creditor that whenever another Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Secured Creditor that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Creditor promptly and in any event within ten Business Days following a demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 9 if the amount claimed had been recoverable on the basis of a guarantee. Notwithstanding anything to the contrary contained in this Agreement or any Hedging Agreement, the obligations being guaranteed by any Guarantor (by express guarantee, grant of security, or otherwise) shall not include any Excluded Swap Obligations. 9.2 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 9.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Creditor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, reconstruction or otherwise, without limitation, then the liability of each Guarantor under this Clause 9.3 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 9.4 Waiver of Defences (a) The obligations of each Guarantor under this Clause 9 will not be affected by an act, omission, matter or thing which, but for this Clause 9, would reduce, release or prejudice any of its obligations under this Clause 9 (without limitation and whether or not known to it or any Secured Creditor) including: (i) any time, waiver or consent granted to, composition or compromise with, any Obligor, the Parent or other person; 23 164457054_19 (ii) the release of any other Obligor or any other person under the terms of any composition, compromise or arrangement with any creditor of any member of the Restricted Group or the Parent; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (v) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (vii) any insolvency, resolution, moratorium or similar proceedings. 9.5 Guarantor Intent Without prejudice to the generality of Clause 9.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 9.6 Immediate Recourse Each Guarantor waives any right it may have of first requiring any Secured Creditor (or any trustee or agent on its behalf or any agent acting for its benefit) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 9. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 9.7 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Creditor (or any trustee or agent on its behalf or any agent acting for its benefit) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether 24 164457054_19 against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 9. 9.8 Deferral of Guarantors’ Rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 9: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Creditors under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Creditor; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 9.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Secured Creditor. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Creditors by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for (or, in the case of non-recognition of trusts in the relevant jurisdiction as agent on behalf of) the Secured Creditors and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct. 9.9 Additional Security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Creditor. 9.10 Guarantee Limitations (a) Financial assistance (i) This guarantee does not apply to any liability to the extent that it would result in the guarantee constituting unlawful financial assistance under any laws applicable to a Guarantor. (ii) No Belgian Guarantor shall be liable for the obligations of any other Obligor under the Finance Documents, to the extent that such liability would result in such guarantee constituting unlawful financial assistance within the meaning of Articles 5:152, 6:115 or 7:227 (as applicable) of the Belgian Code of Companies and Associations (or any equivalent and applicable provisions in 25 164457054_19 any relevant jurisdiction having a similar effect, as interpreted by the Belgian courts). (b) United States: Notwithstanding any other term or provision of this Clause 9 or any other term in this Agreement or any Finance Document: (i) the maximum liability of each U.S. Guarantor hereunder and under the other Finance Documents (“Maximum Liability”) shall in no event exceed an amount equal to the greatest amount that would not render such U.S. Guarantor’s obligations hereunder and under the other Finance Documents to be held or determined to be set aside, avoided, annulled, void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors under any action or proceeding involving state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganisation, fraudulent transfer law or other law affecting the rights of creditors generally (including, by rendering such U.S. Guarantor insolvent, leaving such U.S. Guarantor with unreasonably small capital or assets or leaving such U.S. Guarantor unable to pay its debts as they become due, in each case, within the meaning of the United States Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraud Conveyance Act or any other fraudulent transfer law (the “Applicable Laws”), as applicable), in each case subject to applicable law and after giving effect to: (A) all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Applicable Laws or any other applicable United States state fraudulent transfer or conveyance law (specifically excluding, however, any liabilities of such U.S. Guarantor in respect of intercompany indebtedness to any borrower (under any Finance Document) to the extent such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Guarantor hereunder) but before taking into account any liabilities under any other guarantee by such U.S. Guarantor; and (B) the value as assets of such U.S. Guarantor (as determined under the applicable provisions of such fraudulent transfer law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such U.S. Guarantor pursuant to applicable law or any other agreement providing for an equitable allocation among such U.S. Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties; (ii) the amount of any U.S. Guarantor’s liability shall, without any further action by such U.S. Guarantor or any other person, be automatically limited and reduced to such U.S. Guarantor’s Maximum Liability; (iii) each party agrees that, in the event any payment or distribution is made on any date by a U.S. Guarantor under this Clause 9 (Guarantee and Indemnity), each such U.S. Guarantor shall be entitled to be indemnified by each other Obligor, to the greatest extent permitted under applicable law and subject to the other limitations in this Agreement, in an amount equal to such payment or distribution, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Obligor and the denominator shall be the aggregate net worth of all of the Obligors; and

26 164457054_19 (iv) the guarantee described in this Clause 9 with respect to each U.S. Guarantor is a guarantee of payment and not of collection. (c) Belgium: Notwithstanding anything set out to the contrary in this Agreement or any other Finance Document, the total liability of any Belgian Guarantor for the obligations of any other Obligor, which is not a direct or indirect Subsidiary of that Belgian Guarantor, under the Finance Documents will at all times be limited to the highest of: (i) the highest level of On-Lending (as defined below) to such Belgian Guarantor and its Subsidiaries between the Signing Date and the date on which a demand is made on such Belgian Guarantor under this Clause 9; (ii) eighty-five per cent. (85%) of the Net Assets (as defined below) of such Belgian Guarantor calculated on the basis of the latest available audited annual accounts at the Signing Date or, if different, the date it becomes a party to this Agreement; and (iii) eighty-five per cent. (85%) of the Net Assets (as defined below) of such Belgian Guarantor calculated on the basis of the latest audited annual accounts available at the date on which a demand is made on it under this Clause 9. For the purposes of this paragraph (c): “Net Assets” (netto-actief/actif net) means the net assets of such Belgian Guarantor as determined in accordance with article 5:142, 6:115 or 7:212 (as applicable) of the Belgian Code of Companies and Associations and accounting principles generally accepted in Belgium without for this purpose deducting from its total assets any Financial Indebtedness owed by such Belgian Guarantor to another member of the Group and, in the event of a dispute on the amount thereof, a certificate of such amount from the statutory auditor of the Belgian Guarantor (or, if no statutory auditor is appointed or the statutory auditor refuses to issue such certificate, from an accountant appointed upon the Facility Agent’s request by the “Instituut van de Bedrijfsrevisoren/Institut des Réviseurs d’Entreprises”) shall be conclusive, save in the case of manifest error. “On-Lending” means the aggregate amount of all loans drawn by any Obligor under the Facilities and made available, directly or indirectly, to the relevant Belgian Guarantor or any of such Belgian Guarantor’s Subsidiaries (in each case, irrespective of whether retained or on-lent by such Belgian Guarantor or the Subsidiary in question), it being understood that the amount of each such loan drawn will only be counted once when calculating the aggregate amount. Except to the extent already taken into account for the calculation of Net Assets and without double counting, in case of a payment by a Belgian Guarantor under this Clause 9 and any proceeds received by the Secured Parties in connection with any Transaction Security granted by it, the amount so paid will be deducted from the maximum liability of that Belgian Guarantor under the Finance Documents. (d) Luxembourg: The maximum liability of any Luxembourg Guarantor under the guarantee provided under this Clause 9 for the obligations of any Obligor, which is not a direct or indirect Subsidiary of such Luxembourg Guarantor, shall at no time exceed, in aggregate, the Maximum Amount. For the purposes of this paragraph (d): 27 164457054_19 “Maximum Amount” means, in respect of any Luxembourg Guarantor, the sum of an amount equal to the aggregate (without duplication) of: (i) all moneys received by that Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor as borrower under or pursuant to the Finance Documents; (ii) the aggregate amount of the outstanding intercompany loans made to the Luxembourg Guarantor or direct or indirect Subsidiaries of that Luxembourg Guarantor by other members of the Group which have been funded by a borrowing under the Finance Documents; and (iii) an amount equal to the greater of: (A) 95% of the sum of (1) the Luxembourg Guarantor’s own funds capitaux propres (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg act dated 19 December 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”); and (2) the Luxembourg Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Finance Party under any of the Finance Documents (the “Subordinated Debt”), in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the Signing Date; and (B) 95% of the sum of (1) the Own Funds, and (2) the Subordinated Debt, in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date on which the guarantee under this Clause 9 is called. Where, for the purpose of the above determinations, (a) no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) or (b) the relevant annual accounts do not adequately reflect the status of the Subordinated Debt or Own Funds as envisaged above or (c) the Luxembourg Guarantor has taken corporate or contractual actions having resulted in the increase of its Own Funds or its Subordinated Debt since the close of its last financial year, the Facility Agent (acting in good faith) shall make the determination of the relevant Own Funds and Subordinated Debt amounts based on such available elements and facts as deemed relevant by it at such time. The above limitation shall not apply to any Security Document, or any recoveries derived from the enforcement of a Finance Party’s rights under or in respect of any Security. 9.11 Keepwell (a) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed 28 164457054_19 from time to time by each other Obligor to honor all of its obligations under the guarantee provided pursuant to this Clause 9 (Guarantee and Indemnity) in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 9.11 (Keepwell) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 9.11 (Keepwell), or otherwise under the guarantee provided pursuant to this Clause 9 (Guarantee and Indemnity), voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, or otherwise, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Clause 9.11 (Keepwell) shall remain in full force and effect until the obligations under the Finance Documents are discharged in full. Each Qualified ECP Guarantor intends that this Clause 9.11 (Keepwell) constitutes, and this Clause 9.11 (Keepwell) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. (b) As used in this Clause 9.11 and the Common Documents: “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of Security to secure, such Swap Obligation (or any guarantee thereof) (A) relates to a swap between a Guarantor and a Hedge Counterparty and such Hedge Counterparty notifies the Security Agent in writing that it elects not to hold the benefit of such guarantee or such Security with respect to such swap, or (B) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an "eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such Security becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or Security is or becomes illegal. “Non-Qualified ECP Guarantor” means any Guarantor that is not a Qualified ECP Guarantor. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. 9.12 Additional Guarantee Limitations The guarantee of any Additional Obligor incorporated in a jurisdiction other than the Kingdom of Belgium, Luxembourg or the United States (or any state thereof, including the District of Columbia) shall be subject to any limitations relating to that Additional Obligor on the amount guaranteed or to the extent of the recourse of the beneficiaries of the guarantee which is set out in the Accession Memorandum applicable to such Additional Obligor and agreed between 29 164457054_19 counsel to the Company and counsel to the Security Agent (acting reasonably and in accordance with the Agreed Security Principles). 10. THE SECURITY 10.1 The Original Security (a) The parties hereto acknowledge and agree that the Security Interests initially to be held by, or to the order of, the Security Agent upon the trusts or agency or for itself or under Clause 11.2 (Parallel Debt) (as applicable) contained in this Deed will comprise the benefit of the encumbrances, pledges, rights, guarantees, obligations and other security granted in favour of the Security Agent for itself and (as applicable) each of the other Secured Creditors under the Security Documents given to the Security Agent for the benefit of the Secured Creditors and all notices of assignment or charge given pursuant to any of the Security Documents and all acknowledgements given in respect of such notices, provided that, for the avoidance of doubt, it is expressly acknowledged and agreed that any Hedging Liability that constitutes an Excluded Swap Obligation shall not be secured by the assets of any Non-Qualified ECP Guarantor. (b) Each Obligor that is a party to a Hedging Agreement hereby notifies each Hedge Counterparty that: (i) such Obligor has created Security over its receivables under its respective Hedging Agreements under the Belgian law governed Transaction Security relating to the Hedging Agreements in favour of the Security Agent; and (ii) such Obligor will remain liable to perform its obligations under the relevant Hedging Agreements and the Security Agent is under no obligation of any kind whatsoever under any Hedging Agreement nor under any liability whatsoever in the event of any failure by such Obligor to perform its obligations under the relevant Hedging Agreement. (c) Each Hedge Counterparty acknowledges: (i) the notice given by each Obligor pursuant to paragraph (b) above; (ii) that it has not received notice of any prior security over, or the interest of any third party in, any Hedging Agreement to which it is a Party; and (iii) that, without prejudice to any contractual netting provisions contained in any Hedging Agreement to which it is a Party, it has not claimed or exercised, and waives all future rights to claim or exercise, any rights of set-off, lien, counterclaim or other similar right now or in the future relating to amounts owed to it by such Obligor (and the proceeds thereof) under the Hedging Agreement. 10.2 Additional Security (a) The Security Agent may from time to time accept as Security Interests for the Secured Obligations the benefit of any additional encumbrances, rights, obligations or other security as may from time to time be offered to it as Security Interests for the Secured Obligations. (b) Subject to the Agreed Security Principles, any Security Documents which the Subordinated Creditor or an Obligor or any other member of the Restricted Group is required to enter into under the terms of the Common Documents after the Closing Date

30 164457054_19 will, where relevant, include representations as to the assets which are the subject of such Security Documents in the form set out in paragraph 19 (Security Interests), paragraph 20 (Financial Indebtedness), paragraph 21 (Ranking of Security Interests), paragraph 22 (Good Title to Assets), paragraph 23 (Legal and Beneficial Ownership) and paragraph 24 (Shares) of schedule 1 (Representations) to the Common Terms Agreement. 10.3 Release of Security (a) Except in the circumstances specified in Clause 5 (Resignation of an Obligor), Clause 6.4 (Replacement Parent), Clause 10.5 (Release of Security Interests on Discharge of Secured Obligations) and Clause 10.6 (Release of Security Interests for Permitted Transactions and Permitted Disposals), the Security Agent will at the cost of the Obligors only release the benefit of any encumbrance, right, obligation or other security held by it as a Security Interest for all or any of the Secured Obligations upon the passing of an Extraordinary ICA Resolution in accordance with Clause 18 (Extraordinary Voting Matters) below (subject to any Entrenched Rights). (b) The Security Agent is entitled to (and it is the intention that it will) rely on any representation, warranty and approval given by the Secured Creditors in any instruction delivered to it or agreement made with it pursuant to this Clause 10.3 without further enquiry. When releasing the benefit of any encumbrance, right, obligation or other security and/or, as the case may be, reassigning any property pursuant to this Clause 10.3, the Security Agent is not required to consider whether any rights of or obligations owed to any Secured Creditor will be or are likely to be prejudiced by such release or, as the case may be, reassignment. In any such case, the Security Agent will not incur any liability to any person for so relying or for so not considering. (c) If the Security Agent (acting reasonably) considers that any amount paid or credited to it under any Finance Document is capable of being avoided or otherwise set aside on the insolvency of the Subordinated Creditor or an Obligor, that amount shall not be considered to have been paid for the purposes of determining whether all the Secured Obligations have been irrevocably paid. 10.4 Discharge of Secured Obligations (a) If the Subordinated Creditor and/or any Obligor (as applicable) ceases to be under any actual or contingent liability to any Secured Creditor (other than the Security Agent) in respect of any Secured Obligations, and such Secured Creditor is not under any commitment, obligation or liability (actual or contingent) to make advances or provide any other financial accommodation to the Subordinated Creditor and/or any Obligor (as applicable) under any of the Finance Documents, such Secured Creditor (through its Secured Creditor Representative, if applicable) must give written notice to the Security Agent that such Secured Obligations have been discharged in full as soon as reasonably practicable following the occurrence of such discharge. Such Secured Creditor will automatically cease to be a Secured Creditor under this Deed in respect of the relevant Secured Obligations due to it and will, if no Secured Obligations remain outstanding to it, be deemed to have seceded as a Party from the Common Documents. This paragraph (a) shall not apply in respect of any Hedging Agreement. (b) If there are no outstanding Hedging Transactions under a Hedging Agreement or amounts or deliveries outstanding under such Hedging Agreement, the Obligor party to that Hedging Agreement may, upon 5 Business Days prior written notice to the Hedge Counterparty party to such Hedging Agreement (with a copy to the Security Agent), terminate and cancel such Hedging Agreement. Upon such termination, such Hedge 31 164457054_19 Counterparty shall automatically cease to be a Secured Creditor under this Deed and be deemed to have seceded as a Party from the Common Documents. 10.5 Release of Security Interests on Discharge of Secured Obligations (a) Upon all of the Secured Obligations being discharged in full and none of the relevant Secured Creditors being under any further actual or contingent obligation to make advances or to provide other financial accommodation under any of the Finance Documents, the Security Agent will, at the request and cost of the Obligors, having received confirmation from each relevant Secured Creditor (through its Secured Creditor Representative, if applicable) pursuant to Clause 10.4 (Discharge of Secured Obligations) above that such Secured Obligations have been discharged in full and that none of the relevant Secured Creditors, if any such obligation applied in respect of such Secured Creditor, are under any further actual or contingent obligation to make advances or provide any other financial accommodation under any of the Finance Documents (upon which the Security Agent will rely without investigation and without liability to any person for so doing), release and cancel the Security Interests constituted by the Security Documents and (as applicable) procure the reassignment to the Subordinated Creditor and each Obligor of the property and assets assigned by it to, or pledged to the benefit of, the Security Agent pursuant to the Security Documents as soon as is reasonably practicable. (b) The Security Agent is authorised by each Secured Creditor and every other Party to this Deed automatically upon the resignation of a Guarantor in accordance with Clause 5 (Resignation of an Obligor), and at the cost of the relevant Guarantor, to execute on behalf of itself, each Secured Creditor and every other relevant Party and without the need for any further referral or authority from any person all releases of any Security Interests and Guarantees granted by such Guarantor. 10.6 Release of Security Interests and Guarantees for Permitted Transactions and Permitted Disposals The Security Agent is authorised and instructed by each Secured Creditor and every other Party to this Deed, automatically upon the occurrence of a Permitted Disposal, Permitted Transaction or other event that is permitted or not prohibited under the Common Documents, and at the cost of the relevant Obligor, to execute on behalf of itself and/or (as applicable) each Secured Creditor and every other relevant Party and without the need for any further referral or authority from any person all necessary releases of any Security Interests and Guarantees in relation to such Permitted Transaction, Permitted Disposal or other event permitted under the Common Documents by such Obligor or the Parent, provided that an authorised signatory of such Obligor (or the Company on its behalf) certifies in writing to the Security Agent that the relevant conditions (if any) to such Permitted Transaction, Permitted Disposal or other event permitted or not prohibited under the Common Documents have been met (upon which the Security Agent will rely without investigation and without liability to any person for so doing). 10.7 Information Without prejudice to Clause 13.2 (Notification of Outstanding Principal Amount of Qualifying Senior Debt), each Secured Creditor (acting through its Secured Creditor Representative, where appointed) and the Obligors must certify to the Security Agent, on request, accurate and up-to-date information as to the Secured Obligations owing (actually or contingently) to such Secured Creditor so as to enable the Security Agent to perform its functions under this Deed, such certificate to be in a form reasonably required by the Security Agent. The Security Agent will be entitled to rely on any certificate received in connection with this Clause 10.7 or otherwise under this Deed (including any certificate delivered pursuant to Clause 13.2 (Notification of Outstanding Principal Amount of Qualifying Senior Debt)) without incurring 32 164457054_19 any liability to any person for so relying and will have no duty to enquire as to the accuracy or validity of any such certificate. Each Obligor consents to the Secured Creditor Representatives supplying such information to the Security Agent on behalf of the relevant Secured Creditors and, in the case of a Qualifying Secured Creditor, to the Secured Creditor Representatives supplying such information to the Security Agent on behalf of the relevant Qualifying Secured Creditor. 11. TRUST FOR SECURED CREDITORS 11.1 Security Trust for the Secured Creditors (a) Each Secured Creditor appoints the Security Agent to act as trustee or as security agent (including but not limited to as vertegenwoordiger/représentant within the meaning of Article 5 of the Belgian Financial Collateral Law and Article 3 of the Belgian MAS Law) under this Deed (whichever is applicable) and the other Finance Documents. The Security Agent may exercise such rights, powers and discretions as are specifically given to the Security Agent under this Deed and the other Security Documents and Finance Documents and pursuant to general law. (b) The Security Agent declares, and each other Party to this Deed agrees and acknowledges that: (i) unless expressly provided to the contrary in any Finance Document, the Security Agent shall hold the Security Interests and each Guarantee on trust for (or in the case of non-recognition of trust in the relevant jurisdiction, as its agent) each of the Secured Creditors according to their respective interests for the payment and discharge of the Secured Obligations; and (ii) the Security Agent shall, save as expressly provided herein, exercise its rights under the Finance Documents in accordance with the directions provided to it pursuant to the terms of this Deed. (c) In respect of any jurisdiction in which effective Security Interests cannot be granted in favour of the Security Agent as trustee or agent for the Secured Creditors, the Security Interests are created in favour of: (i) all the Secured Creditors in respect of their Secured Obligations; or (ii) the Security Agent acting in its own name under a parallel debt structure, as set out in Clause 11.2 (Parallel Debt), for the benefit of all Secured Creditors and which ranks in the order of priority set out herein, in each case and for the avoidance of doubt, such Security Interests will not be held on trust or as agent by the Security Agent in accordance with paragraphs (a) and (b) above. 11.2 Parallel Debt (a) In this Clause 11.2: “Security Agent Claim” has the meaning given to it in paragraph (c) below; and “Secured Creditor Claim” means any amount which an Obligor or the Subordinated Creditor owes to a Secured Creditor under or in connection with the Finance Documents. 33 164457054_19 (b) As relevant, any Security Interest created pursuant to a Security Document is granted to the Security Agent in its individual capacity as an independent creditor of the Security Agent Claim created pursuant to this Clause 11.2. (c) Subject to Clause 9.10 (Guarantee Limitations), each Obligor or the Subordinated Creditor must pay the Security Agent, as an independent and separate creditor, in its own right and not as a trustee, agent or representative of the other Secured Creditors, an amount equal to its Secured Creditor Claim on its due date when that amount falls due for payment under the relevant Finance Documents (each a “Security Agent Claim”). (d) Each Security Agent Claim is created on the understanding that the Security Agent must: (i) share the proceeds of each Security Agent Claim with itself and the other Secured Creditors; and (ii) pay those proceeds to the Secured Creditors, in accordance with Clause 25.5 (Post-Enforcement Priority of Payments) subject to limitations (if any) expressly provided for in any Security Document. (e) The Security Agent may, subject to it being indemnified and/or secured and/or prefunded to its satisfaction as provided in Clause 23.4 (Indemnity Required), demand and receive payment and enforce performance of any Security Agent Claim in its own name as an independent and separate right. This includes any payment demand, suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding. Each Obligor shall have all objections and defences against a Security Agent Claim as such Obligor has against a Secured Creditor Claim. (f) Each Secured Creditor must, at the request of the Security Agent, perform any reasonable act required in connection with the enforcement of any Security Agent Claim. This includes joining in any proceedings as co-claimant with the Security Agent. (g) Unless the Security Agent fails to enforce a Security Agent Claim within a reasonable time after its due date, a Secured Creditor may not take any action to enforce the corresponding Secured Creditor Claim unless it is requested to do so by the Security Agent. (h) Each Obligor and the Subordinated Creditor irrevocably and unconditionally waives any right it may have to require a Secured Creditor to join in any proceedings as co- claimant with the Security Agent in respect of any Security Agent Claim. (i) The Security Agent Claims do not limit or affect the existence of the Secured Creditor Claims for which the Secured Creditors have an independent right to demand payment. (j) Discharge by an Obligor or the Subordinated Creditor of a Secured Creditor Claim will discharge the corresponding Security Agent Claim in the same amount. (k) Discharge by an Obligor or the Subordinated Creditor of a Security Agent Claim will discharge the corresponding Secured Creditor Claim in the same amount. (l) The aggregate amount of the Security Agent Claims will never exceed the aggregate amount of Secured Creditor Claims and vice versa.

34 164457054_19 (m) A defect affecting a Security Agent Claim against an Obligor or the Subordinated Creditor will not affect any Secured Creditor Claim. (n) A defect affecting a Secured Creditor Claim against an Obligor or the Subordinated Creditor will not affect any Security Agent Claim. (o) If the Security Agent returns to any Obligor or the Subordinated Creditor whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Secured Creditor, that Secured Creditor must repay an amount equal to that recovery to the Security Agent provided that the Security Agent shall have no obligation to make any such return payment until it has received the repayment of the full amount due from the relevant Secured Creditor. 11.3 Direction of Security Agent The Parties agree that where any Secured Creditor Representative on behalf of its Secured Creditor(s) directs the Security Agent in response to, or in connection with, an ICA Proposal, an Entrenched Right or a Direction Notice, such Secured Creditor or, on behalf of such Secured Creditor, its Secured Creditor Representative will have no fiduciary duty to any other Secured Creditor. 12. APPOINTMENT OF REPRESENTATIVES 12.1 Appointment of Secured Creditor Representatives (a) Each of the Secured Creditors (other than any Secured Creditors of any series of Wrapped PP Notes) appoints its Secured Creditor Representative named in this Deed or in any Accession Memorandum or in any notice delivered pursuant to Clause 3 (Additional Finance Documents) (which, for the avoidance of doubt, in each case may be itself) to act as its representative in the exercise of all rights of the Secured Creditors represented by such Secured Creditor Representative under the Common Documents and, where applicable, the Finance Documents. (b) Subject to paragraph (c) below, each of the Secured Creditors of each series of Wrapped PP Notes appoints the Financial Guarantor named in the relevant Accession Memorandum to act as its representative in the exercise of all rights of such Secured Creditors represented by such Financial Guarantor under the Common Documents and, where applicable, the Finance Documents. (c) At any time following the occurrence of an FG Event of Default which is continuing in respect of any Financial Guarantor, the Secured Creditors of the relevant series of Wrapped PP Notes guaranteed by such Financial Guarantor shall be deemed to be not represented by a Secured Creditor Representative and each such Secured Creditor shall at such time act as Secured Creditor Representative on its own behalf. 12.2 Notices to be Given to Secured Creditor Representatives Any notice to be given to a Secured Creditor or delivered by a Secured Creditor hereunder will be given to or delivered by the relevant Secured Creditor Representative on behalf of the relevant Secured Creditor(s) and each Secured Creditor Representative will cast all votes on behalf of the Secured Creditor or Secured Creditors represented by it, subject to and in accordance with the provisions of this Deed. 35 164457054_19 12.3 Secured Creditor Representatives (a) The following persons shall act as Secured Creditor Representative for the persons set out below to exercise as the agent of the appointer or, in the case of the Bond Trustee or any successor Bond Trustee, trustee of the holders of the Bonds, all of their rights under the Common Documents in accordance with the Bond Trust Deed: (i) in respect of the Bank Facilities Lenders, the Bank Facilities Agent; (ii) in respect of any Bonds, the relevant Bond Trustee and any successor Bond Trustee in respect of itself and the holders of such Bonds in accordance with the relevant Bond Trust Deed; (iii) in respect of any Wrapped PP Notes, the Financial Guarantor named in the relevant Accession Memorandum and any successor in accordance with the relevant Reimbursement and Indemnity Deed in respect of such Wrapped PP Notes; (iv) in respect of any other PP Noteholder, each PP Noteholder, on its own behalf; (v) in respect of each other Authorised Credit Facility (except as otherwise provided in this Clause 12.3), the Facility Agent or other Secured Creditor Representative named in the relevant Accession Memorandum or in any notice delivered pursuant to Clause 3 (Additional Finance Documents) in respect of such Authorised Credit Facility; (vi) in respect of each Hedge Counterparty, that Hedge Counterparty on its own behalf; and (vii) in respect of the Security Agent, the Security Agent on its own behalf. (b) As at the date of this Deed, the Secured Creditor Representatives and their address and contact details are listed in Schedule 7 (Secured Creditor Representatives). The identity of the Secured Creditor Representatives and their contact and address details may be amended and details of any new Secured Creditor Representatives acceding to this Deed by way of an Accession Memorandum may be added by giving at least five Business Days’ written notice to the Security Agent of any changes or additions, giving details of their role, address and contact information. The Security Agent shall be entitled to rely on the details of the Secured Creditor Representatives and their contact and address details as set out in Schedule 7 (Secured Creditor Representatives) unless and until it has received prior written notice of any such changes or additions, as referred to above. Any Secured Creditor Representative named in an Accession Memorandum shall separately notify the Security Agent of its role, address and contact details. 12.4 Further Authorised Credit Facility Provider Any Authorised Credit Facility Provider which accedes to this Deed pursuant to Clause 2.1 (Accession of Additional Secured Creditor) after the Closing Date shall appoint the Secured Creditor Representative named in its Accession Memorandum as its agent to exercise all the rights of such Authorised Credit Facility Provider under this Deed and the Common Terms Agreement. 36 164457054_19 12.5 Restrictions on the Actions of the Secured Creditors The Secured Creditors in respect of an Authorised Credit Facility shall only exercise their rights (including, for the avoidance of doubt, Entrenched Rights but excluding the Reserved Matters) through their appointed Secured Creditor Representative in accordance with the terms of the relevant Finance Document. 13. QUALIFYING SENIOR DEBT 13.1 Qualifying Senior Debt Only the Qualifying Secured Creditors may vote (through their Secured Creditor Representatives, where appointed) in respect of the Qualifying Senior Debt owed to or deemed to be owed to them other than in respect of an Entrenched Right where the relevant Secured Creditors, in each case through their Secured Creditor Representative where appointed or deemed to be appointed, are entitled to vote pursuant to Clause 19 (Entrenched Rights) below if they are Affected Secured Creditors. 13.2 Notification of Outstanding Principal Amount of Qualifying Senior Debt (a) Each Qualifying Secured Creditor (acting through its Secured Creditor Representative, where appointed) must certify to the Security Agent within five Business Days of the date on which either: (i) the Qualifying Secured Creditors have been notified of an ICA Proposal or a Direction Notice; or (ii) the Security Agent requests such certification, the Outstanding Principal Amount of any debt which constitutes Qualifying Senior Debt held by such Qualifying Secured Creditor. (b) If any Qualifying Secured Creditor fails to provide such certification (through its Secured Creditor Representative, where appointed) within the time required pursuant to paragraph (a) above, then the Security Agent will notify the Company of such failure and the Company must (to the extent it is aware of such amount having made enquiry) promptly inform the Security Agent of the Outstanding Principal Amount of Qualifying Senior Debt of such Qualifying Secured Creditor and such notification shall be binding on the relevant Qualifying Secured Creditors except in the case of manifest error. (c) The Security Agent shall be entitled to rely upon any certificate or information provided under paragraph (a) or (b) above and shall not be bound to call for any further evidence or be liable for acting thereon. 13.3 Participating Qualifying Secured Creditors The votes of Participating Qualifying Secured Creditors will be cast by the applicable Participating Qualifying Secured Creditors (through their Secured Creditor Representatives, where appointed, on their behalf): (a) in accordance with Clause 14 (Tranching of Qualifying Senior Debt and Determination of Voting Qualifying Debt); and (b) subject, in the case of any Authorised Credit Facility Provider other than on a bilateral basis, to any minimum quorum and voting majorities specified in the relevant 37 164457054_19 Authorised Credit Facility and otherwise as provided in such Authorised Credit Facility. 13.4 Disenfranchisement of Company Affiliates, the Parent and Group Members (a) For so long as a Company Affiliate, the Parent or a member of the Group either: (i) beneficially owns any Qualifying Senior Debt; or (ii) has entered into a sub-participation agreement relating to any Qualifying Senior Debt or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining whether: (A) any relevant percentage of Qualifying Senior Debt; or (B) the agreement or instruction of any Qualifying Secured Creditor, any specified group of Qualifying Secured Creditors or any Secured Creditor Representative on behalf of any particular Qualifying Secured Creditors, has been obtained for the purposes of any ICA Proposal in relation to an Ordinary Voting Matter, Extraordinary Voting Matter, Direction Notice, proposal giving rise to an Entrenched Right in respect of which such Company Affiliate, the Parent or the Group member would otherwise be an Affected Secured Creditor or any instruction required in accordance with paragraph (d)(ii) of Clause 23.5 (Distressed Disposals) or to carry any other vote or approve any action, in each case, under this Deed: (I) the Qualifying Senior Debt held or owned by the Company Affiliate, the Parent or the Group member shall be deemed to be zero and that Company Affiliate, the Parent or the Group member (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a “Counterparty”)) shall be deemed not to be a Qualifying Secured Creditor other than to the extent that a Counterparty is a Qualifying Secured Creditor (as the case may be) by virtue otherwise than by beneficially owning the relevant Qualifying Senior Debt; (II) the Bonds or the PP Notes held by such Company Affiliate, the Parent or the Group member shall be deemed not to be outstanding and the Company Affiliate, the Parent or the Group member or the person holding the Bonds or the PP Notes on behalf of or for the benefit of the Company Affiliate, the Parent or the Group member shall be deemed not to be a Bondholder in respect of that Bond or a PP Debt Provider in respect of those PP Notes; and (III) each of the Security Agent, the Secured Creditor Representatives and the Bond Trustee shall be entitled to assume, unless it has actual notice to the contrary, that no Qualifying Senior Debt is held by or for the benefit of any Company Affiliate, the Parent or a Group member,

38 164457054_19 provided that, in each case, such ICA Proposal in relation to an Ordinary Voting Matter, Extraordinary Voting Matter, Direction Notice, proposal giving rise to an Entrenched Right in respect of which such Company Affiliate, the Parent or the Group member would otherwise be an Affected Secured Creditor or any instruction required in accordance with paragraph (d)(ii) of Clause 23.5 (Distressed Disposals) or to carry any other vote or approve any action: (x) does not result or is not intended to result in any Commitment of that Company Affiliate, the Parent or the Group member under a particular Authorised Credit Facility being treated in any manner which is inconsistent with the treatment proposed to be applied to any other Commitment under such Authorised Credit Facility; or (y) is not materially detrimental (in comparison to the other Finance Parties) to the rights and/or interests of that Company Affiliate, the Parent or the Group member solely in its capacity as a Finance Party (and, for the avoidance of doubt, excluding its interests as a holder of equity in the Company (whether directly or indirectly)), and each Company Affiliate, the Parent or the Group member (as applicable) upon becoming a Party expressly acknowledges that the operation of this paragraph (a) shall not (of itself) be so detrimental to it in comparison to the other Finance Parties. (b) Paragraph (a) above is expressly without prejudice to any provision in an Authorised Credit Facility Agreement pursuant to which any Company Affiliate, the Parent or a Group member is disenfranchised with respect to any Qualifying Senior Debt it acquires under such Authorised Credit Facility. (c) Each Company Affiliate, the Parent or Group member that holds Qualifying Senior Debt agrees that: (i) in relation to any meeting or conference call to which all the Qualifying Secured Creditors are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security Agent or, unless the Security Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and (ii) it shall not, unless the Security Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Agent or one or more of the Qualifying Secured Creditors. 13.5 Disenfranchisement of Restricted Finance Party (a) For so long as a person is a Restricted Finance Party and provided that such Restricted Finance Party has delivered an Exclusion Notice, in ascertaining whether: (i) any relevant percentage of Qualifying Senior Debt; or (ii) the agreement or instruction of any Qualifying Secured Creditor, any specified group of Qualifying Secured Creditors or any Secured Creditor Representative on behalf of any particular Qualifying Secured Creditors, has been obtained for the purposes of any Ordinary Voting Matter, Extraordinary Voting Matter, Direction Notice, proposal giving rise to an Entrenched Right in respect 39 164457054_19 of the Sanctions Provisions, or to carry any other vote or approve any action, in each case, under this Deed and in respect of the Sanctions Provisions: (A) the Qualifying Senior Debt held or owned by such Restricted Finance Party shall be deemed to be zero (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a “Counterparty”) shall be deemed not to be a Qualifying Secured Creditor other than to the extent that a Counterparty is a Qualifying Secured Creditor (as the case may be) by virtue otherwise than by beneficially owning the relevant Qualifying Senior Debt); (B) the Bonds or the PP Notes held by such Restricted Finance Party shall be deemed not to be outstanding and the Restricted Finance Party or the person holding the Bonds or the PP Notes on behalf of or for the benefit of the Restricted Finance Party shall be deemed not to be a Bondholder in respect of that Bond or a PP Noteholder in respect of those PP Notes; and (C) each of the Security Agent, the Secured Creditor Representatives and the Bond Trustee shall be entitled to assume, unless it has actual notice to the contrary, that no Qualifying Senior Debt is held by or for the benefit of any Restricted Finance Party. (b) Absent the delivery of an Exclusion Notice by a Restricted Finance Party, the Security Agent is not permitted to exclude that Restricted Finance Party for the purpose of determining whether the consent of the relevant threshold of Qualifying Secured Creditors has been obtained or whether the determination or direction by the relevant threshold of Qualifying Secured Creditors has been made. (c) Any Restricted Finance Party which has not delivered an Exclusion Notice must exercise its vote in connection with any amendment, waiver, determination or direction relating to any part of the Sanctions Provisions in accordance with the applicable Blocking Laws. 14. TRANCHING OF QUALIFYING SENIOR DEBT AND DETERMINATION OF VOTING QUALIFYING DEBT 14.1 Voting of Bonds by Bondholders The votes of the Bondholders of each Tranche of Unwrapped Bonds or each Tranche of Wrapped Bonds after an FG Event of Default has occurred and is continuing in respect of that Tranche of Wrapped Bonds (each a “Relevant Tranche”) in respect of any ICA Proposal or Direction Notice (other than a vote or approval which relates to an Entrenched Right in relation to which the Bondholders are an Affected Secured Creditor, as to which Clause 19 (Entrenched Rights) will apply) will be cast by the Bondholders of such Relevant Tranche (through the relevant Bond Trustee on their behalf) subject to and as required by this Deed and the relevant Bond Trust Deed, in respect of a Relevant Tranche and such ICA Proposal or Direction Notice (as applicable) as follows: (a) subject to paragraph (c) below, in an amount equal to the aggregate of the Outstanding Principal Amount of each Bond which is voted in favour of such ICA Proposal or Direction Notice (as applicable), both in respect of Quorum Requirements and the requisite majority; (b) subject to paragraph (c) below, in an amount equal to the aggregate of the Outstanding Principal Amount of each Bond which is voted against such ICA Proposal or Direction 40 164457054_19 Notice (as applicable), both in respect of Quorum Requirements and the requisite majority; (c) if any of paragraph (i) or (ii) below applies to any Relevant Tranche, paragraphs (a) and (b) above shall not apply to that Relevant Tranche: (i) if, in respect of a Relevant Tranche: (A) holders of 25 per cent. or more of the Outstanding Principal Amount of such Relevant Tranche cast a vote in relation to such ICA Proposal or Direction Notice (as applicable) on or before the end of the relevant Decision Period; and (B) holders of 75 per cent. or more of the Outstanding Principal Amount of the Bonds of such Relevant Tranche which so voted, voted the same way, then the entire Outstanding Principal Amount of such Relevant Tranche will count as having voted in such way both in respect of Quorum Requirements and the requisite majority; and (ii) in the event that paragraph (i)(A) above does apply but paragraph (i)(B) above does not apply, then the entire Outstanding Principal Amount of such Relevant Tranche will count for the purposes of Quorum Requirements but not the requisite majority, for which they will count on a euro-for-euro basis either for or against the ICA Proposal or Direction Notice (as applicable) according to their vote in accordance with paragraphs (a) and (b) above. The votes of the Bondholders of each Tranche of Wrapped Bonds (if no FG Event of Default has occurred and is continuing in respect of that Tranche of Wrapped Bonds) in respect of any ICA Proposal or Direction Notice will be cast by the Financial Guarantor of such Tranche of Wrapped Bonds (through the Bond Trustee on its behalf) subject to and as required by this Deed and the Bond Trust Deed. 14.2 Voting in respect of Hedging Transactions by Hedge Counterparties Voting in respect of any Hedging Transaction will be made by each Hedge Counterparty in respect of: (a) in relation to any Hedging Transaction that has, as of the date of the vote, been terminated or closed out in accordance with the terms of the Finance Documents, the amount (if any) (if not in the Base Currency, the Equivalent Amount) being the Early Termination Amount payable and outstanding to the relevant Hedge Counterparty as of such date (as calculated in accordance with the terms of the relevant Hedging Agreement and notified in writing to the Security Agent); (b) if the Hedge Counterparty is, as at the date of the vote, otherwise entitled to terminate or close out a Hedging Transaction under the relevant Hedging Agreement in accordance with the terms of the Finance Documents or would but for the operation of Clause 22 (Standstill) be entitled to do so, or in respect of any vote as to whether to terminate a Standstill Period in accordance with paragraph (a)(ii) of Clause 22.3 (Termination of Standstill) or in respect of the taking of Enforcement Action, the amount (if any) (if not in the Base Currency, the Equivalent Amount), (as calculated by the Hedge Counterparty and notified in writing by the Hedge Counterparty to the Security Agent and the Company (representing the mark to market value (including any Unpaid Amount) of any Hedging Transactions arising under such Hedging Agreement) 41 164457054_19 of the amount (if any) which would be payable to it under that Hedging Agreement in respect of that Hedging Transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the ISDA Master Agreement) for which the relevant Obligor is the Defaulting Party (as defined in the ISDA Master Agreement) and only such mark to market value will be counted towards the calculation) which would be payable to the relevant Hedge Counterparty. In respect of each Hedge Counterparty, a single vote by reference to the aggregate of the mark to market value (including any Unpaid Amount) of all such Hedging Transactions of such Hedge Counterparty, which would be payable to the relevant Hedge Counterparty, will be counted for or against the applicable ICA Proposal or Direction Notice; or (c) where the circumstances in paragraph (a) or (b) above do not apply, zero. 14.3 Voting of Authorised Credit Facilities (other than the Hedging Agreements and the Bonds) (a) Subject to paragraph (c) below, if the minimum quorum and voting majorities of any Authorised Credit Facility (other than the Hedging Agreements and the Bonds) specified in such Authorised Credit Facility are met in respect of a vote in favour of or against (as the case may be) an ICA Proposal (as such votes shall be confirmed in writing to the Security Agent by the relevant Facility Agent or Secured Creditor Representative (as applicable)), the entire Outstanding Principal Amount of such Authorised Credit Facility shall be aggregated by the Security Agent with the votes cast for or against (as applicable) by the other Qualifying Secured Creditors both in respect of the Quorum Requirements and the requisite majority. (b) Subject to paragraph (c) below, if in respect of any Authorised Credit Facility (other than the Hedging Agreements and the Bonds) provided other than on a bilateral basis, the minimum quorum and voting majorities specified in the relevant Authorised Credit Facility are not met, votes in respect of the relevant Authorised Credit Facility will be divided between votes cast in favour and votes cast against, on a euro-for-euro basis in respect of the Qualifying Senior Debt then owed to Participating Qualifying Secured Creditors that vote on a proposed resolution within the Decision Period as shall be confirmed in writing to the Security Agent by the relevant Facility Agent or Secured Creditor Representative (as applicable). Votes cast in favour and votes cast against will then be aggregated by the Security Agent with the votes cast for and against by the other Qualifying Secured Creditors. (c) The votes of the holders of the Wrapped PP Notes (if no FG Event of Default has occurred and is continuing in respect of those Wrapped PP Notes) in respect of any ICA Proposal or Direction Notice (other than in respect of a vote or approval which relates to an Entrenched Right in relation to which the holders of such Wrapped PP Notes are an Affected Secured Creditor, as to which Clause 19 will apply) will be cast by the Financial Guarantor of such Wrapped PP Notes and shall be for or, as the case may be, against, the applicable ICA Proposal or Direction Notice for the entire outstanding Principal Amount of such Wrapped PP Notes. For the avoidance of doubt, paragraphs (a) and (b) above shall apply in relation to voting by the holders of the Wrapped PP Notes if an FG Event of Default has occurred and is continuing in respect of those Wrapped PP Notes. 14.4 Aggregation of Votes In order to determine whether the requisite majority for any ICA Proposal, Direction Notice or other matter has been satisfied, the Security Agent will aggregate all votes for and against the relevant ICA Proposal, Direction Notice or other matter on the basis specified in this Clause 14 as notified in writing to the Security Agent by the relevant Secured Creditor Representative or

42 164457054_19 the Qualifying Secured Creditors (if no Secured Creditor Representative for such Secured Creditors is appointed) upon which notice the Security Agent shall be entitled to rely absolutely without enquiry and with no liability to any person for so doing. 15. ICA PROPOSALS 15.1 Instigation of an ICA Proposal The Company shall be entitled to request the Security Agent to concur in making any modification, giving any consent or granting any waiver or release under or in respect of any Common Document. Any such request shall constitute an “ICA Proposal”. 15.2 Minimum Requirements of an ICA Proposal An ICA Proposal shall: (a) be by way of notice in writing to the Security Agent signed by an authorised signatory or any director (as the case may be) on behalf of the Company and dated; (b) certify whether such ICA Proposal: (i) is in respect of: (A) a Discretion Matter; (B) an Ordinary Voting Matter; or (C) an Extraordinary Voting Matter; and/or (ii) gives rise to an Entrenched Right, and if paragraph (b)(i)(A) above applies to such ICA Proposal, such ICA Proposal shall be accompanied by a certificate signed by an authorised signatory or any director of the Company, setting out the basis on which the Company believes the Security Agent would be entitled to concur in making the proposed modification, giving the proposed consent or granting the proposed waiver and shall attach all such evidence in support of such belief that the Company considers to be reasonably necessary and if paragraph (b)(ii) applies to such ICA Proposal, such ICA Proposal shall contain information as to the Secured Creditors who are affected as construed in accordance with Clause 19.2 (Meaning of Affected) by such Entrenched Right; (c) (if paragraph (b)(i)(B), (b)(i)(C) above or paragraph (b)(ii) above applies to such ICA Proposal) specify that the determination of the Company on the voting category and as to whether the relevant ICA Proposal gives rise to an Entrenched Right affecting a Secured Creditor shall be binding on each recipient of such ICA Proposal, unless the Security Agent is instructed by Qualifying Secured Creditors (acting through their Secured Creditor Representatives, where applicable) representing at least 20 per cent. of the Qualifying Senior Debt to deliver a Determination Dissenting Notice or by a Secured Creditor (acting through its Secured Creditor Representative, where appointed) to deliver an Entrenched Right Dissenting Notice within 10 Business Days of receipt of such ICA Proposal from the Company in accordance with paragraphs (b) and (c) of Clause 15.4 (Determination of Voting Category); (d) propose the form of resolution(s), if applicable, to be put to the applicable Secured Creditors (acting through their Secured Creditor Representatives, where appointed); 43 164457054_19 (e) specify the period of time within which the approval of the Security Agent is sought (the “Decision Period”) which, subject to the provisions of Clause 15.6 (Commencement of Decision Period), shall be: (i) not less than 10 Business Days from the date of delivery of the ICA Proposal for any Discretion Matter; (ii) not less than 15 Business Days from the date of the commencement of the Decision Period determined in accordance with Clause 15.6 (Commencement of Decision Period) for any Ordinary Voting Matter provided that the Decision Period for any Ordinary Voting Matter may be extended for a further period in accordance with Clause 17.2 (Quorum Requirement for an Ordinary Voting Matter) if the Quorum Requirement for the relevant Ordinary Voting Matter has not been met within the initial Decision Period; (iii) not less than 15 Business Days from the date of the commencement of the Decision Period in accordance with Clause 15.6 (Commencement of Decision Period) for any Extraordinary Voting Matter provided that the Decision Period for any Extraordinary Voting Matter may be extended for a further period in accordance with Clause 18.2 (Quorum Requirement for an Extraordinary Voting Matter) if the Quorum Requirement for the relevant Extraordinary Voting Matter has not been met within the initial Decision Period; and (iv) not less than 15 Business Days from the date of the commencement of the Decision Period determined in accordance with Clause 15.6 (Commencement of Decision Period) for any Entrenched Right; and (f) provide such supporting information as in the Company’s reasonable opinion is necessary for the recipient of such ICA Proposal to make an informed assessment of the matters addressed in the ICA Proposal or, as applicable, to make an informed assessment as to whether the ICA Proposal gives rise to or affects any Entrenched Right affecting a Secured Creditor. 15.3 Copies to Secured Creditor Representatives (a) The Security Agent shall promptly following receipt by it of an ICA Proposal, deliver a copy of the ICA Proposal to the Secured Creditors (or the Secured Creditor Representatives of each relevant Secured Creditor (where appointed)). (b) The Company may also post the information described in paragraph (a) above to a secured website and provide each Secured Creditor Representative and each Secured Creditor with access to such secured website. 15.4 Determination of Voting Category (a) The determination of the voting category made by the Company in an ICA Proposal pursuant to paragraph (b)(i)(A) of Clause 15.2 (Minimum Requirements of an ICA Proposal) above shall be binding on the Secured Creditors subject to paragraph (b) of Clause 16.1 (General Discretion to Modify, Consent or Waive in respect of Discretion Matters). (b) The determination of the voting category made by the Company in an ICA Proposal pursuant to paragraphs (b)(i)(B) and (b)(i)(C) of Clause 15.2 (Minimum Requirements of an ICA Proposal) shall be binding on the Secured Creditors unless the Security Agent, on the instruction of Qualifying Secured Creditors (acting through their 44 164457054_19 respective Secured Creditor Representatives, if any) representing at least 20 per cent. of the Outstanding Principal Amount of the Qualifying Senior Debt (the “Determination Dissenting Creditors”) and subject to the Determination Dissenting Creditors (acting as aforesaid) providing supporting evidence or substantiation for their disagreement with the determination of voting category, informs the Company in writing within 10 Business Days of receipt of the relevant ICA Proposal from the Company that the Determination Dissenting Creditors disagree with the determination of voting category made in such ICA Proposal (the “Determination Dissenting Notice”). The Determination Dissenting Notice should also specify the voting category of the relevant ICA Proposal which Determination Dissenting Creditors propose should apply for the relevant ICA Proposal and contain the supporting evidence or substantiation of the matters set out in the Determination Dissenting Notice required to be provided by the Determination Dissenting Creditors. (c) The determination made by the Company as to whether an ICA Proposal gives rise to an Entrenched Right affecting a Secured Creditor shall be binding on the Secured Creditors unless the Security Agent, on the instruction of a Secured Creditor (acting through its Secured Creditor Representative, if any) (each, an “Entrenched Right Dissenting Creditor”) and subject to each such Entrenched Right Dissenting Creditor (acting as aforesaid) providing supporting evidence or substantiation for its disagreement with the determination of such Entrenched Right, informs the Company in writing within 10 Business Days of receipt of the relevant ICA Proposal from the Company that an Entrenched Right Dissenting Creditor disagrees with the determination of whether such ICA Proposal gives rise to an Entrenched Right affecting such Secured Creditor (the “Entrenched Right Dissenting Notice”). The Entrenched Right Dissenting Notice should also specify the Secured Creditor affected by the Entrenched Right (if any) and contain the supporting evidence or substantiation of the matters set out in the Entrenched Right Dissenting Notice required to be provided by the Entrenched Right Dissenting Creditors. (d) The Determination Dissenting Creditors or the Entrenched Right Dissenting Creditors (together the “Dissenting Creditors”), as the case may be, and the Company shall agree the voting category or whether the ICA Proposal gives rise to an Entrenched Right affecting a Secured Creditor within five Business Days from receipt by the Company of the Determination Dissenting Notice or the Entrenched Right Dissenting Notice, as applicable. If the Determination Dissenting Creditors or the Entrenched Right Dissenting Creditors and the Company are not able to agree on the voting category of the relevant ICA Proposal or whether such ICA Proposal gives rise to an Entrenched Right affecting the relevant Secured Creditor(s) within five Business Days of the receipt by the Company of the Determination Dissenting Notice or the Entrenched Right Dissenting Notice, as applicable, they must instruct an expert(s) (at the cost of the Obligors) agreed upon by the Determination Dissenting Creditors or the Entrenched Right Dissenting Creditors, as the case may be, and the Company or, if no agreement can be reached, then an expert chosen by the President for the time being of the Law Society of England and Wales (the “Appropriate Expert”). The Appropriate Expert (acting jointly, if comprising more than one individual) having regard to all the circumstances and facts that he/she considers relevant must determine the relevant voting category in respect of the relevant ICA Proposal or whether such ICA Proposal gives rise to an Entrenched Right affecting the relevant Secured Creditor(s). The decision of the Appropriate Expert will be final and binding on each of the parties hereto. (e) In the event that an ICA Proposal relates to a matter that is also designated as requiring the consent of each Secured Creditor under an Authorised Credit Facility in order for the vote to be passed, then the ICA Proposal shall only be passed if the requisite quorum 45 164457054_19 and voting threshold are met under both the terms of this Deed and the relevant Authorised Credit Facility. 15.5 Deemed Agreement If the Security Agent is not instructed to serve a Determination Dissenting Notice or Entrenched Right Dissenting Notice within 10 Business Days of receipt of the relevant ICA Proposal by the persons specified in Clause 15.7 (ICA Voting Request), the Security Agent and the Qualifying Secured Creditors or, as the case may be, Secured Creditors shall be deemed to have consented to the voting category and the Decision Period proposed in the relevant ICA Proposal. 15.6 Commencement of Decision Period Unless the Qualifying Secured Creditors or, as the case may be, Secured Creditors are deemed to have agreed to the voting category proposed in the ICA Proposal or, as applicable, as to whether the ICA Proposal gives rise to any Entrenched Right affecting a Secured Creditor pursuant to Clause 15.5 (Deemed Agreement) (in which case the Decision Period shall commence from the expiry of 10 Business Days of receipt of the relevant ICA Proposal by the Security Agent), the Decision Period for approval of the resolution(s) set out in the ICA Proposal shall commence from: (a) the date on which the Dissenting Creditors and the Company reach agreement on the applicable voting category; or (b) if the agreement or determination is such that the existing ICA Proposal is incorrect, the date of receipt by the persons specified in Clause 15.7 (ICA Voting Request) of an appropriately amended ICA Proposal from the Security Agent as amended by or on behalf of the Company with the agreement of the Dissenting Creditors. 15.7 ICA Voting Request The Security Agent shall (provided that it has received from the Company any updated details of the relevant Secured Creditor Representatives of each Secured Creditor), following receipt of such ICA Proposal, promptly but no later than five Business Days thereafter send a request (such request, an “ICA Voting Request”) in respect of any Ordinary Voting Matter, Extraordinary Voting Matter or Entrenched Right to each Secured Creditor (through its Secured Creditor Representative, where applicable), which shall: (a) if any Qualifying Senior Debt is denominated in a currency other than the Base Currency, set out the relevant Exchange Rate; (b) if the ICA Proposal does not give rise to an Entrenched Right, request the following from each Qualifying Secured Creditor (delivered by its Secured Creditor Representatives on behalf of such Qualifying Secured Creditor, where applicable) in respect of the related ICA Proposal: (i) a vote on the ICA Proposal from such Qualifying Secured Creditor (through its Secured Creditor Representative(s), where applicable) no later than the Business Day immediately preceding the last day of the Decision Period for or against implementation of that ICA Proposal; and (ii) a certificate from such Qualifying Secured Creditor (through its Secured Creditor Representative(s), where applicable) that it is entitled under the terms of this Deed to vote on the ICA Proposal and stating, whether or not it votes, the Outstanding Principal Amount of its Qualifying Senior Debt in accordance with Clause 13.2 (Notification of Outstanding Principal Amount of Qualifying

46 164457054_19 Senior Debt) (in the case of the Qualifying Senior Debt denominated in a currency other than the Base Currency, expressed in the Base Currency on the basis of the Exchange Rate set out in the ICA Voting Request); (c) if the ICA Proposal gives rise to an Entrenched Right, request each relevant Affected Secured Creditor (as construed in accordance with Clause 19.2 (Meaning of Affected)) (through its Secured Creditor Representative(s), where applicable) in respect of an ICA Proposal to confirm on or before the Business Day immediately preceding the last day of the Decision Period whether or not it consents to the relevant ICA Proposal that gives rise to the Entrenched Right; and (d) notify each recipient of the ICA Voting Request that the determination of the Company on the voting category and as to whether the relevant ICA Proposal gives rise to an Entrenched Right affecting a Secured Creditor shall be binding on them unless the Security Agent is instructed by Qualifying Secured Creditors (acting through their Secured Creditor Representatives, where applicable) representing at least 20 per cent. of the Qualifying Senior Debt to deliver a Determination Dissenting Notice or by a Secured Creditor (acting through its Secured Creditor Representative) to deliver an Entrenched Right Dissenting Notice within 10 Business Days of receipt of such ICA Proposal from the Company in accordance with paragraphs (b) and (c) of Clause 15.4 (Determination of Voting Category). 16. MODIFICATIONS, CONSENTS AND WAIVERS 16.1 General Discretion to Modify, Consent or Waive in respect of Discretion Matters (a) The Security Agent may (subject to Clause 16.3 (Limitations on General Discretion)), as requested by the Company by way of an ICA Proposal designated by the Company as being in respect of a Discretion Matter, in its sole discretion concur with the Company and any other relevant Party in making any modification to, giving any consent under, or granting any waiver in respect of any breach or proposed breach of any Common Document to which the Security Agent is a Party or over which it has the benefit of the Security Interests under the Security Documents if: (i) in its opinion, it is required to correct a manifest error or it is of a formal, minor, administrative or technical nature; or (ii) such modification, consent or waiver is not, in the opinion of the Security Agent (acting reasonably), materially prejudicial to the interests of the Qualifying Secured Creditors (where materially prejudicial means that such modification, consent or waiver could have a material adverse effect on the ability of the Obligors to repay the Secured Obligations). (b) The Security Agent shall be under no obligation to exercise its discretion in respect of any ICA Proposal designated by the Company as a Discretion Matter and if it chooses not to do so, such ICA Proposal shall be deemed not to be in respect of a Discretion Matter for the purposes of paragraph (b) of Clause 15.2 (Minimum Requirements of an ICA Proposal) and the Company may then issue an ICA Proposal referring to another voting category in accordance with Clause 15.2 (Minimum Requirements of an ICA Proposal). 16.2 General Discretion to Modify, Consent or Waive in respect of Certain Matters Notwithstanding Clause 16.3 (Limitations on General Discretion), but subject to Extraordinary Voting Matters, Reserved Matters and Entrenched Rights, the Security Agent may, without the sanction of any Secured Creditor (and without this being the subject of an ICA Proposal), 47 164457054_19 concur with any Obligor to make any modification to any Common Document upon a credit rating having been obtained from an Approved Rating Agency (the date on which the same occurs being the “Rating Date”) to comply with any criteria of any such Approved Rating Agency which may be published after the Rating Date which modification the relevant Obligor certifies to the Security Agent is required to avoid a downgrade, withdrawal or suspension of the then current ratings assigned by an Approved Rating Agency to the Secured Debt upon which certification by the Security Agent shall be entitled to rely without enquiry and without incurring any liability to any person for doing so, provided that, in respect of any modification contemplated by this Clause 16.2, such modification is not, in the opinion of the Security Agent, prejudicial to the interests of any of the Secured Creditors, subject to: (a) the Security Agent not being obliged to make any modification to the extent that doing so would, in its opinion, have the effect of exposing it to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or increasing its liabilities, obligations or duties, or decreasing its rights or protections; and (b) any amendment which relates to a Hedging Agreement not being made without the consent of the relevant Hedge Counterparty. 16.3 Limitations on General Discretion No Obligor nor, pursuant to Clause 16.1 (General Discretion to Modify, Consent or Waive in respect of Discretion Matters), the Security Agent shall make or concur in making any modification to, give any consent under, or grant any waiver in respect of any breach or proposed breach of any Common Document to which it is a Party or over which the Security Agent has the benefit of the Security Interests if such modification, consent or waiver: (a) is an Ordinary Voting Matter, unless Clause 17 (Ordinary Voting Matters) has been complied with; (b) is an Extraordinary Voting Matter, unless and until the provisions of Clause 18 (Extraordinary Voting Matters) have been complied with; (c) is an Entrenched Right, unless and until the consent of each Affected Secured Creditor has been obtained or deemed to be obtained in accordance with Clause 19 (Entrenched Rights); or (d) is subject to an ongoing disagreement with regard to the determination of the voting category or the application of Entrenched Rights pursuant to Clause 15.4 (Determination of Voting Category). 16.4 Notification to Secured Creditors In respect of modifications agreed, consents given or waivers granted (or in each case refused to be agreed, given or granted) by the Security Agent pursuant to this Clause 16, the Company shall notify each Secured Creditor (through its Secured Creditor Representative, where appointed) and the Rating Agencies (if any) then rating the Secured Debt, in writing as soon as reasonably practicable of such modification, consent or waiver or refusal to agree, give or grant such modification, consent or waiver. 16.5 Implementation of Modifications, Consents, Waivers and Releases As soon as reasonably practicable, and in any event not later than 10 Business Days after the giving of its consent or its agreement to waive or modify any event, matter or thing in accordance with this Clause 16, the Security Agent and any other applicable Secured Creditors 48 164457054_19 shall, at the cost of the Obligors, execute and deliver any deeds, documents or notices as may be required to be executed and/or delivered and which are provided to the Security Agent and such other applicable Secured Creditors in order to give effect to the relevant matter or thing which the Security Agent has consented to or agreed to waive or modify and the Security Agent shall deliver copies of such deeds, documents or notices to the Secured Creditors or their Secured Creditor Representatives. 16.6 Binding Force and Authority to Sign (a) Any modification agreed, waiver granted or consent given by the Security Agent in accordance with the provisions of this Deed shall be binding on the Subordinated Creditor, each Subordinated Intragroup Creditor, all Obligors and all Secured Creditors, and the Subordinated Creditor, the Subordinated Intragroup Creditors, the Obligors and the Secured Creditors shall be bound to give effect to it. (b) Subject to Clause 19 (Entrenched Rights), the Security Agent is hereby authorised by each Secured Creditor, to: (i) receive and count the votes from each Participating Qualifying Secured Creditor in respect of an Extraordinary ICA Resolution pursuant to Clause 18.3 (Requisite Majority in respect of an Extraordinary Voting Matter) and, if the Security Agent has received votes sufficient to pass the ICA Proposal to which the Extraordinary ICA Resolution relates, implement the relevant ICA Proposal; (ii) receive and count the votes from each Participating Qualifying Secured Creditor in respect of an Ordinary ICA Resolution pursuant to Clause 17.3 (Requisite Majority in respect of an Ordinary Voting Matter) and, if the Security Agent has received votes sufficient to pass the ICA Proposal to which the Ordinary ICA Resolution relates, implement the relevant ICA Proposal; and (iii) execute and deliver on its behalf all documentation required pursuant to Clause 16.5 (Implementation of Modifications, Consents, Waivers and Releases), to implement any modification or the terms of any waiver or consent granted by the Security Agent in respect of any Common Document and this Deed and such execution and delivery by the Security Agent shall bind each Secured Creditor as if such documentation had been duly executed by it. 17. ORDINARY VOTING MATTERS 17.1 Scope of Ordinary Voting Matters No proposed modification to be made, consent to be given or waiver to be granted, in respect of any Ordinary Voting Matters shall be effective unless and until the Ordinary ICA Resolution referred to below has been passed, and the Security Agent shall not concur with any Obligor in making any modification to, giving any consent under or granting any waiver in respect of any Common Documents which falls within the category of Ordinary Voting Matters unless and until the Ordinary ICA Resolution referred to below has been passed. 17.2 Quorum Requirement for an Ordinary Voting Matter The Quorum Requirement in respect of an Ordinary Voting Matter shall be one or more Participating Qualifying Secured Creditors representing in aggregate at least 20 per cent. of the entire Outstanding Principal Amount of all Qualifying Senior Debt provided that if the Quorum Requirement has not been met within the Decision Period, the Quorum Requirement shall be reduced to one or more Participating Qualifying Secured Creditors representing, in 49 164457054_19 aggregate, at least 10 per cent. of the aggregate Outstanding Principal Amount of all Qualifying Senior Debt and the Decision Period shall be extended for a period of a further 10 Business Days from the expiry of the initial Decision Period and the Security Agent shall promptly notify the Company and the Secured Creditor Representative of each Secured Creditor of such reduction and extension. 17.3 Requisite Majority in respect of an Ordinary Voting Matter (a) If the Quorum Requirement for an Ordinary Voting Matter is satisfied, a resolution (such resolution an “Ordinary ICA Resolution”) in respect of an Ordinary Voting Matter may be passed by a simple majority of the Voted Qualifying Debt in accordance with Clause 13 (Qualifying Senior Debt). (b) As soon as the Security Agent has received votes in favour of an ICA Proposal in respect of an Ordinary Voting Matter from the Participating Qualifying Secured Creditors (acting through their respective Secured Creditor Representatives, where appointed) representing more than 50 per cent. of the aggregate Outstanding Principal Amount of all Qualifying Senior Debt, no further votes will be counted by the Security Agent or taken into account notwithstanding the fact that the Security Agent has yet to receive votes from all Qualifying Secured Creditors (through their Secured Creditor Representatives, where appointed) in respect of the relevant Qualifying Senior Debt. (c) In the circumstances referred to in paragraph (b) above, the Security Agent will promptly give notice to the Company of the Voting Closure Date. (d) The relevant Qualifying Secured Creditors who did not cast their votes on or before the Business Day immediately preceding the last day of the Decision Period shall be considered to have waived their entitlement to vote and will not be counted towards the Quorum Requirement or majority required to approve the relevant ICA Proposal. (e) Notwithstanding the passing of the Ordinary ICA Resolution, an ICA Proposal in respect of an Ordinary Voting Matter which gives rise to an Entrenched Right will only be implemented if the relevant Affected Secured Creditor(s) (or, as applicable its or their, Secured Creditor Representative) have consented or have been deemed to consent to such ICA Proposal in respect of such Entrenched Right in accordance with Clause 19 (Entrenched Rights). 18. EXTRAORDINARY VOTING MATTERS 18.1 Scope of Extraordinary Voting Matters No proposed modification to be made, consent to be given or waiver to be granted in respect of any Common Document which relates to an Extraordinary Voting Matter shall be effective unless and until the Extraordinary ICA Resolution referred to below has been passed, and the Security Agent shall not concur with any Obligor in making any modification to, giving any consent under or granting any waiver in respect of any Common Documents which constitute an Extraordinary Voting Matter unless and until the Extraordinary ICA Resolution referred to below has been passed. 18.2 Quorum Requirement for an Extraordinary Voting Matter The Quorum Requirement in respect of an Extraordinary Voting Matter shall initially be one or more Participating Qualifying Secured Creditors representing, in aggregate, at least 20 per cent. of the entire Outstanding Principal Amount of all Qualifying Senior Debt, provided that if the Quorum Requirement has not been met on or before the Business Day immediately preceding the last day of the Decision Period, the Quorum Requirement shall be reduced to one or more

50 164457054_19 Participating Qualifying Secured Creditors representing, in aggregate, at least 10 per cent. of the aggregate Outstanding Principal Amount of all Qualifying Senior Debt and the Decision Period shall be extended for a period of a further 10 Business Days from the expiry of the initial Decision Period and the Security Agent shall promptly notify the Company and the Secured Creditor Representative of each Secured Creditor of such reduction and extension. 18.3 Requisite Majority in respect of an Extraordinary Voting Matter (a) If the Quorum Requirement for an Extraordinary Voting Matter is satisfied, the majority required to pass a resolution in respect of an Extraordinary Voting Matter (an “Extraordinary ICA Resolution”) shall be at least 66.67 per cent. of the Voted Qualifying Debt in accordance with Clause 13 (Qualifying Senior Debt). (b) As soon as the Security Agent has received votes in favour of an ICA Proposal in respect of an Extraordinary Voting Matter from the Participating Qualifying Secured Creditors (acting through their respective Secured Creditor Representatives, where appointed) representing at least 66.67 per cent. of the aggregate Outstanding Principal Amount of all Qualifying Senior Debt, no further votes will be counted by the Security Agent or taken into account notwithstanding the fact that the Security Agent has yet to receive votes from all Qualifying Secured Creditors (through their Secured Creditor Representatives, where appointed) in respect of the relevant Qualifying Senior Debt. (c) In the circumstances referred to in paragraph (b) above, the Security Agent will promptly give notice to the Company of the Voting Closure Date. (d) The relevant Qualifying Secured Creditors who did not cast their votes on or before the Business Day immediately preceding the last day of the Decision Period shall be considered to have waived their entitlement to vote and will not be counted towards the Quorum Requirement or majority required to approve the relevant ICA Proposal. (e) Notwithstanding the passing of the Extraordinary ICA Resolution, an ICA Proposal in respect of an Extraordinary Voting Matter which gives rise to an Entrenched Right will only be implemented if the relevant Affected Secured Creditor(s) (or, as applicable its or their, Secured Creditor Representative) have consented or have been deemed to consent to such ICA Proposal in respect of such Entrenched Right in accordance with Clause 19 (Entrenched Rights). 19. ENTRENCHED RIGHTS 19.1 Scope of Entrenched Rights No proposed modification to be made, consent to be given or waiver to be granted in respect of any Common Document which gives rise to an Entrenched Right shall be effective, and the Security Agent shall not concur with any Obligor in making any modification to, giving any consent under or granting any waiver in respect of any breach or proposed breach of any Common Document which gives rise to an Entrenched Right unless and until: (a) if any Bondholders are Affected Secured Creditors, the relevant Bond Trustee has confirmed in writing to the Company (as applicable) and the Security Agent on or before the Business Day immediately preceding the last day of the Decision Period that: (i) the holders of each Tranche of Unwrapped Bonds (or each Tranche of Wrapped Bonds after an FG Event of Default has occurred and is continuing in respect of the Financial Guarantor of that Tranche of Wrapped Bonds) then outstanding affected by the Entrenched Right have duly passed an Extraordinary ICA 51 164457054_19 Resolution approving the modification, consent or waiver in accordance with the Bond Trust Deed; or (ii) the Financial Guarantors of each Tranche of Wrapped Bonds (if no FG Event of Default has occurred and is continuing in respect of the Financial Guarantor of that Tranche of Wrapped Bonds) have approved the modification, consent or waiver in accordance with the Bond Trust Deed; (b) if any PP Noteholders are Affected Secured Creditors, the PP Noteholders that are Affected Secured Creditors and which satisfy the required quorum and voting majorities specified in the relevant PP Note Purchase Agreement (or their Secured Creditor Representatives on their behalf) have confirmed in writing to the Company and the Security Agent that they have approved the relevant modification, consent or waiver in accordance with the relevant PP Note Purchase Agreement; (c) in the case of any Financial Guarantor that is an Affected Secured Creditor in relation to any Financial Guarantor Entrenched Right, such Financial Guarantor has confirmed in writing to the Company and to the Security Agent its approval of the relevant modification, consent or waiver; and (d) in the case of any other Affected Secured Creditor, the Secured Creditor Representative acting on the instructions of the relevant Secured Creditors that are Affected Secured Creditors has confirmed in writing to the Company and to the Security Agent its approval of the relevant modification, consent or waiver (subject to any required quorum and voting majorities specified in the relevant Authorised Credit Facilities), provided that, in each case, once the time period referred to in Clause 15.2 (Minimum Requirements of an ICA Proposal) and set out in the relevant ICA Proposal has passed since each such Affected Secured Creditor was notified of such Entrenched Right, if an Affected Secured Creditor has not responded to the ICA Proposal, such person or persons shall be deemed to have consented to the relevant ICA Proposal and to have confirmed to the Security Agent their approval of the relevant modification, consent or waiver. 19.2 Meaning of Affected For the purposes of Clause 19.1 (Scope of Entrenched Rights), a Secured Creditor will be affected by an Entrenched Right if the subject matter of such Entrenched Right constitutes or gives rise to an Entrenched Right with respect to such Secured Creditor. 20. RESERVED MATTERS 20.1 Reserved Matters (a) Each Party to a Finance Document (which is not a Common Document) (an “Other Transaction Document”) may agree to any modification to, give its consent under or grant any waiver in respect of any matter under that Other Transaction Document without the consent of any other Party provided that if such modification, consent or waiver is inconsistent with any provisions of the Common Documents, the provision of the Common Documents shall prevail. (b) In addition, nothing in this Deed shall prevent any Secured Creditor from exercising the rights, powers, authorities and discretions set out in Schedule 4 (Reserved Matters) save for the provisos set out herein. 52 164457054_19 20.2 Consents of the Security Agent in respect of Authorised Credit Facilities To the extent that the Security Agent is a Party to an Authorised Credit Facility Agreement, the Security Agent will, only if instructed in writing by the relevant Secured Creditor Representative and indemnified and/or secured and/or pre-funded to its satisfaction in accordance with Clause 23.4 (Indemnity Required), agree to any proposed amendment, modification or waiver to such Authorised Credit Facility Agreement or take any other action under such Authorised Credit Facility Agreement provided that (a) the relevant Secured Creditor Representative confirms that the requisite majority of the relevant Authorised Credit Facility Provider(s) Party to the relevant Authorised Credit Facility Agreement agrees to such modification, waiver or other action and (b) the relevant Secured Creditor Representative confirms that such modification, waiver or other action does not contravene any provision of the Common Documents and provided further that the Security Agent shall not be obliged to make any modification, give any consent or grant any waiver to the extent that doing so would, in the opinion of the Security Agent, have the effect of increasing the liabilities, obligations or duties or decreasing the rights, powers, authorities, discretions, indemnities, limitations of liability or protections, of the Security Agent. The Security Agent shall have no duty to investigate if any provision of a Common Document is contravened or if the requisite majority of the relevant Authorised Credit Facility Providers has agreed to such amendment, modification or waiver and shall be entitled to assume there is no such contravention and that the requisite majority has agreed in the absence of actual written notice to the contrary. 21. NOTIFICATION OF EVENT OF DEFAULT If any Obligor, any Subordinated Intragroup Creditor, the Subordinated Creditor or any Secured Creditor (other than the Security Agent and any Secured Creditor Representative) becomes aware of the occurrence of an Event of Default which is continuing, it shall forthwith notify the Security Agent and the Company in writing and the Security Agent shall promptly thereafter notify the Secured Creditor Representatives on behalf of the Secured Creditors and, where the Security Agent was notified by a Secured Creditor, the Obligors. 22. STANDSTILL 22.1 Commencement of Standstill Immediately upon notification to the Security Agent of the occurrence of an Event of Default (subject to any applicable grace periods or waiver) which is continuing in accordance with Clause 21 (Notification of Event of Default) and if any Secured Obligations are outstanding, a Standstill Period will commence (unless one is already in existence) and each of the following provisions of this Clause 22 will apply. 22.2 Restrictions during Standstill Each Secured Creditor agrees that during a Standstill Period: (a) none of the Secured Creditors will be entitled to give any instructions to the Security Agent to take any Enforcement Action (but without prejudice to the ability of the Secured Creditors to demand scheduled payments) in relation to the Security Interests granted by the Parent and the Obligors; (b) provided that no acceleration of any claim may take place, a Distressed Disposal may be undertaken by the Security Agent if instructed by the Participating Qualifying Secured Creditors in accordance with paragraph (d)(i) of Clause 23.5 (Distressed Disposals); and 53 164457054_19 (c) save as provided in paragraph (a) above, no Enforcement Action may be taken by any Secured Creditor provided that the provisions of this Clause 22.2 shall not restrict: (i) the termination or close-out of any Hedging Transaction under a Hedging Agreement by the relevant Hedge Counterparty or a Hedging Ancillary Document by a Hedging Ancillary Lender in whole or in part pursuant to a Permitted Hedge Termination which is not a Credit-Related Close-Out; or (ii) subject to Clause 22.5 (Payments during Standstill), a termination or close out of a Hedging Transaction under a Hedging Agreement by a Hedge Counterparty or a Hedging Ancillary Documents by a Hedging Ancillary Lender that is a Permitted Hedge Termination pursuant to sub-paragraph (e) of paragraph 4.2 (Principles Relating to Hedging Agreements) of schedule 5 (Hedging Policy) to the Common Terms Agreement. 22.3 Termination of Standstill (a) A Standstill Period will terminate upon the earliest of: (i) the date on which an Event of Default occurs under any of paragraph 6 (Insolvency), paragraph 7 (Insolvency Proceedings), and paragraph 8 (Creditors’ Process) of schedule 3 (Events of Default) to the Common Terms Agreement in respect of the Obligor or the Subordinated Creditor; (ii) the date on which Participating Qualifying Secured Creditors in respect of 66.67% or more of the aggregate Outstanding Principal Amount of the Qualifying Senior Debt vote or provide an instruction to terminate the Standstill Period; (iii) the date falling twelve months after commencement of the Standstill Period; (iv) the date on which an Event of Default occurs under paragraph 1 (Non-payment) of schedule 3 (Events of Default) of the Common Terms Agreement; and (v) the date of any waiver granted in accordance with this Deed or the date of remedy of the Event of Default giving rise to the Standstill Period in accordance with the terms of the relevant Finance Document (such waiver or remedy, a “Standstill Remedy”). (b) Upon termination of a Standstill Period in accordance with paragraph (a) above (except by virtue of paragraph (a)(v) above): (i) without prejudice to paragraph (ii) below, each Hedge Counterparty may exercise any right it may have to terminate or close out any Hedging Transaction under a Hedging Agreement or a Hedging Ancillary Document by a Hedging Ancillary Lender in whole or in part free of the restrictions imposed by Clause 8 (Undertakings) or Clause 22.2 (Restrictions during Standstill) but subject to Clause 25 (Priority of Payments) and Clause 8.7 (Receipts Held in Trust) above; (ii) any Secured Creditor will be entitled to exercise all rights which may be available to it under any Finance Document (other than any Security Document) (including directing the Security Agent to take any Enforcement Action) free of the restrictions imposed by Clause 8 (Undertakings) or Clause 22.2 (Restrictions during Standstill) but subject to Clause 25 (Priority of Payments) and Clause 8.7 (Receipts Held in Trust) above; and

54 164457054_19 (iii) the Security Agent shall be entitled to enforce any Security Document in accordance with Clause 23.2 (Enforcement Action), in each case, provided that an Acceleration Notice has been previously delivered by the Security Agent to the Obligors’ Agent in accordance with Clause 24.3 (Delivery of Acceleration Notice) other than, in respect of paragraph (i) above, in the case of a termination or close out of a Hedging Transaction under a Hedging Agreement by a Hedge Counterparty or a Hedging Ancillary Documents by a Hedging Ancillary Lender that is a Permitted Hedge Termination pursuant to sub-paragraphs (c) or (e) of paragraph 4.2 (Principles Relating to Hedging Agreements) of schedule 5 (Hedging Policy) to the Common Terms Agreement. 22.4 No Waiver of Rights for the Subordinated Creditor, Subordinated Intragroup Creditors or the Obligors None of: (a) the commencement or continuation of a Standstill Period; (b) the exercise or non-exercise by any person or group of persons of any other rights or remedies; (c) the doing or refraining from doing of any matter contemplated or referred to in this Deed; (d) the receipt or acceptance of any sum payable under any Finance Document; or (e) the entry into this Deed or any amendment or supplement to this Deed, does, will or is intended to operate as a permanent or temporary waiver of any Default or Event of Default, any of the obligations of the Subordinated Creditor, any Subordinated Intragroup Creditor or any Obligor or, subject to the express terms of this Clause 22, any of the rights or remedies of any Secured Creditor being reserved, subject only to this Clause 22. Nothing in this Clause 22 will confer any rights or remedies on the Subordinated Creditor, any Subordinated Intragroup Creditor or any Obligor. 22.5 Payments during Standstill (a) Subject to paragraph (b) below, notwithstanding the terms of any other Finance Document, during a Standstill Period: (i) payments from the Obligors to the Secured Creditors in respect of obligations and liabilities under the Finance Documents shall only be made as they fall due (the date of each such payment being for the purpose of this Clause 22.5, a “Payment Date”); and (ii) the amount available to be paid by the Obligors to the Secured Creditors on a Payment Date shall be applied by the Obligors pro rata according to the amount due to each relevant Secured Creditor on that Payment Date. (b) To the extent any amount is due from an Obligor during a Standstill Period following a termination or close out by a Hedge Counterparty of a Hedging Transaction under a Hedging Agreement or a Hedging Ancillary Document by a Hedging Ancillary Lender that is a Permitted Hedge Termination pursuant to paragraph (e) of paragraph 4.2 (Principles Relating to Hedging Agreements) of schedule 5 (Hedging Policy) to the Common Terms Agreement, that amount shall only be paid to the extent that the 55 164457054_19 Participating Qualifying Secured Creditors in respect of 66.67% or more of the aggregate Outstanding Principal Amount of the Qualifying Senior Debt consent to that payment being made. (c) Failure by an Obligor to make a payment to a Hedge Counterparty which results solely from the operation of paragraph (b) above shall, without prejudice to paragraph (d) below, not result in a default (however described) in respect of that Obligor under that Hedging Agreement or any other Finance Document. (d) No Obligor shall be released from the liability to make any payment (including of default interest, which shall continue to accrue) under any Hedging Agreement by the operation of paragraph (b) above, even if its obligation to make that payment is restricted at any time by the terms of this Clause 22.5 (Payments during Standstill). 23. ENFORCEMENT 23.1 Enforcement Period – Security Enforceable During an Enforcement Period and on and from the delivery of an Acceleration Notice pursuant to Clause 24.3 (Delivery of Acceleration Notice), the whole of the Transaction Security shall become enforceable. 23.2 Enforcement Action (a) Subject as provided in Clause 23.4 (Indemnity Required), during an Enforcement Period and on and from the delivery of an Acceleration Notice pursuant to Clause 24.3 (Delivery of Acceleration Notice), the Security Agent shall, if directed in accordance with this Deed and subject to the Security Agent being indemnified and/or secured and/or prefunded to its satisfaction in accordance with the provisions of this Deed, take any Enforcement Action including: (i) enforcing all or any part of the Security Interests (at the times, in the manner and on the terms as it is so directed) and taking possession of and holding or disposing of all or any part of the Charged Property; (ii) instituting such proceedings against the Subordinated Creditor or an Obligor and taking such action as it is so directed to enforce all or any part of the Security Interests; (iii) appointing or removing any Receiver; (iv) whether or not it has appointed a Receiver, exercising all or any of the powers, authorities and discretions conferred by the LPA (as varied or extended by this Deed) on mortgagees and by this Deed and the Security Documents on any Receiver or otherwise conferred by law on mortgagees or Receivers; and (v) delivering a notice to each Hedge Counterparty instructing it (if it is entitled to do so) to terminate or close out in full all Hedging Transactions under all Hedging Agreements to which it is a Party with the Company, whereupon the relevant Hedge Counterparty will promptly do so. (b) Unless and until instructed and indemnified and/or secured and/or prefunded in accordance with this Clause 23.2, the Security Agent shall be under no obligation to take any Enforcement Action. 56 164457054_19 (c) Any Receiver shall be an agent of the Obligors and/or the Subordinated Creditor for all purposes and none of the Security Agent nor the Secured Creditors shall be responsible for any misconduct or negligence on the part of the Receiver and shall not incur any liability in respect thereof. The Security Agent shall incur no liability for taking, or refraining from taking, any Enforcement Action in accordance with this Clause 23.2. 23.3 No Liability as Mortgagee in Possession (a) Without prejudice to Clause 28.4 (Indemnity in favour of Security Agent), to the extent permitted by law, neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Property to which a mortgagee in possession might otherwise be liable. (b) The Security Agent shall, in its absolute discretion, be entitled at any time to serve a written notice on the Qualifying Secured Creditors requiring such Qualifying Secured Creditors, with effect from the date that notice is given, to obtain the prior written consent of the Security Agent before taking any action which would, in the sole opinion of the Security Agent, be likely to lead to the Security Agent becoming a mortgagee in possession in respect of any Charged Property. 23.4 Indemnity Required The Security Agent shall not be obliged to deliver an Acceleration Notice or to take any Enforcement Action or to take any other action or step that is ancillary (but prior) to the taking of any Enforcement Action or to take any other action or step pursuant to any Finance Document unless and until it has been indemnified and/or secured and/or prefunded to its satisfaction against all liabilities to which it may become liable or which it may incur by giving any Acceleration Notice or taking any Enforcement Action or any other action or step pursuant to this Deed. 23.5 Distressed Disposals (a) If a Distressed Disposal is being effected, the Security Agent (and any Receiver appointed by it) is irrevocably authorised subject as provided in paragraph (d) below (at the cost of Company or the relevant Obligor and without any consent, sanction, authority or further confirmation from any Secured Creditor, the Subordinated Creditor or an Obligor) for the purposes of that Distressed Disposal only: (i) release of Security/non-crystallisation certificates: to release the Security Interest or any other claim of the Secured Creditors over the relevant asset and execute and deliver or enter into any release of that Security Interest or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable; (ii) release of liabilities and Security Interest on a share sale (Obligor): if the asset which is disposed of consists of shares in the capital of an Obligor or of a Holding Company of an Obligor, to release: (A) that Obligor or Holding Company and any Subsidiary of that Obligor or Holding Company from all or any part of its Secured Obligations, Guarantee Liabilities or Other Liabilities; 57 164457054_19 (B) any Security Interest granted by that Obligor or Holding Company or any Subsidiary of that Obligor or Holding Company over any of its assets; and (C) any other claim of a Subordinated Intragroup Creditor, the Subordinated Creditor or another Obligor over that Obligor’s or Holding Company’s assets or over the assets of any Subsidiary of that Obligor or Holding Company, in its own name or on behalf of the relevant Secured Creditors, the Subordinated Creditor, the Subordinated Intragroup Creditors and Obligors; (iii) disposal of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of an Obligor or the Holding Company of an Obligor and the Security Agent (acting in accordance with paragraph (d) below) is instructed to dispose of all or any part of the Secured Obligations, Guarantee Liabilities or Other Liabilities owed by that Obligor or Holding Company or any Subsidiary of that Obligor or Holding Company: (A) (if the Security Agent (acting in accordance with paragraph (d) below) has been instructed that any transferee of such Secured Obligations, Guarantee Liabilities or Other Liabilities (the “Transferee”) should not be treated as a Secured Creditor for the purposes of this Deed), to execute and deliver or enter into any agreement to dispose of all or part of such Secured Obligations, Guarantee Liabilities or Other Liabilities on behalf of the relevant Secured Creditors, Subordinated Intragroup Creditors, the Subordinated Creditor and the Obligors provided that notwithstanding any other provision of any Finance Document the Transferee shall not be treated as a Secured Creditor for the purposes of this Deed; and (B) (if the Security Agent (acting in accordance with paragraph (d) below) has been instructed that any Transferee should be treated as a Secured Creditor for the purposes of this Deed), to execute and deliver or enter into any agreement to dispose of all (and not part only) of the relevant Secured Obligations owed to the relevant Secured Creditors on behalf of the relevant Secured Creditors and the Obligors; and (iv) transfer of obligations in respect of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of an Obligor or the Holding Company of an Obligor (the “Disposed Entity”) and the Security Agent (acting in accordance with paragraph (d) below) is instructed to transfer to another Obligor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of the Secured Obligations, Guarantee Liabilities or Other Liabilities owed by that Obligor, to execute and deliver or enter into any agreement to: (A) agree to the transfer of all or part of the obligations in respect of those Secured Obligations, Guarantee Liabilities or Other Liabilities in its own name or on behalf of the relevant Secured Creditors, Subordinated Creditor, Subordinated Intragroup Creditors and the Obligors to which those obligations are owed and on behalf of the Obligors which owe those obligations; and (B) to accept the transfer of all or part of the obligations in respect of those Secured Obligations, Guarantee Liabilities or Other Liabilities in its

58 164457054_19 own name or on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Secured Obligations, Guarantee Liabilities or Other Liabilities are to be transferred. (b) The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iii) above) shall be paid to the Security Agent (or as the Security Agent directs) for application in accordance with Clause 25.5 (Post-Enforcement Priority of Payments), and, to the extent that any transfer of Secured Obligations owed by an Obligor or the Subordinated Creditor has occurred pursuant to paragraph (a)(iv)(B) above, as if that transfer of Secured Obligations owed by an Obligor had not occurred. (c) In the case of a Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iii)(B) above effected by, or at the request of, the Security Agent (acting in accordance with paragraph (d) below), the Security Agent shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Agent shall have no obligation to postpone, or request the postponement of, any such Distressed Disposal or any such disposal of Secured Obligations owed by an Obligor or in order to achieve a higher price and shall be regarded as having taken reasonable care to obtain a fair market price if acting in accordance with the instructions of the Qualifying Secured Creditors and sub- paragraphs (i) to (vi) below) and ensure that when acting on the instructions of the Participating Qualifying Secured Creditors (in accordance with paragraph (d) below) to implement such Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above: (i) that Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above is made pursuant to any process or proceedings supervised by or on behalf of any court of law; (ii) that Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above is made by, at the direction of or under the control of, a liquidator, receiver, administrative receiver, administrator, compulsory manager, monitor or other similar officer (or any analogous officer in any jurisdiction) appointed in respect of a member of the Restricted Group or the Parent, or the assets of a member of the Restricted Group or the Parent; (iii) that Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above is made pursuant to a Competitive Sales Process; (iv) that Distressed Disposal, a release pursuant to paragraphs (a)(i) and/or (a)(ii) above or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above is made in a tax efficient manner (for which that Security Agent has consulted with a tax advisor from a reputable firm); (v) that Security Agent has consulted with (and shall be entitled to rely on) a Financial Adviser with respect to recommended procedures to be used for obtaining a fair market price in the then prevailing market conditions in connection with the proposed Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above, considered such recommended procedures in good faith, and implemented such procedures (provided that such procedures permit Secured Creditors to participate as bidders (and may credit bid) or as financiers to all potential 59 164457054_19 counterparties to the proposed Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above); or (vi) that Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above is made pursuant to any process or proceedings (provided that such process or proceedings permit the Secured Creditors to participate as bidders (and may credit bid) or as financiers to all potential counterparties to the proposed Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above) in circumstances where a Financial Adviser appointed by the Security Agent pursuant to paragraph (e) below has delivered a Fairness Opinion to the Security Agent in respect of that Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above, provided that the Participating Qualifying Secured Creditors may waive the requirements set out in paragraphs (i) to (vi) (inclusive) above. (d) For the purposes of paragraphs (a)(ii), (a)(iii), (a)(iv) and (c) above, the Security Agent shall act in accordance with: (i) if a Standstill is continuing, the instructions of Participating Qualifying Secured Creditors representing the requisite percentage of the aggregate Outstanding Principal Amount of the Qualifying Senior Debt vote required to end the Standstill Period as at the date of the instruction; and (ii) if an Enforcement Period is continuing, the instructions of any Secured Creditor provided in accordance with the provisions of this Deed, subject, in each case, as provided in Clause 23.4 (Indemnity Required) and in each case only to the extent that a release or disposal is not reasonably likely to cause any personal criminal or civil liability. (e) Without prejudice to Clause 27.3 (Discretions and Duties), the Security Agent may engage, or approve the engagement of, (in each case on such terms as it may consider appropriate (including, without limitation, restrictions on that Financial Adviser's liability and the extent to which any advice, valuation or opinion may be relied on or disclosed)), pay for and rely on the services of a Financial Adviser to provide advice, a valuation or an opinion in connection with: (i) a Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above; or (ii) the application or distribution of any proceeds of a Distressed Disposal or a disposal of Secured Obligations owed by an Obligor pursuant to paragraph (a)(iv) above. 24. ACCELERATION 24.1 Acceleration of Secured Obligations Each Secured Creditor (other than the Security Agent) agrees, and the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor acknowledges that, subject to: (a) Clause 24.4 (Consequences of Delivery of Acceleration Notice); (b) Clause 24.3 (Delivery of Acceleration Notice); 60 164457054_19 (c) Clause 24.2 (Automatic Acceleration of Secured Obligations); (d) Clause 22.2 (Restrictions during Standstill); (e) Clause 22.3 (Termination of Standstill); (f) Clause 24.6 (Automatic Acceleration for U.S. bankruptcy); and (g) any other action taken in relation to Permitted Hedge Terminations (other than any Credit-Related Close-Out), each Secured Creditor will be entitled to exercise any right to accelerate any of the Secured Obligations (other than Hedging Liabilities) owed to it under a Finance Document arising by reason of the occurrence of an Event of Default only after the delivery of an Acceleration Notice by the Security Agent to the Company, provided that none of the Subordinated Intragroup Creditors in relation to Subordinated Intragroup Liabilities owed to each of them and the Subordinated Creditor in relation to Subordinated Parent Liabilities owed to it, shall be entitled to accelerate any of the Liabilities owed to each of them unless and until all providers of Secured Debt have accelerated the Secured Obligations owed to them. 24.2 Automatic Acceleration of Secured Obligations Upon the acceleration of any of the Secured Obligations (other than Hedging Liabilities) pursuant to Clause 24.1 (Acceleration of Secured Obligations), all other Secured Obligations (other than Hedging Liabilities) will, if not already due and payable, be automatically accelerated. 24.3 Delivery of Acceleration Notice The Security Agent shall deliver an Acceleration Notice to the Company following the termination of a Standstill (other than where such termination arises as a result of the occurrence of a Standstill Remedy) if the Security Agent is instructed to do so by the Participating Qualifying Secured Creditors in respect of 66.67% or more of the aggregate Outstanding Principal Amount of the Qualifying Senior Debt and the indemnity and/or security and/or pre-funding requirements set out in Clause 23.4 (Indemnity Required) have been satisfied and unless and until so instructed and indemnified and/or secured and/or pre-funded, the Security Agent shall be under no obligation to and shall not deliver an Acceleration Notice. 24.4 Consequences of Delivery of Acceleration Notice Upon the delivery of an Acceleration Notice by the Security Agent to the Company, all Secured Obligations (other than Hedging Liabilities) shall be accelerated in full (or the equivalent action taken under any Authorised Credit Facility). For the avoidance of doubt, subject to Clauses 24.2 (Automatic Acceleration of Secured Obligations) and Clause 24.6 (Automatic Acceleration for U.S. bankruptcy), no Secured Obligations (other than Hedging Liabilities) may be accelerated other than by delivery of an Acceleration Notice by the Security Agent to the Company. 24.5 Termination of Hedging Transactions The termination or close-out of Hedging Transactions by a Hedge Counterparty is as provided for in the Hedging Policy and/or paragraph (a)(v) of Clause 23.2 (Enforcement Action). 24.6 Automatic Acceleration for U.S. bankruptcy If an Event of Default described in paragraphs 7(a) or 7(b) (Insolvency) of Schedule 3 (Events of Default) of the Common Terms Agreement has occurred, all Secured Obligations (other than 61 164457054_19 Hedging Liabilities) owing by a U.S. Borrower will, if not already due and payable, be automatically accelerated, without the requirement of notice or any other formality. 25. PRIORITY OF PAYMENTS 25.1 General Provisions Applicable to Post-Enforcement Priority of Payments Each Party to this Deed agrees that: (a) obligations appearing in any one item in the Post-Enforcement Priority of Payments are to rank pari passu and pro rata with each other; (b) if an amount referred to in the Post-Enforcement Priority of Payments constitutes Secured Obligations, the amount so referred to shall be deemed to include any amount payable by any other Obligor under the Guarantees in respect of such amount; and (c) if there are insufficient funds to discharge in full amounts due and payable in respect of an item and any other item(s) ranking pari passu with such item in a Post-Enforcement Priority of Payments, all items which rank pari passu with each other shall be discharged to the extent there are sufficient funds to do so and on a pro rata basis, according to the respective amounts thereof. 25.2 Ranking of Secured Obligations Each Secured Creditor agrees and each of the Obligors, the Subordinated Creditor and the Security Agent acknowledges that each Secured Creditor’s claims will rank according to the Post-Enforcement Priority of Payments following the delivery of an Acceleration Notice. 25.3 Ranking of Subordinated Intragroup Creditors The claims of each Subordinated Intragroup Creditor will rank in all instances subordinate to Secured Debt. 25.4 Ranking of Subordinated Creditor The claims of the Subordinated Creditor will rank in all instances subordinate to Secured Debt. 25.5 Post-Enforcement Priority of Payments During an Enforcement Period: (a) each Secured Creditor agrees that each Secured Creditor’s claim shall rank according to the Post-Enforcement Priority of Payments; and (b) all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document in connection with the realisation or enforcement of all or part of the Transaction Security shall be applied by or on behalf of the Security Agent or, as the case may be, any Receiver, in or towards satisfaction of any amounts due according to the Post-Enforcement Priority of Payments, provided that any amounts received or recovered from a Non-Qualified ECP Guarantor shall not be applied towards the discharge of any Hedging Liability that constitutes an Excluded Swap Obligation.

62 164457054_19 26. REQUEST FOR DIRECTION 26.1 Direction Notice (a) In respect of any matter which is not the subject of an ICA Proposal, the Security Agent may (but shall have no obligation to, notwithstanding any provision of the Finance Documents) by notice (a “Direction Notice”) request an instruction from the Qualifying Secured Creditors as to whether the Security Agent should agree to a consent, waiver or modification or exercise a right or discretion pursuant to the Finance Documents and the manner in which it should do so. Subject to paragraph (b) below, the Security Agent shall have no obligation to request direction by giving a Direction Notice and the Security Agent shall incur no liability to any person for failing to do so. (b) The Security Agent shall promptly issue a Direction Notice if it has been instructed to do so by a Secured Creditor. 26.2 Quorum and Voting Requirements in respect of a Direction Notice With respect to any request for instructions delivered pursuant to Clause 26.1 (Direction Notice) other than under Clause 22.3 (Termination of Standstill), the provisions of Clause 13.3 (Participating Qualifying Secured Creditors), Clause 15.7 (ICA Voting Request), Clause 17.2 (Quorum Requirement for an Ordinary Voting Matter), Clause 17.3 (Requisite Majority in respect of an Ordinary Voting Matter), Clause 18.2 (Quorum Requirement for an Extraordinary Voting Matter) and Clause 18.3 (Requisite Majority in respect of an Extraordinary Voting Matter) inclusive shall apply mutatis mutandis except that: (a) references to an ICA Voting Request or an ICA Proposal will be construed as references to a Direction Notice (or, as the case may be, the subject matter of such Direction Notice) pursuant to Clause 26.1 (Direction Notice); (b) the Decision Period shall not be fewer than 10 Business Days; (c) the Quorum Requirement shall be one or more Participating Qualifying Secured Creditors representing in aggregate at least 20 per cent. of the aggregate Outstanding Principal Amount of all Qualifying Senior Debt; and (d) if the Quorum Requirement is satisfied, a resolution may be passed by a simple majority of the Voted Qualifying Debt in accordance with Clause 13 (Qualifying Senior Debt). 26.3 Quorum and Voting Requirements in respect of Instructions Given in Connection with a Standstill With respect to any instructions delivered pursuant to Clause 22.3 (Termination of Standstill): (a) the Decision Period shall be not less than 20 Business Days; and (b) no instruction shall be effective unless on or prior to the end of the Decision Period, the Security Agent has received directions, by way of the votes in writing, from Participating Qualifying Secured Creditors in respect of 66.67 per cent. or more of the aggregate Outstanding Principal Amount of the Qualifying Senior Debt. 27. ACTIVITIES OF THE SECURITY AGENT 27.1 Instructions (a) Subject as provided in Clause 23.4 (Indemnity Required) and to any Entrenched Rights or Reserved Matters, the Security Agent shall only be required to take any action to 63 164457054_19 enforce or protect the Security Interests or any other Security Interest created by any Security Document and any document referred to therein or to exercise any other right or discretion under the Finance Documents if instructed to do so in accordance with this Deed and shall refrain from taking any such action unless and until instructed in accordance with this Deed and the other Finance Documents to which it is Party to take any such action and as to the manner in which it should be taken or such right or discretion should be exercised and subject always to the provisions of this Deed including as to indemnification and/or security and/or prefunding of the Security Agent to its satisfaction. (b) The Security Agent shall or may, as the context permits (if required or entitled by this Deed to act in accordance with instructions hereunder or to refrain from taking any action until instructed to do so or if required by any Receiver to engage in consultation with a Receiver as to the conduct of the receivership) seek instructions hereunder from the relevant Qualifying Secured Creditors (through their relevant Secured Creditor Representatives, where applicable) as to the manner in which it should carry out such action and shall, subject to the other provisions of this Deed including as to indemnification and/or security and/or prefunding of the Security Agent to its satisfaction, act in accordance with any such instructions. The Security Agent shall be entitled to seek clarification from the relevant Qualifying Secured Creditors (through their relevant Secured Creditor Representatives, where applicable) with regard to any such instructions and may, in its discretion, elect not to act pending receipt of such clarification to its satisfaction from (or, as applicable, on behalf of) the Qualifying Secured Creditors and shall have no liability for the consequences thereof. (c) Notwithstanding any other provision of this Deed, the Security Agent may, without any instruction, at any time and from time to time: (i) take or refrain from taking any action in respect of any right, power or discretion which is personal to the Security Agent or is to preserve or protect the Security Agent’s position; and (ii) exercise its discretion under Clause 16 (Modifications, Consents and Waivers). 27.2 Exclusion of Liability (a) The Security Agent shall be entitled to act on any instruction given in accordance with this Deed without further enquiry and, subject to paragraph (c) below, to assume that any such instruction is: (i) properly given in accordance with the provisions of this Deed and, until it receives notice of revocations, has not been revoked; and (ii) properly given, where appropriate, in accordance with the directions of persons or the provisions of agreements by which the other Secured Creditors are bound, and the Security Agent shall not be liable to any person for any action taken or omitted to be taken under or in connection with this Deed in accordance with any such instruction. (b) Nothing in this Deed shall oblige the Security Agent to carry out: (i) any “know your customer” or other checks in relation to any person; or 64 164457054_19 (ii) any check on the extent to which any transaction contemplated by this Deed might be unlawful for any Secured Creditor, on behalf of any Secured Creditor and each Secured Creditor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent. (c) The Security Agent shall be entitled to act upon any notice, request or other communication of any Party to this Deed for the purposes of this Deed or any of the Finance Documents if such notice, request or other communication purports to be signed or sent by or on behalf of any authorised signatory of such Party. (d) None of the provisions of this Deed shall, in any case in which the Security Agent has failed to show the degree of care and diligence required by it as trustee, having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions, relieve or indemnify the Security Agent against any liability which by virtue of any rule of law would otherwise attach to it in respect of any gross negligence, wilful misconduct or fraud of which it may be guilty or liable in relation to its duties under this Deed provided that the Security Agent shall incur no liability to any person for acting in accordance with any instruction received in accordance Clause 26.2 (Quorum and Voting Requirements in respect of a Direction Notice). 27.3 Discretions and Duties Where the Security Agent exercises or fails to exercise any power, trust, authority or discretion hereby vested in it under this Deed or the Finance Documents, it shall be in no way responsible for any liabilities, losses, costs, damages or expenses which may be suffered by any other Secured Creditor or any other Party hereto as a result of the exercise or non-exercise thereof, save in the case of its own gross negligence, wilful misconduct or fraud of which it may be guilty or liable in relation to its duties under this Deed, having regard to the provisions of this Deed conferring on it any trusts, powers, authorities or discretions provided that the Security Agent shall incur no liability to any person for acting in accordance with any instruction received in accordance Clause 26.2 (Quorum and Voting Requirements in respect of a Direction Notice). 27.4 Protections It is expressly declared (subject to paragraph (d) of Clause 27.2 (Exclusion of Liability)) as follows: (a) Advice: the Security Agent may in relation to any of the provisions of this Deed or any of the other Finance Documents obtain, pay for and act on the opinion or advice of or any certificate or information obtained from any lawyer, valuer, surveyor, broker, auctioneer, accountant or other expert whether obtained by any Obligor, any Secured Creditor or by the Security Agent or otherwise and whether or not addressed to the Security Agent and shall not be responsible for any liability occasioned by so acting. The Security Agent may rely without liability to any person on any certificate, opinion or report prepared by any such expert pursuant to this Deed or the other Finance Documents, whether or not addressed to the Security Agent, notwithstanding that such certificate, opinion or report and/or any engagement letter or other document entered into by the Security Agent or any other person in connection therewith contains a monetary or other limit on the liability of that expert or such other person in respect thereof; (b) Transmission of Advice: any opinion, advice, information, certificate or report obtained pursuant to paragraph (a) above may be sent or obtained by letter, facsimile 65 164457054_19 transmission, email, telephone or other means and the Security Agent shall not be liable for acting on any opinion, advice, information, certificate or report purporting to be so conveyed or any other document purporting to be conveyed from any Secured Creditor, any Obligor (or the Company on behalf of an Obligor) or any other Party hereto although, in any such case, the same may contain some error or may not be authentic; (c) Certificate of Authorised Signatory or Director: the Security Agent may call for and shall be at liberty to accept, as sufficient evidence of any fact or matter, a certificate which is signed by any authorised signatory or one director (as the case may be) of any Obligor or any other Party to any Finance Document or in the case of an ICA Proposal or a Compliance Certificate, a director of the Company or an authorised signatory of the Company (including, for the avoidance of doubt, in respect of any Compliance Certificate, the Chief Financial Officer) as to any fact or matter upon which the Security Agent may require to be satisfied or is otherwise expressly provided to the Security Agent in accordance with the Finance Documents. The Security Agent shall be in no way bound to call for further evidence or be responsible for any liability that may be occasioned by it acting or refraining from acting on any such certificate or refraining from acting although the same shall contain some error or may not be authentic; (d) Communications: the Security Agent shall be entitled to rely upon any communication, document or certificate believed by it to be genuine and (even if not addressed to the Security Agent) shall not be bound to call for any further evidence or be liable for acting thereon; (e) Security Agent not Responsible for Investigating: the Security Agent shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, warranty, representation or covenant of any Party contained in this Deed or any other Finance Document or in any other document entered into in connection therewith (and shall assume the accuracy and correctness thereof) and the Security Agent may accept without enquiry, requisition or objection such title as the Obligors or the Subordinated Creditor may have to the Charged Property or any part thereof or any item comprised therein from time to time and shall not be bound to investigate or make any enquiry into the title of any Obligor or the Subordinated Creditor to the Charged Property or any part thereof or any such item from time to time whether or not any default or failure is or was known to the Security Agent or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of remedy. Each Secured Creditor shall be solely responsible for making its own independent appraisal of an investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Subordinated Creditor and the Obligors and the Security Agent shall not at any time have any responsibility for the same and no Secured Creditor (as the case may be) shall rely on the Security Agent in respect thereof; (f) Freedom to Refrain: the Security Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or its internal policies relating to “know your customer” or anti-money laundering procedures or which would or might in its opinion otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, directive or regulation, and for the avoidance of doubt nothing in this Deed or any other Finance Document shall be construed so as to constitute an obligation on the Security Agent or any Finance Party to perform any services that require an express official approval, licence or registration, unless the Security Agent or the Finance Parties (as the case may be) holds the required approval, licence or registration;

66 164457054_19 (g) Registration/perfection of security: the Security Agent shall not be liable for any failure, omission or defect in registering or otherwise perfecting or maintaining the security constituted by any of the Security Documents including without prejudice to the generality of the foregoing: (i) failure to obtain any licence, consent or other authority for the execution of any Security Document; or (ii) failure to register the same in accordance with the provisions of any of the documents of title of the relevant Obligor or the Subordinated Creditor (as applicable) to any of the property charged pursuant to any Security Document; (h) No liability for loss: the Security Agent will not be liable for any decline in the value nor any loss realised upon any sale or other disposition of any of the Charged Property made pursuant to this Deed. In particular and without limitation, the Security Agent shall not be liable for any such decline or loss directly or indirectly arising from its acting or failing to act as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with the Finance Documents. The Security Agent will not be liable as a result of: (i) any act, event or circumstance not reasonably within its control; or (ii) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other government actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war; terrorism, insurrection or revolution; or strikes or industrial action; (i) Custodians or nominees: the Security Agent may appoint and pay any competent person to act as a custodian or nominee on any terms in relation to such assets of the trust constituted by the Security Documents as the Security Agent may determine, including for the purpose of depositing with a custodian this Deed or any other Security Document or any ancillary deed or document relating to any Security Document and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceeding incurred by reason of the misconduct, omission, act or default on the part of any person appointed by it hereunder in good faith and provided that the Security Agent has taken reasonable care in the selection of such person or be bound to supervise the proceedings or acts of any such person; (j) Investments: save as otherwise provided in, and without limitation to, the terms of this Deed or any other Finance Document or any time after the Security Documents have become enforceable, all moneys which under the trusts constituted by the Security Documents in respect of the Security Interests are received by the Security Agent may be invested in the name of the Security Agent in any investments for the time being authorised by English law for the investment by trustees of trust moneys (which may be selected by the Security Agent) or by placing the same on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent or any delegate provided that, if the bank or institution is associated with the Security Agent it need only account for an amount of interest equal to the standard amount of interest payable by it on such deposit to an independent customer) as the Security Agent may think fit, in such currency as the Security Agent thinks fit, and the Security Agent may at any time vary or transfer any such investments for or into other such investments or convert any moneys so deposited into any other currency and the Parent shall not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise; 67 164457054_19 (k) Agents: the Security Agent may in the conduct of its obligations under this Deed instead of acting personally employ and pay an agent on any terms whether being a solicitor or other appropriately qualified person to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent including the receipt and payment of money and any agent being a solicitor, broker or other person engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner of his in connection with this Deed and the Security Agent shall not be responsible to anyone for any loss, liability, expense, demand, cost or claim incurred by reason of the misconduct, omission, act or default of any such person properly appointed by it hereunder with due care or be bound to notify anyone of such appointment or to supervise the acts of such agent; (l) Delegation: the Security Agent may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Deed or any other Finance Document, act by responsible officers or a responsible officer for the time being of the Security Agent and the Security Agent may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any competent person or persons or fluctuating body of competent persons (whether being a joint trustee of this Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Deed or any other Finance Document and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Security Agent) as the Security Agent may think fit, and the Security Agent shall not be bound to supervise the proceedings or acts of any such delegate or sub-delegate and provided that the Security Agent has exercised due care in the selection of such delegate, shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost or claim incurred by reason of the misconduct, omission, act or default on the part of such delegate or sub-delegate (and the Security Agent shall give written notice to the Company prior to it making such delegation or, if not reasonably practicable, as soon as reasonably practicable following such delegation); (m) Insurance: the Security Agent shall not be under any obligation to insure any of the Charged Property or any deeds or documents of title or other evidence in respect thereof, or to require any other person to maintain any such insurance or verify that any other person has arranged or maintained such insurance, and the Security Agent shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any such insurance. Where the Security Agent is named on any insurance policy as an insured Party (including, for the avoidance of doubt, as an additional insured) it shall not be responsible for any loss or liability which may be suffered by reason of, directly or indirectly, its failure or that of any insured Party to notify the insurers of any fact relating to the risk assumed by such insurers or any other information of any kind, nor shall the Security Agent be under any obligation in respect of such insurance policy including, for the avoidance of doubt, any obligation to ascertain whether any notice which is required to be given to or acknowledgement obtained from any underwriters, insurers, reinsurers or brokers has been given to or, as the case may be, obtained from such underwriters, insurers, reinsurers or brokers; (n) Expenditure by the Security Agent: no provision of this Deed or any Finance Document or any document referred to therein shall require the Security Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if in the Security Agent’s opinion the repayment of such funds or adequate indemnity and/or security against such risk or liability is not assured to it and the Security Agent may demand prior to taking any such 68 164457054_19 action that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient to indemnify it; (o) No Responsibility for Charged Property: the Security Agent shall not be responsible for any loss, expense or liability occasioned to the Charged Property however caused by any act or omission of the Subordinated Creditor or any Obligor or any other person (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or the operator thereof) acting in accordance with or contrary to the terms of any of the Finance Documents or otherwise and irrespective of whether the Charged Property is held by or to the order of any of the foregoing persons, unless such loss, expense or liability is occasioned by the wilful misconduct, gross negligence or fraud of the Security Agent, having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions. In particular, the Security Agent shall not be responsible for any loss, liability or expense which may be suffered as a result of any assets comprised in the Charged Property, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by it or by or to the order of any custodian or by clearing organisations or their operators or by any person whether or not on behalf of the Security Agent; (p) No Responsibility for Tax on Charged Property: the Security Agent shall have no responsibility whatsoever to the Subordinated Creditor or any Obligor as regards any deficiency or additional payment, as the case may be, which might arise because the Security Agent, the Subordinated Creditor or any Obligor is subject to any Tax in respect of the Charged Property or any part thereof or any income therefrom or any proceeds thereof; (q) Enquiries and Searches: the Security Agent shall not be liable for not having made or not having caused to be made on its behalf the searches, investigations and enquiries which a prudent chargee might make in entering into this Deed or any other Security Document. The Security Agent has no responsibility in relation to the validity, adequacy, sufficiency or enforceability of the Security Interests; (r) Validity of documents: the Security Agent shall not be responsible for the legality, validity, effectiveness, suitability, adequacy or enforceability of any Finance Document or other documents entered into in connection therewith or any other document or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court; (s) Conflict: neither the Security Agent nor any of its directors or officers shall by reason of the fiduciary position of the Security Agent be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with any Obligor, the Subordinated Creditor, or any person or body corporate directly or indirectly associated with any of them, or from accepting the trusteeship of any other debenture stock, debentures or security of any Obligor, the Subordinated Creditor or any person or body corporate directly or indirectly associated with any of them, and neither the Security Agent nor any such director or officer shall be accountable to any Secured Creditor for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Security Agent and any such director or officer shall also be at liberty to retain the same for its own benefit; 69 164457054_19 (t) Information: where any holding company, subsidiary or associated company of the Security Agent, or any director or officer of the Security Agent acting other than in its capacity as such a director or officer, has any information, the Security Agent shall not thereby be deemed also to have knowledge of such information and shall not be responsible for any loss resulting from the Security Agent’s failing to take such information into account in acting or refraining from acting under or in relation to this Deed; (u) Reliance on Certificates: except as herein expressly provided, the Security Agent is hereby authorised and it shall be entitled to assume without enquiry (unless it has express notice to the contrary, including, without limitation, as notified to it in any Compliance Certificate delivered to the Security Agent pursuant to the Common Terms Agreement) that no Default or Event of Default or FG Event of Default has occurred and the Subordinated Creditor, each Obligor and each Secured Creditor is duly performing and observing all the covenants, conditions, provisions and obligations contained in any Finance Document and/or in respect of the Secured Obligations and on its part to be performed and observed; (v) Monitoring: the Security Agent shall not be responsible for: (i) exercising the rights of any of the parties under the Finance Documents except as specifically provided for thereunder; (ii) monitoring compliance by any of the parties with their respective obligations under the Finance Documents; (iii) considering the basis upon which approvals or consents are granted by any of the parties under the Finance Documents; (iv) evaluating the security granted with respect to the Finance Documents either initially or on a continuing basis; or (v) enquiring if a Default or any other event has occurred; (w) Exercise of rights: the Security Agent shall not incur any liability to any of the Secured Creditors in respect of the exercise or non-exercise of any of its rights and/or obligations under the terms of the Finance Documents to which the Security Agent is a Party, except to the extent that any liability arises as a result of the gross negligence, wilful misconduct or fraud of the Security Agent, having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions. The Security Agent may refrain from taking any action or exercising any right, power, authority or discretion vested in it under this Deed or any other Finance Document (including, without limitation, where it has been instructed pursuant to this Deed) until it has been indemnified and/or secured and/or prefunded to its satisfaction against any and all liabilities which might be brought, made or confirmed against or suffered, incurred or sustained by it in connection therewith and no provision of this Deed or any other Finance Document shall require the Security Agent to do anything which may be illegal or contrary to applicable law or regulation; (x) Security Agent’s Consent: subject to the provisions of this Deed and the Common Terms Agreement, any consent or approval given by the Security Agent for the purposes of this Deed or the other Finance Documents may be given on such terms and subject to such conditions (if any) as the Security Agent thinks fit, acting reasonably, and, notwithstanding anything to the contrary contained in this Deed or the other Finance Documents, may be given retrospectively;

70 164457054_19 (y) Confidentiality: the Security Agent shall not (unless and to the extent ordered so to do by a court of competent jurisdiction or as required by this Deed or the Common Terms Agreement) be required to disclose to any person any information (including, without limitation, information of a confidential, financial or price-sensitive nature) made available to the Security Agent by the Obligors or any other person in connection with this Deed or the other Finance Documents and no person shall be entitled to take any action to obtain from the Security Agent any such information. The Security Agent has no obligation under any Finance Document to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. In acting as trustee for the Secured Creditors, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments. If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it; (z) Error of judgment: the Security Agent shall not be liable for any error of judgment made in good faith by any officer or employee of the Security Agent to administer its corporate trust matters; (aa) Deductions and withholding: notwithstanding anything contained in this Deed or the other Finance Documents, to the extent required by applicable law, if the Security Agent is (i) required to make any deduction or withholding for or on account of Tax from any distribution or payment made by it under this Deed or the other Finance Documents or (ii) otherwise charged to, or may become liable to, Tax as a consequence of performing its duties under this Deed or the other Finance Documents (excluding any net income Tax imposed on receipt by the Security Agent of any fees payable under the Finance Documents to the Security Agent for its own account), then the Security Agent shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to pay such Tax from the funds held by the Security Agent on the trusts of this Deed and shall have no obligation to gross up any such amount so deducted or withheld; (bb) Professional charges: any trustee of this Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or her or his or her firm in connection with this Deed and the other Finance Documents and also his or her charges in addition to disbursements for all other work and business done and all time spent by him or her or his or her firm in connection with matters arising in connection with this Deed and the other Finance Documents; (cc) Requests and instructions: the Security Agent shall have no responsibility for investigating whether any request or instruction given to it by any Party breaches any rights or restriction set out in this Deed or any Finance Document. If any Secured Creditor, in issuing any requests or instructions under this Deed, breaches any rights or restrictions set out in this Deed or any Finance Document, this shall not invalidate the requests or instructions unless such Secured Creditor informs the Security Agent in relation to a request or instruction made or given by it before the Security Agent commences to act on such request or instruction that such request or instruction was invalid and should not be acted on. If the Security Agent is so informed after it has commenced acting on a request or instruction, the validity of any action taken shall not be affected but the Security Agent shall take no further action in accordance with such request or instruction, except to the extent that it has become legally obliged to do so; 71 164457054_19 (dd) Mortgagee in possession: notwithstanding any other provision of this Deed or any other Finance Document, the Security Agent shall not be obliged to become a mortgagee in possession thereunder (or its equivalent in any other applicable jurisdiction) or take any action which would expose it to any liability in respect of environmental claims in respect of which it has not been indemnified and/or secured and/or prefunded to its satisfaction; (ee) Material Adverse Effect: the Security Agent shall have no duty to enquire or satisfy itself as to the existence or occurrence of an event which may have a Material Adverse Effect or to determine whether any event or occurrence has had a Material Adverse Effect and may assume, until it has express notice in writing to the contrary, that no Default or Event of Default or FG Event of Default has occurred. When considering, pursuant to a Finance Document, whether a Material Adverse Effect or material event (or like circumstance) has arisen, the Security Agent may seek directions from the Qualifying Secured Creditors (through their respective Secured Creditor Representatives, as applicable) as it considers appropriate and rely thereon, without any responsibility for any delay occasioned by so doing. To the extent the Security Agent receives a direction from (or, as applicable, on behalf of) the Qualifying Secured Creditors relating to the determination of whether an event or occurrence has had a Material Adverse Effect, the Security Agent shall have no duty to enquire or satisfy itself as to the existence of an event or occurrence having a Material Adverse Effect and shall be entitled to rely conclusively upon such direction of (or, as applicable, on behalf of) the Qualifying Secured Creditors, and shall bear no liability of any nature whatsoever to any person for acting in accordance with such direction; (ff) No action: no Party (other than the Security Agent, a Receiver or delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a delegate in respect of any claim it might have against the Security Agent, a Receiver or a delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Charged Property; (gg) Disclosure by the Security Agent: unless this Deed expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Deed; (hh) Information from Secured Creditors: each Secured Creditor shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent (such information to include, without limitation, any information required by the Security Agent in order to comply with its “know your customer” or similar identification procedures); (ii) Email protections: in no event shall the Security Agent be liable for any losses arising from the Security Agent receiving or transmitting any data to the Company or acting upon any notice, instruction or other communications via any Electronic Means. The Security Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Company, the Subordinated Creditor or any Obligor. The Company agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances. For the purposes of this paragraph (ii), “Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail and facsimile transmission and (ii) secure electronic 72 164457054_19 transmission containing applicable authorisation codes, passwords and/or authentication keys issued by the Security Agent, or another method or system specified by the Security Agent as available for use in connection with its services hereunder; and (jj) Maintenance of Rating: the Security Agent shall have no responsibility for the maintenance of any ratings of any Secured Debt by any Approved Rating Agency which is providing current ratings for the Secured Debt or any other persons. 27.5 Powers Conferred by General Law The powers, trusts, authorities and discretions conferred upon the Security Agent by this Deed shall be in addition to any which may from time to time be vested in the Security Agent by the general law or otherwise. 27.6 Secured Creditors’ Indemnity to the Security Agent (a) Subject to paragraph (d) below but notwithstanding the provisions of Clause 28 (Remuneration and Indemnification of the Security Agent), Secured Creditors (such Secured Creditors being the “Instructing Secured Creditors”) shall, in respect of any matter which they shall have instructed or directed the Security Agent to act or refrain from acting under, pursuant to or in connection with any Finance Document or any of the Security Interests (an “Instruction”), within five Business Days of demand, indemnify the Security Agent (and any person appointed by it) and keep it (and any person appointed by it) indemnified to its satisfaction against any and all actions, charges, claims, costs, damages, expenses, liabilities (including duties and Taxes but excluding, for the avoidance of doubt, any net income Tax imposed on receipt by the Security Agent of any fees payable under the Finance Documents to the Security Agent for its own account), losses and proceedings (including legal and professional fees incurred in disputing or defending the same), which may be brought, made or confirmed against, or suffered, incurred or sustained by the Security Agent or any Receiver or Delegate appointed by it in accordance with the provisions of the Finance Documents to whom any trusts, rights, powers, duties, authority or discretion may be delegated in the execution or exercise or purported execution or exercise of the trusts, rights, powers, duties, authorities or discretions vested in it by any of the Finance Documents: (i) in acting in accordance with the Instruction or otherwise exercising authority conferred under the Finance Documents; and (ii) in respect of any other matter or thing done or omitted to be done by the Security Agent in acting in accordance with the Instruction in any way relating to any of the Finance Documents, in proportion to each such Secured Creditor’s share of the Outstanding Principal Amount on the date of demand, in each case, except to the extent it is sustained or incurred as a result of the gross negligence, wilful misconduct or fraud of the Security Agent (having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions) or any delegate, agent, attorney or co-trustee appointed by the Security Agent (the “Indemnity”). (b) Neither the Bond Trustee, any Registrar, any Paying Agent nor any Facility Agent shall (in their own capacity) give the Indemnity or be liable in any way under the Indemnity. (c) Subject to paragraph (a) above, the Indemnity shall apply to and be binding upon each Instructing Secured Creditor, whether acting through their Secured Creditor Representative or otherwise. 73 164457054_19 (d) Unless otherwise agreed by the Security Agent, the provisions of this Clause 27.6 shall continue in full force and effect notwithstanding the discharge of any Secured Obligations owed to an Instructing Secured Creditor subsequent to the Instruction and whether or not the Security Agent is then the security agent hereunder. (e) The Company shall, within ten Business Days of demand, reimburse any Secured Creditor for any payment that Secured Creditor makes to the Security Agent pursuant to this Clause 27.6. However, this shall not apply to the extent that the indemnity payment in respect of which the Secured Creditor claims reimbursement relates to a liability of the Security Agent to the Subordinated Creditor or to an Obligor. 27.7 No Obligation to Act (a) The Security Agent shall not be bound to take any step, action or proceedings in connection with any Finance Documents or in relation to any obligations arising hereunder including, without prejudice to the generality of the foregoing, exercising any powers, forming any opinion or employing any expert or adviser or taking any enforcement step or action unless it has been indemnified and/or secured and/or prefunded to its satisfaction (including, if required by the Security Agent, by payment on account) against all liabilities, actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which may be properly incurred in connection with such action and may demand, prior to taking any such steps, action or proceedings that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so as to indemnify and/or secure and/or prefund it. (b) The Security Agent shall not be liable to any person for any loss or liability occasioned by any delay in taking or failure to take any such action or Enforcement Action. (c) Unless the Security Agent is satisfied that it will not incur any liability (whether civil, corporate, personal, environmental, criminal or otherwise) arising from it enforcing or realising the Security Interests or exercising its rights under any Finance Document or taking any other Enforcement Action or, to the extent that such liability is (in the opinion of the Security Agent) indemnifiable, is appropriately indemnified and/or secured and/or prefunded to its satisfaction in respect of any such liability, it will not enforce or realise the Security Interests or exercise its rights under any Finance Document or take any Enforcement Action and shall not be liable to any person for any loss or liability occasioned thereby. 27.8 Duties of Security Agent (a) Except where a Finance Document to which the Security Agent is a Party specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to a Secured Creditor. (b) The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents (and no others shall be implied). (c) The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. (d) Nothing in this Deed will oblige the Security Agent to send any documents to a Bondholder or to enter into any communication with a Bondholder. Instead, the Security Agent will only be obliged to send documents to and communicate and have dialogue with the applicable Bond Trustee acting as trustee on behalf of the relevant Bondholders or some other agent appointed for such and on behalf of such

74 164457054_19 Bondholders. Any references in this Deed to the obligations of the Security Agent to a Secured Creditor (or similar) will, in relation to Bondholders, be deemed to be a reference to obligations owed to the relevant Bond Trustee acting on behalf of the relevant Bondholders. 27.9 No Fiduciary Duties (a) Nothing in this Deed constitutes the Security Agent as a trustee or fiduciary of any other person, except to the extent specifically provided in the Finance Documents. (b) The Security Agent shall not be bound to account to any Secured Creditor or Obligor or any other Party to this Deed for any sum or the profit element of any sum received by it for its own account. 27.10 Business with Group Companies (a) Neither the Security Agent nor any director or officer or other holding company of a corporation acting as a trustee under these presents shall be by reason of its or his fiduciary position be in any way precluded from: (i) entering into or being interested in any contract or financial or other transaction or arrangement with the Parent, any Subordinated Intragroup Creditor, any Obligor or other Party to any Finance Documents (each a “Relevant Company”) or any person or body corporate associated with a Relevant Company (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Bonds, PP Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, a Relevant Company or any person or body corporate associated as aforesaid); and/or (ii) accepting or holding the trusteeship of the Security Documents or any other trust deed constituting or securing any other securities issued by or relating to, or any other liabilities of, a Relevant Company or any such person or body corporate so associated or any other office of profit under a Relevant Company or any such person or body corporate associated as foresaid, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in paragraph (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in paragraph (ii) above without regard to the interests of the Secured Creditors and notwithstanding that the same may be contrary or prejudicial to the interests of the Secured Creditors and shall not be responsible for any liability occasioned to the Secured Creditors thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith. (b) Where any holding company Subsidiary or associated company of the Security Agent or any director or officer of the Security Agent acting other than in its capacity as such a director or officer has any information, the Security Agent shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by the 75 164457054_19 Secured Creditors resulting from the Security Agent’s failing to take such information into account in acting or refraining from acting under or in relation to this Deed or any other Finance Document. 27.11 Miscellaneous (a) The Security Agent shall not be obliged to agree to any amendment to, or grant any consent or waiver or make any determination under or in relation to, any Finance Document which, in the sole opinion of the Security Agent, would have the effect of (i) exposing the Security Agent to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (ii) increasing the obligations or duties, or decreasing the rights, powers, authorities, discretions, indemnities, limitations on liabilities or protections of the Security Agent in the Finance Documents. (b) Without prejudice to the right of indemnity by law given to trustees, the Security Agent and every attorney, agent or other person appointed by the Security Agent under the Finance Documents shall, to the extent permitted under applicable law, in priority to any payment to the Secured Creditors, be entitled to be indemnified out of the Charged Property in respect of all liabilities incurred by them or him in the execution or purported execution of the trusts hereof or of any functions vested in them or him pursuant to the Finance Documents and against all actions, proceedings, costs, claims and demands in respect of any acts or omissions relating to the Charged Property or any Finance Document, and the Security Agent may retain from any part of any moneys in its hands arising from the trusts of this Deed and/or the Security Documents all sums necessary to effect such indemnity and also the remuneration of the Security Agent save in each case where the same arises as the result of the fraud, gross negligence or wilful misconduct of the Security Agent, having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions. 27.12 Reliance Letters Each Secured Creditor confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter relating to any reports or letters provided by accountants, other professional service providers or experts in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 27.13 Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act. 27.14 No Liability for Consequential Loss Notwithstanding any provision in any Finance Document to the contrary, none of the Security Agent or any Receiver or delegate of the Security Agent shall in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits, business, goodwill, or opportunity), whether or not foreseeable even if the Security Agent, such Receiver or delegate (as applicable) has been advised of the likelihood of such loss or damage and whether the claim for loss or damage is made in negligence, for breach of 76 164457054_19 contract or otherwise, provided, however, that this provision shall be deemed not to apply in the event of a determination of fraud on the part of the Security Agent, any Receiver or delegate of the Security Agent in a judgment by a court having jurisdiction or in an arbitration award. 28. REMUNERATION AND INDEMNIFICATION OF THE SECURITY AGENT 28.1 Fees for Security Agent The Obligors shall jointly and severally (subject as hereinafter provided) pay to the Security Agent a security agent fee in the amount and at the times agreed in a fee letter. 28.2 Additional Remuneration In the event of: (a) an Event of Default; or (b) the Security Agent being requested by an Obligor or the Qualifying Secured Creditors to undertake duties which the Security Agent and the Company agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or (c) the Security Agent and the Company agreeing that it is otherwise appropriate in the circumstances, the Company shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that shall be agreed between them. 28.3 Costs, Charges and Expenses In addition to remuneration hereunder the Obligors shall jointly and severally reimburse, within ten Business Days of written demand, all reasonable (except with respect to paragraph (d) below) and documented costs, charges and expenses including, without limitation, legal fees (subject to any pre-agreed cap), any stamp duty and other similar taxes or duties (for the avoidance of doubt, excluding any net income Tax imposed on receipt by the Security Agent of any fees payable under the Finance Documents to the Security Agent for its own account) which the Security Agent and any Receiver or Delegate may reasonably incur in relation to: (a) the preparation, negotiation and execution of this Deed or any Security Document or any other Finance Document (or any other document referred to in and required by the terms of this Deed), the exercise of its powers or the performance of its duties under this Deed or any Security Document or any other Finance Document and the completion of the transactions and perfection of the security contemplated in the Security Documents and any other Finance Documents executed after the date of this Deed, in each case not exceeding any applicable caps or other limitations agreed with the Company prior to such costs, charges and expenses being incurred; (b) any variation, amendment, restatement, waiver, consent, determination or suspension of rights under any Finance Documents (or any proposal for the same) requested or agreed to by the Obligors under the Finance Documents; (c) the investigation of any event or circumstance which it reasonably believes to be a Default or Event of Default; and (d) following the occurrence of an Event of Default which is continuing, the exercise, preservation and/or enforcement of, and/or any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or 77 164457054_19 enforcing, any of the rights, powers and remedies of the Security Agent provided by or pursuant to the Security Documents, or by law, and the exercise of its powers or the performance of its duties under, and in any other manner in relation to or under this Deed or any Security Document or any other Finance Document, save that the Obligors shall not be required to reimburse any such costs, charges, expenses, stamp duty, similar taxes or duties under this Clause 28.3 to the extent they have been paid under Clause 28.4 (Indemnity in favour of Security Agent). 28.4 Indemnity in favour of Security Agent Without prejudice to any indemnity contained in any Security Document or any other Finance Document, the Obligors shall, jointly and severally, within ten Business Days of written demand, indemnify (on an after tax basis) the Security Agent, its agents, officers, employees, directors and other appointees and any Receiver: (a) against any liability which any of them may sustain as a consequence of any breach by an Obligor or the Subordinated Creditor of the provisions of this Deed or any other document to which the Security Agent is a Party or in respect of which it holds a Security Interest; (b) against any liability which any of them may sustain as a consequence of the taking, holding, protection or enforcement of the Security Interests granted under the Security Documents (otherwise than as a result of the fraud, gross negligence or wilful misconduct of the Security Agent (having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions), its agents and other appointees or any Receiver, as applicable); (c) against any liability which any of them may sustain as a consequence of the exercise or purported exercise of any of the rights and powers conferred on them by this Deed or any other Finance Document or by law, save where the same arises as the result of the fraud, gross negligence or wilful misconduct of such person; (d) against all liabilities incurred by them in respect of acting in their respective roles under the Finance Documents or in respect of the Charged Property (otherwise than as a result of the fraud, gross negligence or wilful misconduct of the Security Agent (having regard to the provisions of this Deed conferring on the Security Agent any trusts, powers, authorities or discretions), its agents and other appointees or any Receiver); and (e) against any cost, loss or liability (together with any applicable VAT) incurred by the Security Agent as a result of acting or relying on any notice or instruction which it reasonably believes to be genuine, correct and appropriately authorised. 28.5 Payment (a) All sums payable or required to be reimbursed under Clause 28.1 (Fees for Security Agent), Clause 28.2 (Additional Remuneration) or Clause 28.4 (Indemnity in favour of Security Agent) shall, subject to this Clause 28.5, be payable within ten Business Days of written demand therefor. (b) If any Obligor fails to pay any amount payable by it under Clause 28.1 (Fees for Security Agent), Clause 28.2 (Additional Remuneration) or Clause 28.4 (Indemnity in favour of Security Agent) on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is one per cent. per annum over the rate at

78 164457054_19 which the Security Agent was being offered, by leading banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select provided that if any such rate is below zero, that rate will be deemed to be zero. 28.6 Not Affected by Discharge Unless otherwise specifically stated in any discharge of this Deed, the provisions of this Clause 28 shall continue in full force and effect notwithstanding such discharge and whether or not the Security Agent is then the trustee hereunder. 28.7 Gross-up (a) Each Obligor shall make all payments to be made by it under this Clause 28, which are payments for the Security Agent’s own account and not received as agent for any other Party without a Tax Deduction, unless such Tax Deduction is required by law. (b) The Parent or the Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Agent accordingly. (c) If a Tax Deduction is required by law to be made by an Obligor the amount of the payment due from that Obligor (other than with respect to income taxes imposed on the Security Agent because of a connection it has with the taxing jurisdiction that was not a result of it acting as Security Agent) shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 29. APPOINTMENT OF ADDITIONAL TRUSTEES The Security Agent may at any time (with the prior written consent of the Company unless an Event of Default is continuing at such time, in which case no such consent shall be required) appoint any person (whether or not a trust corporation) to act either as a separate trustee or as a co-trustee jointly with it: (a) if it considers (acting reasonably) such appointment to be in the interests of the Secured Creditors; or (b) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems relevant for the purposes hereof; or (c) for the purposes of obtaining judgment in any jurisdiction, and the Security Agent shall give notice to the Obligors of any such appointment. Any person so appointed shall have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall have the same benefits hereunder as the Security Agent. The Security Agent shall have power in like manner to remove any person so appointed. The Security Agent may pay to any person so appointed such remuneration as has been previously approved in writing by the Company (unless an Event of Default is continuing at such time, in which case no such approval shall be required) and any such remuneration, costs, charges and expenses (including any part of such remuneration, costs, charges and expenses as represents any irrecoverable VAT) properly incurred by such person in performing its functions pursuant to such appointment shall for the purposes hereof be treated as costs, charges and expenses incurred by the Security Agent in performing its functions as security agent hereunder. 79 164457054_19 30. RETIREMENT AND REMOVAL OF SECURITY AGENT 30.1 Retirement and removal (a) The Security Agent (after consultation with the Company) may resign and appoint one of its Affiliates as successor by giving notice to the Company and the Secured Creditors. (b) Alternatively the Security Agent may resign by giving 30 days’ notice to the other Parties, in which case the Company may appoint a successor Security Agent. (c) If no successor Security Agent has been appointed in accordance with paragraph (b) above within 20 days after the relevant notice of resignation was given, with the approval of the Company (acting reasonably), a successor Security Agent may be appointed by way of a resolution of Qualifying Secured Creditors representing at least a simple majority of the entire Outstanding Principal Amount of all Qualifying Senior Debt or through the consent of Qualifying Secured Creditors voting in relation thereto as an Extraordinary Voting Matter. (d) If no successor Security Agent has been appointed in accordance with paragraph (b) or (c) above within 30 days after the relevant notice of resignation was given, the Security Agent may, with the approval of the Company (acting reasonably), appoint a successor Security Agent. (e) The retiring Security Agent (the “Retiring Security Agent”) shall, at its own cost: (i) make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents; and (ii) enter into and deliver to the successor Security Agent those documents and effect any registrations as may be required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Security Agent. (f) With the approval of the Company (acting reasonably), each relevant Obligor shall take any action and enter into and deliver any document which is reasonably required by the Retiring Security Agent to ensure that a Security Document provides for effective and perfected Security in favour of any successor Security Agent (including any documents or evidence reasonably required to ensure that the security position of the Secured Creditors is not materially adversely affected by such resignation). (g) The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor, and (ii) the transfer of all of the Security Property to that successor. (h) Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 43 (Winding up of trust) and under paragraph (e) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clauses 26 (Request for Direction), 27 (Activities of the Security Agent) and 28.4 (Indemnity in favour of Security Agent) (and any fees for the account of the Retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Its successor and each of the other Parties shall have the same rights and 80 164457054_19 obligations amongst themselves as they would have had if that successor had been an original Party. (i) With the approval of the Company (acting reasonably), Secured Creditors representing at least a simple majority of the entire Outstanding Principal Amount of all Qualifying Senior Debt by way of a resolution of Qualifying Secured Creditors or through the consent of Qualifying Secured Creditors voting in relation thereto as an Extraordinary Voting Matter, may by notice to the Security Agent require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of each group of Secured Creditors which required such resignation. (j) Provided no Default is continuing, the Company may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above and the Company shall appoint a successor Security Agent but the cost referred to in paragraph (e) above shall be for the account of the Company or any other Obligor. 30.2 Delegation (a) The Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents. (b) That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. 30.3 Additional Security Agents (a) The Security Agent may, in each case and at all times with the approval of the Company (acting reasonably), appoint (and subsequently remove), to the extent legally permitted, any person to act as a separate trustee or agent or as a co-trustee or co-agent jointly with it (i) if it in good faith considers that appointment to be in the interests of the Secured Parties, (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant (acting reasonably), or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Company and each Secured Creditor Representative and each Hedge Counterparty of that appointment. (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Deed) and the duties and obligations that are conferred or imposed by the instrument of appointment. 31. INFORMATION 31.1 Dealings with Security Agent and Secured Creditor Representatives (a) Each Secured Creditor which is represented by a Secured Creditor Representative shall deal with the Security Agent exclusively through its respective Secured Creditor Representative and the Hedge Counterparties and the Secured Creditors in respect of which there is no Secured Creditor Representative shall deal directly with the Security Agent and shall not deal through any Secured Creditor Representative. 81 164457054_19 (b) No Secured Creditor Representative shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Deed. 31.2 Disclosure between Secured Creditors and Security Agent (a) Notwithstanding any agreement to the contrary, the Parent and each of the Obligors consents to the disclosure by any of the Secured Creditors, the Secured Creditor Representatives and the Security Agent to their Affiliates (and in the case of the Security Agent, to a Receiver) and to each other (whether or not through a Secured Creditor Representative or the Security Agent) of such information concerning the Parent and the Obligors as any Secured Creditor or the Security Agent shall see fit, provided that, in the case of disclosure to an Affiliate, the person to whom the information is to be given has entered into a Confidentiality Undertaking except that there shall be no such requirement if the recipient is subject to professional obligations or otherwise bound by a requirement of confidentiality in relation to the information. (b) The Security Agent shall (to the extent it has been notified of such contact details), promptly and in any event within three Business Days of request by any Secured Creditor following the commencement of a Standstill Period, provide such Secured Creditor with the contact details of the other Secured Creditors. (c) The Secured Creditors consent to any disclosure made in accordance with paragraph 31.1(b) above. 31.3 Notification of Prescribed Events (a) If a Default either occurs or ceases to be continuing the relevant Secured Creditor Representatives (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, any member of that group of Secured Creditors) or the relevant Hedge Counterparty shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party (in the case of any Secured Creditor, through their respective Secured Creditor Representative, as applicable). (b) If an Event of Default occurs or ceases to be continuing the relevant Secured Creditor Representative (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, any member of that group of Secured Creditors), or the relevant Hedge Counterparty shall, upon becoming aware of that occurrence (and provided that it is then continuing) or upon becoming aware of that cessation (as the case may be), notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party (in the case of any Secured Creditor, through their respective Secured Creditor Representative, as applicable). (c) If an Enforcement Action has occurred, the relevant Secured Creditor Representative and/or Secured Creditor shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party (in the case of any Secured Creditor, through their respective Secured Creditor Representative, as applicable). (d) If the Security Agent enforces, or takes formal steps to enforce, any of the Security Interests granted under the Security Documents it shall notify each Party of that action. (e) If an Obligor defaults on any payment due under a Hedging Agreement, the Hedge Counterparty which is Party to that Hedging Agreement shall, upon becoming aware of that default and after allowing for any applicable notice or grace periods, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify

82 164457054_19 each Secured Creditor Representative (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, each member of that group of Secured Creditors) and each other Hedge Counterparty. (f) If a Hedge Counterparty terminates or closes out, in whole or in part, any Hedging Transaction under any Hedging Agreement pursuant to a Credit-Related Close-Out, it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Secured Creditor Representative (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, each member of that group of Secured Creditors) and each other Hedge Counterparty. (g) If a mandatory prepayment is waived or declined under the terms of a Finance Document, the relevant Secured Creditor Representative (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, a member of that group of Secured Creditors) shall notify the Security Agent of the amount of the mandatory prepayment waived or declined and the Security Agent shall, upon receiving that notification, notify each other Secured Creditor Representative (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, each member of that group of Secured Creditors) and each Hedge Counterparty. (h) If any Security and/or Guarantees are released in accordance with Clause 10.6 (Release of Security Interests for Permitted Transactions and Permitted Disposals), the Security Agent shall notify each Secured Creditor Representative (or, if a particular group of Secured Creditors is not represented by a Secured Creditor Representative, each member of that group of Secured Creditors) and each other Hedge Counterparty. 32. AGENCY APPOINTMENT (a) To the extent permitted under applicable law, the Parent by its execution of this Deed irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents to which it is a Party and irrevocably authorises: (i) the Company on its behalf to supply all information concerning itself contemplated by the Finance Documents to the Security Agent and the other Finance Parties and to give all notices and instruction, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by the Parent, notwithstanding that they may affect the Parent, without further reference to or the consent of the Parent; and (ii) each Finance Party to give any notice, demand or other communication to the Parent pursuant to the Finance Documents to the Company, and in each case the Parent shall be bound as though the Parent itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Company or given to the Company under any Finance Document on behalf of the Parent or in connection with any Finance Document (whether or not known to the Parent) shall be binding for all purposes on the Parent as if the Parent had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Company and the Parent, those of the Company shall prevail. 83 164457054_19 33. NOTICES 33.1 Security Agent’s Communications with Secured Creditors The Security Agent shall be entitled to carry out all dealings: (a) with the Secured Creditors (other than the Hedge Counterparties and any group of Secured Creditors which is not represented by a Secured Creditor Representative) through their respective Secured Creditor Representatives and may give to the Secured Creditor Representatives, as applicable, any notice or other communication required to be given by the Security Agent to any Secured Creditor (other than a Hedge Counterparty); (b) with each Hedge Counterparty directly with that Hedge Counterparty; and (c) directly with each member of a group of Secured Creditors which is not represented by a Secured Creditor Representative. 33.2 Electronic Communication (a) Any communication to be made or document to be delivered between any two parties under or in connection with this Deed may be made by electronic mail or other electronic means (in each case including in unencrypted form) to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice. (b) Any electronic communication or document delivered made between those two parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Secured Creditor or a Secured Creditor Representative to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose. (c) Any electronic communication or document which becomes effective, in accordance with paragraph (b) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 33.3 Use of Websites (a) The Security Agent may deliver any information in relation to those Secured Creditors and Secured Creditor Representatives (the “Website Creditors”) who accept this method of communication by posting this information (in a format previously agreed between the Security Agent and the Secured Creditors (acting through their respective Secured Creditor Representatives, where applicable) and Secured Creditor Representatives) onto an electronic website designated by the Security Agent (the “Designated Website”). (b) If any Secured Creditors (acting through their respective Secured Creditor Representatives, where applicable) and Secured Creditor Representatives do not agree to the delivery of information electronically then it shall notify the Security Agent 84 164457054_19 accordingly and the Security Agent shall supply the information to that Secured Creditor or its Secured Creditor Representative (as applicable) in paper form. (c) The Security Agent shall supply each Website Creditor with the address of and any relevant password specifications for the Designated Website following designation of that website by the Security Agent. (d) The Security Agent promptly upon becoming aware of its occurrence shall notify the Secured Creditors and Secured Creditor Representatives if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Deed is posted onto the Designated Website; (iv) any existing information which has been provided under this Deed and posted onto the Designated Website is amended; or (v) the Security Agent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. (e) If the Security Agent notifies the Secured Creditors and Secured Creditor Representatives under paragraph (d)(i) or paragraph (d)(v) above, all information to be provided by the Security Agent under this Deed after the date of that notice shall be supplied in paper form unless and until each Website Creditor is satisfied that the circumstances giving rise to the notification are no longer continuing. (f) Any Website Creditor may request one paper copy of any information required to be provided under this Deed which is posted onto the Designated Website. 34. COMMON TERMS AGREEMENT Clause 24.3 (Third Party Rights) and clause 21 (Notices) of the Common Terms Agreement shall apply to this Deed and shall be binding on the parties to this Deed as if set out in full in this Deed. If a provision of this Deed is inconsistent with the above-mentioned provisions of the Common Terms Agreement, the provisions of this Deed shall prevail. 35. BENEFIT OF DEED 35.1 Successors This Deed is binding on and ensues for the benefit of each Party and its successors in title. 35.2 The Subordinated Creditor and the Obligors Neither the Subordinated Intragroup Creditors, the Subordinated Creditor, nor any of the Obligors may assign all or any of its rights or transfer all or any of its or their rights and obligations under the Finance Documents except (a) pursuant to the Security Documents as expressly provided by this Deed, (b) as permitted by the terms of the Common Documents, or (c) as may be required by applicable law. 85 164457054_19 35.3 [Reserved] 35.4 Secured Creditors No Secured Creditor may assign or transfer to any person the whole or any part of its rights or obligations under this Deed, any other Common Document, any Authorised Credit Facility or any Hedging Agreement to which any such Secured Creditor is a Party except as permitted by the relevant Authorised Credit Facility or Hedging Agreement (or any of the documentation comprising the same) provided that it will be an additional condition to any assignment or transfer permitted by such Authorised Credit Facility or Hedging Agreement, as the case may be, that the assignee or transferee (to the extent not already a Secured Creditor in each case in any capacity) previously or simultaneously agrees with the other parties hereto to be bound by the provisions of this Deed, the Common Terms Agreement and the Master Definitions Agreement as if it was named as a Secured Creditor in this Deed and as a Party to the Common Terms Agreement and the Master Definitions Agreement (as the case may be) by executing and delivering to the Security Agent an Accession Memorandum in accordance with Clause 35.5 (Accession of Secured Creditors). 35.5 Accession of Secured Creditors Any person which is a permitted assignee or transferee of a Secured Creditor under Clause 35.4 (Secured Creditors) must execute and deliver to the Security Agent (and must procure that its Secured Creditor Representative executes and delivers) an Accession Memorandum in the form set out in Part 2 (Form of Accession Memorandum (Existing Secured Obligations)) of Schedule 1 (Form of Accession Memoranda) executed by the Company (on behalf of the Obligors), the Party ceasing to be a Secured Creditor, the party becoming a Secured Creditor (and its Secured Creditor Representative) and the Security Agent (for itself and on behalf of the other Secured Creditors) in which event, the Parties hereto agree that: (a) on the later of the date specified in such Accession Memorandum and the fifth Business Day after (or such earlier Business Day endorsed by the Security Agent on such Accession Memorandum falling on or after) the date of delivery of such Accession Memorandum to the Security Agent: (i) the Party ceasing to be a Secured Creditor (and its Secured Creditor Representative, in its capacity as such) will be discharged from further obligations towards the other parties under this Deed and, where applicable, the Common Terms Agreement, the Master Definitions Agreement and their respective rights against one another will be cancelled to the extent assigned or transferred (except, in each case, for those obligations and rights which accrue prior to such date, and in relation to a Secured Creditor such obligations and rights, including for the avoidance of doubt, any obligation under Clause 27.6 (Secured Creditors’ Indemnity to the Security Agent) will only be discharged or cancelled to the extent that the party becoming a Secured Creditor has assumed such liability); and (ii) the party becoming a Secured Creditor will assume the same obligations, and become entitled to the same rights as a Secured Creditor (and its Secured Creditor Representative, in its capacity as such), under this Deed and, where applicable, the Common Terms Agreement and the Master Definitions Agreement, as if it had been an original party to this Deed; (b) unless and until such Accession Memorandum (duly executed) is received by the Security Agent, the Party ceasing to be a Secured Creditor will remain a Secured Creditor under this Deed and a Party to the Common Terms Agreement and the Master Definitions Agreement for all purposes; and

86 164457054_19 (c) the Secured Creditors who are Party to this Deed hereby authorise the Security Agent to execute such Accession Memorandum on their behalf (without liability therefor) and agree to be bound by the terms of such Accession Memorandum. 36. DEFENCES The provisions of this Deed will not be affected, impaired or revoked by any act, omission, transaction, limitation, matter, thing or circumstance whatsoever which, but for this provision, might operate to affect any of the priorities provided for in this Deed including: (a) any time, waiver, consent or indulgence granted to, or composition with, the Subordinated Creditor, any Subordinated Intragroup Creditor or any Obligor, or any other person; (b) the taking of any other Security Interest from the Subordinated Creditor, Subordinated Intragroup Creditor or any Obligor or any other person or the variation, compromise, renewal or release of, or the failure, refusal or neglect to take, perfect or enforce, any rights, remedies or Security Interests from or against the Subordinated Creditor, Subordinated Intragroup Creditor or any Obligor or any other person or all or any part of the Security Interests or any security constituted by any other document or any non-presentation or non-observance of any formality or other requirement in respect of any infringement or any failure to realise the full value of any Security Interest; (c) any legal limitation, disability, incapacity, lack of power, authority or legal personality of or dissolution or change in the members or status of the Subordinated Creditor, Subordinated Intragroup Creditor or any Obligor or other person or other circumstances relating to the Subordinated Creditor, Subordinated Intragroup Creditor or any Obligor or any other person; (d) any amendment, extension (whether of maturity or otherwise), reinstatement, replacement, supplement to or novation (in each case, however fundamental and of whatsoever nature, and whether or not onerous) of any of the Finance Documents or any other document or security; (e) any unenforceability, illegality, or invalidity of any obligation of any person under any Finance Document or any other document or security; (f) any intermediate payment of any of the Secured Obligations in whole or in part; or (g) any insolvency or similar proceedings. 37. PROTECTION OF THIRD PARTIES 37.1 Secured Obligations Becoming Due The Secured Obligations shall become due for the purposes of Section 101 of the LPA (so far as applicable to the Charged Property) and the statutory powers of sale and of appointing a Receiver which are conferred upon the Security Agent as varied and extended by this Deed and all other powers shall, in favour of any purchaser, be deemed to arise and be exercisable immediately after the execution of this Deed. 87 164457054_19 37.2 Protection of Third Parties No purchaser from or other person dealing with the Security Agent and/or any Receiver shall be concerned to enquire: (a) whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable; (b) whether any Secured Obligations remain outstanding; (c) whether any event has happened to authorise the Security Agent and/or such Receiver to act; or (d) as to the propriety or validity of the exercise or purported exercise of any such power, and the title and position of such a purchaser or other persons shall not be impeachable by reference to any of those matters and the protections contained in Sections 104 to 107 of the LPA shall apply to any person purchasing from or dealing with a Receiver or the Security Agent. 37.3 Consideration The receipt of the purchase price by the Security Agent or any Receiver shall be absolute and conclusive discharge to a purchaser or such other person as is referred to in this Clause 37 and shall relieve such purchaser or other person of any obligation to see to the application of any monies paid to, or according to the instructions of, the Security Agent or the Receiver. In making any sale or disposal of any of the Charged Property or making any acquisition, the Security Agent or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit. 37.4 Definition of Purchaser In this Clause 37, “purchaser” includes any person acquiring in good faith, for money or money’s worth, the benefit of any Security Interest over, or any other interest or right whatsoever in relation to, the Charged Property. 38. POWER OF ATTORNEY 38.1 Appointment of Attorney and Purposes of Appointment To the extent permitted by applicable law and regulation, the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor, by way of security, irrevocably appoints the Security Agent and any Receiver jointly and severally to be its attorneys (the “Attorneys”) for the following purposes in its name, on its behalf and as its act and deed at any time during an Enforcement Period (other than in respect of the purpose described in paragraph (e) below, which applies at any time): (a) to exercise the rights, powers and discretions of the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor, in respect of the relevant Finance Documents to which the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor is or may become a Party; (b) to demand, sue for and receive all monies due or payable under or in respect of the relevant Finance Documents to which the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor is or may become a Party; 88 164457054_19 (c) to do every act or thing which the Attorneys may deem to be necessary, proper and expedient for fully and effectually vesting, transferring or assigning the Charged Property or any part thereof and/or the estate, right, title, benefit and/or interest therein or thereto of the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor in or to the Attorneys and their successors in title or other person or persons entitled to the benefit thereof in the same manner and as fully and effectually in all respects as the Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor could have done; (d) upon payment of such monies or any part thereof to give good receipt and discharge for the same and to execute such receipts, releases, discharges, surrenders, instruments and deeds as may be requisite or advisable; and (e) to do anything which the Subordinated Creditor, a Subordinated Intragroup Creditor or an Obligor has authorised the Security Agent or any other Party to do under the Common Documents or is itself required to do under the Common Documents but has failed to do within a reasonable time. 38.2 Indemnity in favour of Attorneys Each Obligor irrevocably and unconditionally undertakes to indemnify the Attorneys and any substitute appointed from time to time by the Attorneys against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the proper exercise, or the proper purported exercise, of any of the powers conferred by the power of attorney created by this Clause 38 provided that each Obligor shall not be obliged to indemnify the Attorneys or, as the case may be, such substitute against any such actions, proceedings, claims, costs, expenses or liabilities which arise as a result of the Attorneys’ or such substitute’s gross negligence, fraud or wilful misconduct. 38.3 Substitution Each of the Attorneys may appoint one or more persons to act as substitute or substitutes in its place for all or any of the purposes referred to in the power of attorney created by this Clause 38 and may revoke any such appointment at any time. 38.4 Delegation Each of the Attorneys may delegate to one or more persons all or any of the powers referred to in Clause 38.1 (Appointment of Attorney and Purposes of Appointment) above on such terms as it thinks fit and may revoke any such delegation at any time. 38.5 Ratification The Subordinated Creditor, each Subordinated Intragroup Creditor and each Obligor undertakes to ratify whatever the Attorneys or either of them may lawfully do or cause to be done under the authority of the power of attorney created by this Clause 38. 38.6 Security The power of attorney created by this Clause 38 is given irrevocably by way of security to secure the obligations of the Subordinated Creditor, each Subordinated Intragroup Creditor and the Obligors under the Security Documents. 89 164457054_19 38.7 No Revocation For so long as the Secured Obligations remain undischarged, the power of attorney created by this Clause 38 shall not be revoked: (a) by the Subordinated Creditor, any Subordinated Intragroup Creditor or any Obligor without the consent of each of the Attorneys; or (b) to the extent required by applicable law, if the Subordinated Creditor, any Subordinated Intragroup Creditor or any Obligor becomes insolvent or by the occurrence of an Insolvency Event in respect of the Subordinated Creditor, that Subordinated Intragroup Creditor or that Obligor. 39. SUBSEQUENT SECURITY INTERESTS If the Security Agent (acting in its capacity as trustee or otherwise) or any of the other Secured Creditors at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Charged Property or any assignment, assignation, conveyance or transfer of the Charged Property which is prohibited by the terms of this Deed or any other Finance Document, all payments thereafter by or on behalf of the relevant Obligor or the Subordinated Creditor to the Security Agent (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors shall be treated as having been credited to a new account of the Subordinated Creditor or such Obligor. If the Security Agent does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time, all payments made to the Security Agent shall be credited or be treated as having been credited to the new account and not as having been applied in reduction of the Secured Obligations as at the time when the Security Agent received such notice. 40. CURRENCY INDEMNITY 40.1 Currency Indemnity If any sum or any order or judgment given or made in relation to any Finance Document (a “Sum”) has to be converted from one currency (the “First currency”) in which such sum is payable into another currency (the “Second currency”) for the purpose of: (a) making or filing a claim or proof against an Obligor or the Parent; or (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings such Obligor (or the Parent) shall as an independent obligation, within ten Business Days of demand (such demand to be accompanied by reasonable Supporting Evidence), indemnify the Security Agent from and against any cost, loss or liability arising out of or as a result of conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency, and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum, provided that no amount shall be payable by any Obligor (or the Parent) under this Clause 40.1 in respect of any cost, loss or liability caused by or as a result of the fraud, gross negligence or wilful misconduct or default of the Security Agent, provided that if the amount produced or payable as a result of the conversion is greater than the sum due, the Security Agent will refund such excess amount to the relevant Obligor (or the Parent).

90 164457054_19 40.2 Waiver Each Obligor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable. 41. STAMP DUTY The Obligors shall pay all stamp duty, registration taxes or any similar duties or taxes (including any interest and penalties on or in connection with any failure to pay or delay in paying such duties or taxes) required to be paid with respect to the execution of this Deed or any document supplemental to this Deed except for any such tax payable in connection with any transfer or assignment of any Secured Creditor’s rights under this Deed or any document supplemental to this Deed. 42. VAT (a) Clause 16 (VAT) of the Common Terms Agreement shall apply to this Deed, where applicable, and shall be binding on the parties to this Deed as if set out in full in this Deed. If a provision of this Deed relating to VAT is inconsistent with the provisions of clause 16 (VAT) of the Common Terms Agreement, the provisions of clause 16 (VAT) of the Common Terms Agreement shall prevail. (b) Where the person being indemnified in accordance with Clause 28.4 (Indemnity in favour of Security Agent) is an agent, delegate or attorney of the Security Agent, the extent to which such persons are indemnified for amounts in respect of VAT shall be the same as in relation to the Security Agent. 43. WINDING UP OF TRUST If each Secured Creditor (through its Secured Creditor Representative, if any) other than the Security Agent has confirmed in writing to the Security Agent that its Secured Obligations have been discharged and that it is not under any further actual or contingent obligation to make advances or provide other financial accommodation to the Subordinated Creditor or the Obligors under any of the Finance Documents, the trusts created in this Deed will be wound up and the Security Agent is hereby authorised and instructed to enter into any documentation required to give effect to such winding-up, without recourse, representation or warranty on the part of the Security Agent. 44. CONTRACTUAL RECOGNITION OF BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with any Finance Document may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and 91 164457054_19 (b) a variation of any term of any such Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. For the purposes of this section: “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and 92 164457054_19 (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers. 45. QFC CREDIT SUPPORT To the extent that any Finance Document provides support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC or such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under any Finance Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and each Finance Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) For the purposes of paragraph (a) of this Clause 45 and the Common Documents, the following terms have the following meanings: “BHC Act Affiliate” of a Party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); 93 164457054_19 or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 46. COUNTERPARTS This Deed may be executed in any number of counterparts, all of which when taken together will constitute a single deed. 47. CORPORATE OBLIGATIONS (a) To the extent not prohibited by applicable laws or regulations but otherwise notwithstanding anything to the contrary contained in this Deed or any other Finance Document, no recourse under any obligation, covenant, undertaking or agreement of any Party to this Deed (acting in any capacity whatsoever) contained in any Finance Document shall be initiated against any shareholder, member, equity holder, agent, officer, director (or manager, as applicable) or employee of such Party in their capacity as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that each Finance Document is solely a corporate obligation of the parties to that Finance Document, and that no personal liability whatever shall attach to or be incurred by the shareholders, members, equity holders, agents, officers, directors (or managers, as applicable) or employees of such parties, as such, or any of them under or by reason of any of the obligations, covenants, undertakings or agreements of any such parties contained in this Deed, or implied therefrom, and that any and all personal liability for breaches by any Party to this Deed of any of such obligations, covenants, undertakings or agreements, either at common law or at equity, or by statute or constitution, of every such shareholder, member, equity holders, agent, officer, director (or manager, as applicable) or employee is hereby expressly waived as a condition of and in consideration for the execution of this Deed. (b) Each shareholder, member, equity holder, agent, officer, employee and director (or manager, as applicable) of any Party in their capacity as such shall take the benefit of this Clause 47 subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. 48. LIMITATION The guarantee limitations set out in Clause 9.10 (Guarantee Limitations) shall apply mutatis mutandis to any provision in any Finance Document which provides for a joint liability of the Obligors. 49. GOVERNING LAW AND JURISDICTION 49.1 Governing Law This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

94 164457054_19 49.2 Jurisdiction Clause 24.1 (Jurisdiction of English Courts) of the Common Terms Agreement shall apply to this Deed and shall be binding on the parties to this Deed as if set out in full in this Deed. 49.3 Service of Process (a) Without prejudice to any other mode of service allowed under any relevant law, the Parent: (i) irrevocably appoints Liberty Global Europe Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by an agent for service of process to notify the Parent of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of the Parent) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose. THIS DEED has been executed by the parties hereto as a deed on the date stated at the beginning of this Deed. 95 164457054_19 SCHEDULE 1 FORM OF ACCESSION MEMORANDA Part 1 Form of Accession Memorandum (Additional Secured Creditor) THIS DEED dated [  ], is supplemental to the intercreditor deed (the “ICA”) dated [  ] 2026 and made between, among others, [  ] as Security Agent, [  ] (the “Company”) and certain persons defined in the ICA as Secured Creditors and the common terms agreement (the “Common Terms Agreement”) and the master definitions agreement, in each case, of the same date and made between, among others, the parties to the ICA (as the same may from time to time be amended, restated, novated or supplemented). Words and expressions defined or incorporated by reference in the ICA have the same meaning when used in this Deed. The parties to this Deed intend it to take effect as a deed, notwithstanding that a Party may execute it under hand. [Additional Secured Creditor] (the “Additional Secured Creditor”) of [address] agrees with each other person who is or who becomes a Party to the ICA and the Common Terms Agreement that, with effect from the date on which the provisions of Clause 2.1 (Accession of Additional Secured Creditor) of the ICA have been complied with, the Additional Secured Creditor will become a Party to and be bound by and benefit from the ICA, the Master Definitions Agreement and the Common Terms Agreement as a Secured Creditor in respect of the Secured Obligations specified below and owed to it by the Subordinated Creditor and the Obligors from time to time. The Secured Obligations of the Additional Secured Creditor comprise [describe] and the Finance Documents for the Additional Secured Creditor (copies of which are attached to this Deed) are: [insert details of Finance Documents]. [The Additional Secured Creditor certifies that the Outstanding Principal Amount of its Qualifying Senior Debt as at the date of this Deed is [  ].] The execution of this Deed by the Company (on behalf of the Obligors) and the Additional Secured Creditor is deemed to constitute notice by the Obligors to the Additional Secured Creditor of the assignment by each Obligor of all of its rights, title and interest in, to and under the Finance Documents to which such Obligor is Party to the Security Agent for and on behalf of itself and the Secured Creditors under the Security Documents to which it is a Party and the Additional Secured Creditor acknowledges such assignment. [On execution of this Deed any additional representation, covenant, lock-up event or event of default contained in the Finance Documents for the Additional Secured Creditors which would otherwise be unenforceable by virtue of the terms of clauses [4 (Representations), 5 (Covenants), 6 (Lock-Up Events) or 8 (Mandatory Prepayment)] of the Common Terms Agreement (the “Additional Secured Creditor Terms”) unless such terms are extended for the benefit of each Secured Creditor, shall be deemed to be provided to each Secured Creditor for such time as amounts are outstanding under such Finance Documents, and provided that the rights relating to such Additional Secured Creditor Terms may only be exercised by the Security Agent subject to, and unless otherwise permitted by, the terms of the Common Terms Agreement and the ICA. [Insert additional representations/covenants/lock-up events/loan events of default] 96 164457054_19 The additional [representations/covenants/lock-up events/loan events of default] to be made by the Obligors and set out in this Accession Memorandum shall be treated for all purposes as though they are set out in [schedule 1 (Representations) /schedule 2 (Covenants) /schedule 3 (Events of Default)] of the Common Terms Agreement respectively from the date of this Accession Memorandum for such time as amounts are outstanding under the Finance Documents for the Additional Secured Creditors and provided that the rights relating to such additional [representations/covenants/lock-up events/loan events of default] may only be exercised by the Security Agent subject to and, unless otherwise permitted by, the terms of the Common Terms Agreement and the ICA.] The Additional Secured Creditor appoints [insert name of representative] and [insert name of representative] agrees to act [as Bond Trustee and] [as a Financial Guarantor and] as the Secured Creditor Representative of the Additional Secured Creditor under the ICA[ and shall send a separate notification to the Security Agent notifying the Security Agent of the notice details of its Secured Creditor Representative.] The notice details of its Secured Creditor Representative are as follows: [insert address, telephone, email and contact details.] [[●]] This Deed and all non-contractual obligations arising out of or in connection with it shall be governed by English law. This Deed has been entered into as a deed on the date stated at the beginning of this Deed. [This Deed shall be effective as of [insert date].]1 EXECUTED as a DEED on behalf of [ADDITIONAL SECURED CREDITOR] SIGNED on behalf of [SECURITY AGENT] ______________________________________ ______________________________________ EXECUTED as a DEED on behalf of [COMPANY] _____________________________________ EXECUTED as a DEED on behalf of [NAME OF SECURED CREDITOR REPRESENTATIVE] _____________________________________ 1 Option to specify a date upon which this Accession Memorandum will become effective. 97 164457054_19 Part 2 Form of Accession Memorandum (Existing Secured Obligations) THIS DEED dated [  ], is supplemental to the intercreditor deed (the “ICA”) dated [  ] 202[●] and made between, among others, [  ] as Security Agent, [  ] (the “Company”) and certain persons defined in the ICA as Secured Creditors and the common terms agreement (the “Common Terms Agreement”) and the master definitions agreement (the “Master Definitions Agreement”), in each case, of the same date and made between, among others, the parties to the ICA (as the same may from time to time be amended, restated, novated or supplemented). Words and expressions defined or incorporated by reference in the ICA have the same meaning when used in this Deed. The parties to this Deed intend it to take effect as a deed, notwithstanding that a Party may execute it under hand. [Secured Creditor] (the “New Secured Creditor”) of [address] agrees with each other person who is or who becomes a Party to the ICA that, with effect from [Insert Date],2 the New Secured Creditor will become a Party to and be bound by and benefit from the ICA, Master Definitions Agreement and the Common Terms Agreement as a Secured Creditor in respect of the Secured Obligations owed to it by the Subordinated Creditor or the Obligors from time to time. [The New Secured Creditor appoints [insert name of representative] and [insert name of representative] agrees to act as the Secured Creditor Representative of the New Secured Creditor under the ICA [and shall send a separate notification to the Security Agent notifying the Security Agent of the notice details of its Secured Creditor Representative]. The notice details of its Secured Creditor Representative are as follows: [insert address, telephone, email and contact details].]3 [[●]] The notice details for the New Secured Creditor are as follows: [insert address, telephone, email and contact details]. This Deed and all non-contractual obligations arising out of or in connection with it are governed by English law. This Deed has been entered into as a deed on the date stated at the beginning of this Deed. 2 Date to be inserted shall be not less than five Business Days after the date on which the provisions of Clause 34.5 (Accession of Secured Creditors) of the ICA have been complied with (unless earlier date endorsed by the Security Agent). 3 Include only if the Secured Creditor Representative is appointed by the new Secured Creditor.

98 164457054_19 EXECUTED as a DEED on behalf of [COMPANY] _____________________________________ Director Director/Secretary SIGNED on behalf of [  ] _____________________________________ EXECUTED as a DEED on behalf of [OUTGOING SECURED CREDITOR] _____________________________________ Director Director/Secretary EXECUTED as a DEED on behalf of [INCOMING SECURED CREDITOR] _____________________________________ Director Director/Secretary 99 164457054_19 EXECUTED as a DEED on behalf of [INCOMING SECURED CREDITOR REPRESENTATIVE] _____________________________________ Director Director/Secretary 100 164457054_19 Part 3 Form of Accession Memorandum (New Obligors) THIS DEED dated [  ], is supplemental to the intercreditor deed (the “ICA”) dated [  ] 202[●] and made between, among others, [  ] as Security Agent, [  ] and certain persons defined in the ICA as “Secured Creditors” and the common terms agreement (the “Common Terms Agreement”) and the master definitions agreement (the “Master Definitions Agreement”), in each case, of the same date and made between, among others, the parties to the ICA (as the same may from time to time be amended, restated, novated or supplemented). Words and expressions defined or incorporated by reference in the ICA have the same meaning when used in this Deed. [Obligor] (the “New Obligor”) of [address] agrees with each other person who is or who becomes a Party to the ICA that, with effect from [Insert Date], the New Obligor will become a Party to and be bound by the ICA, the Master Definitions Agreement and the Common Terms Agreement as an Obligor in respect of the Secured Obligations owed by it to the Secured Creditors from time to time and undertakes to perform all the obligations expressed to be assumed by an Obligor under the ICA, the Master Definitions Agreement and the Common Terms Agreement and agrees it shall be bound by all the provisions of the ICA, the Master Definitions Agreement and the Common Terms Agreement as if it had been an original Party to the ICA, the Master Definitions Agreement and the Common Terms Agreement. The New Obligor intends to give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents: [Insert details (date, creditors and description) of relevant documents] the “Relevant Documents”. [The New Obligor and the Security Agent agree that the Security Agent shall hold: (a) [any Security Interests in respect of Liabilities or any Security Agent Claim created or expressed to be created pursuant to the Relevant Documents; (b) all proceeds of those Security Interests; and] (c) all obligations expressed to be undertaken by the New Obligor to pay amounts in respect of the Liabilities to the Security Agent as security trustee or security agent for the Secured Creditors (in the Relevant Documents or otherwise and including any Security Agent Claim) and secured by the Transaction Security together with all representations and warranties expressed to be given by the New Obligor (in the Relevant Documents or otherwise) in favour of the Security Agent as security trustee or as security agent for the Secured Creditors, on trust for (or in the case of non-recognition of trusts in the relevant jurisdiction as agent or otherwise on behalf of) (as applicable) as agent for the Secured Creditors on the terms and conditions contained in the ICA.] [[●]]4 4 Note: in relation to any Additional Obligor which is not incorporated or organised in in the Kingdom of Belgium, Luxembourg or the United States (or any state thereof, including the District of Columbia), the Accession Memorandum shall be updated to include customary provisions relating to the jurisdiction of such Additional Obligor to be agreed between the Company and the Security Agent (and counsel to the Secured Creditors), each acting reasonably and in good faith. 101 164457054_19 The notice details for the New Obligor are as follows: [insert address, telephone, email and contact details]. [The New Obligor agrees that the documents which start any proceedings in relation to any Finance Document, and any other documents required to be served in connection with those proceedings may be served on it by being delivered to [name and address of the process agent appointed by the New Obligor] or to such address in England and Wales as each such Obligor may specify by notice in writing to the Security Agent. Nothing in this paragraph [] shall affect the right of the Security Agent or any other person to serve process in any other manner permitted by law. This paragraph [] applies with respect to proceedings in England.] This Deed and all non-contractual obligations arising out of or in connection with it are governed by English law. This Deed has been entered into as a deed on the date stated at the beginning of this Deed. EXECUTED as a DEED on behalf of [COMPANY] _____________________________________ Director Director/Secretary SIGNED on behalf of [  ] _____________________________________ EXECUTED as a DEED on behalf of [INCOMING OBLIGOR] _____________________________________ Director Director/Secretary SIGNED on behalf of [SECURITY AGENT] _____________________________________

102 164457054_19 Part 4 Form of Accession Memorandum (New Subordinated Intragroup Creditor) THIS DEED dated [  ], is supplemental to the intercreditor deed (the “ICA”) dated [  ] 202[●] and made between, among others, [  ] as Security Agent, [  ] and certain persons defined in the ICA as Secured Creditors and the common terms agreement (the “Common Terms Agreement”) and the master definitions agreement (the “Master Definitions Agreement”), in each case, of the same date and made between, among others, the parties to the ICA (as from time to time amended, restated, novated or supplemented). Words and expressions defined or incorporated by reference in the ICA have the same meaning when used in this Deed. [Subordinated Intragroup Creditor] (the “New Subordinated Intragroup Creditor”) of [address] agrees with each other person who is or who becomes a Party to the ICA that, with effect from [Insert Date], the New Subordinated Intragroup Creditor will become a Party to and be bound by and benefit from the ICA, the Master Definitions Agreement and the Common Terms Agreement as a Subordinated Intragroup Creditor. The New Subordinated Intragroup Creditor represents to the Secured Creditors that: (a) it is a limited liability corporation, corporation, limited liability company, limited partnership or partnership with limited liability duly incorporated, organised or, in the case of a partnership, established and, in each case, validly existing under the law of its jurisdiction of incorporation, formation or organisation; (b) the obligations expressed to be assumed by it in this Deed and the ICA are, subject to any Legal Reservations, legal, valid, binding and enforceable obligations; and (c) subject to the Legal Reservations, the entry into and performance by it of this Deed does not and will not conflict with: (i) any law or regulation applicable to it; (ii) its constitutional documents; or (iii) any agreement or instrument binding on it or any of its assets or constitute a default or termination event (however described) under any agreement or instrument, where such conflict, default or termination would have or would reasonably be expected to have a Material Adverse Effect. [[●]] The notice details for the New Subordinated Intragroup Creditor are as follows: [insert address, telephone, email and contact details]. This Deed and all non-contractual obligations arising out of or in connection with it are governed by English law. This Deed has been entered into as a deed on the date stated at the beginning of this Deed. EXECUTED as a DEED on behalf of [COMPANY] 103 164457054_19 _____________________________________ Director Director/Secretary SIGNED on behalf of [  ] _____________________________________ 104 164457054_19 EXECUTED as a DEED on behalf of [NEW SUBORDINATED INTRAGROUP CREDITOR] _____________________________________ Director Director/Secretary 105 164457054_19 Part 5 Form of Accession Memorandum (Replacement Parent) THIS DEED dated [  ], is supplemental to the intercreditor deed (the “ICA”) dated [  ] 202[●] and made between, among others, [  ] as Security Agent, [  ] and certain persons defined in the ICA as Secured Creditors and the common terms agreement (the “Common Terms Agreement”) and the master definitions agreement (the “Master Definitions Agreement”), in each case, of the same date and made between, among others, the parties to the ICA (as from time to time amended, restated, novated or supplemented). Words and expressions defined or incorporated by reference in the ICA have the same meaning when used in this Deed. [Replacement Parent] (the “Replacement Parent”) of [address] agrees with each other person who is or who becomes a Party to the ICA that, with effect from [Insert Date], the Replacement Parent will become a Party to and be bound by and benefit from the ICA, the Master Definitions Agreement and the Common Terms Agreement as the Parent and the Subordinated Creditor. The Replacement Parent makes each of the representations in paragraphs (b) to (h) of Clause 8.12 (Additional Representations of the Parent) of the ICA. [[●]] The notice details for the Replacement Parent are as follows: [insert address, telephone, email and contact details]. This Deed and all non-contractual obligations arising out of or in connection with it are governed by English law. This Deed has been entered into as a deed on the date stated at the beginning of this Deed. EXECUTED as a DEED on behalf of [COMPANY] _____________________________________ Director Director/Secretary SIGNED on behalf of [  ] _____________________________________

106 164457054_19 EXECUTED as a DEED on behalf of [REPLACEMENT PARENT] _____________________________________ Director Director/Secretary 107 164457054_19 SCHEDULE 2 FORM OF RESIGNATION LETTER To: [Security Agent] From: [resigning Obligor] and the Company. Dated: Dear Sirs, 1. We refer to the intercreditor deed (the “ICA”) dated [  ] 202[●] and made between, among others, [  ] as Security Agent, [  ] and certain persons defined in the ICA as Secured Creditors (as from time to time amended, restated, novated or supplemented). 2. Words and expressions defined or incorporated by reference in the ICA have the same meaning when used in this letter. 3. Pursuant to Clause 5 (Resignation of an Obligor) of the ICA, we request that [resigning Obligor] be released from its obligations as a [Guarantor] under the Finance Documents. 4. We confirm that: (a) no Event of Default is continuing or would result from the acceptance of this request; [and] (b) the Company would have been compliant as at the previous Calculation Date, and will be compliant as at the next Calculation Date, with paragraph 28 (Guarantors) of part 3 (General Covenants) of schedule 2 (Covenants) of the Common Terms Agreement after taking into account the resignation of [resigning Obligor]*, [and] (c) [ ]**. 5. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. For and on behalf of For and on behalf of [COMPANY] [resigning Obligor] By: By: NOTES: * Insert unless: (i) the resignation of the Obligor arises as a result of a Permitted Disposal or a Permitted Transaction; or (ii) the Security Agent has consented to such resignation, acting in accordance with the provisions of the ICA. ** Insert any other conditions required by the Security Agent. 108 164457054_19 SCHEDULE 3 POST-ENFORCEMENT PRIORITY OF PAYMENTS Pursuant to Clause 25.5 (Post-Enforcement Priority of Payments) of this Deed, amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document in connection with the realisation or enforcement of all or part of the Transaction Security shall, following the delivery of an Acceleration Notice by the Security Agent, be applied (to the extent that it is lawfully able to do so and subject to Clause 9.10 (Guarantee Limitations)) by or on behalf of the Security Agent (or, as the case may be, any Receiver), in accordance with the following “Post-Enforcement Priority of Payments” (including in each case any amount of or in respect of VAT but only to the extent irrecoverable in the case of reimbursement of costs and expenses) as set out below, without double counting: (a) first, pro rata and pari passu, according to the respective amounts thereof in or towards satisfaction of the fees, costs, charges, liabilities, expenses and other remuneration and indemnity payments (if any) and any other amounts payable by any Obligor to the Security Agent, or any Receiver under any Finance Document save for any Security Agent Claim, which shall be payable as if such Security Agent Claim were the corresponding Secured Creditor Claim or claim by the Secured Creditors; (b) secondly, pro rata and pari passu, according to the respective amounts thereof, in or towards satisfaction of: (i) the fees, costs, charges, liabilities, expenses and other remuneration and indemnity payments (if any) and any other amounts payable by any Obligor to the Bank Facilities Agent and each other Secured Creditor Representative under each Authorised Credit Facility; and (ii) the remuneration, costs and expenses of and fees of each Financial Guarantor pursuant to the relevant Reimbursement and Indemnity Deed; (c) thirdly, pro rata and pari passu, according to the respective amounts thereof, in or towards satisfaction of: (i) accrued but unpaid interest, underwriting and commitment fees payable under any Authorised Credit Facility (other than the Hedging Agreements); (ii) all scheduled amounts payable to each Hedge Counterparty under any Hedging Agreement (other than scheduled hedge termination and final payments); and (iii) all reimbursement sums (if any) owed to each Financial Guarantor under the relevant Reimbursement and Indemnity Deed in respect of payments of interest on any Tranche of Wrapped Bonds or series of Wrapped PP Notes guaranteed by such Financial Guarantor; (d) fourthly, pro rata and pari passu, according to the respective amounts thereof, in each case without double counting, in or towards satisfaction of: (i) all amounts of principal Utilisations (including scheduled amortisation amounts) due or overdue under any Authorised Credit Facility (other than the Hedging Agreements); (ii) all amounts in respect of any Prepayment Penalty payable on the Bonds (if any), under the PP Notes (if any) or under any other Authorised Credit Facility; 109 164457054_19 (iii) all other amounts (including Early Termination Amounts (as defined in the relevant Hedging Agreement)) which are not scheduled amounts and all scheduled hedge termination payments, in each case, due and payable to each Hedge Counterparty under any Hedging Agreement (excluding any amounts referred to in paragraph (f) below); and (iv) all reimbursement sums (if any) owed to each Financial Guarantor under the relevant Reimbursement and Indemnity Deed in respect of payments of principal on any Tranche of Wrapped Bonds or series of Wrapped PP Notes guaranteed by such Financial Guarantor; (e) fifthly, in payment of all other amounts due and payable under any Authorised Credit Facility; (f) sixthly, pari passu in or towards satisfaction of any termination payment (including Early Termination Amounts (as defined in the relevant Hedging Agreement) which are due and payable as a result of the occurrence of an event of default with respect to the relevant Hedge Counterparty) due or overdue under a Hedging Agreement which arises as a result of a default by the relevant Hedge Counterparty under a Hedging Agreement; and (g) seventhly, any surplus (if any) shall be available to the Subordinated Creditor or any Obligor or any other person entitled to it (as applicable) entitled thereto to deal with as it sees fit.

SCHEDULE 4

RESERVED MATTERS

Notwithstanding the provisions of Clause 16 (*Modifications*, *Consents and Waivers*) and Clause 19 (*Entrenched Rights*) of this Deed, those matters which each Secured Creditor reserves to itself to decide are each and every right, power, authority and discretion of, or exercisable by, each such Secured Creditor at any time:

(a) to receive any sums owing to it for its own account in respect of premia, fees, costs, charges, liabilities, damages, proceedings, claims and demands in relation to any Finance Documents (which are not Common Documents) to which it is a Party as permitted pursuant to the terms of the Common Terms Agreement and this Deed;

(b) to make determinations of and require the making of payments due and payable to it under the provisions of the Finance Documents (which are not Common Documents) to which it is a Party as permitted by the terms of the Common Terms Agreement and this Deed;

(c) to exercise the rights vested in it or permitted to be exercised by it under and pursuant to the terms of the Common Terms Agreement, this Deed and the other Finance Documents (which are not Common Documents);

(d) to receive notices, certificates, communications or other documents or information under the Finance Documents or otherwise;

(e) to assign its rights or transfer any of its rights and obligations under any Finance Documents to which it is a Party subject always to Clause 35 (*Benefit of Deed*) of this Deed; and

(f) in the case of each Hedge Counterparty (i) to terminate the relevant Hedging Agreement or any transaction thereunder provided such termination is a Permitted Hedge Termination which is not a Credit-Related Close-Out (and in the case of a Permitted Hedge Termination which is a Credit-Related Close-Out subject to Clause 22 (*Standstill*)) or (ii) to exercise rights permitted to be exercised by it under a Hedging Agreement in accordance with the Hedging Policy.

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SCHEDULE 5

THE ORIGINAL GUARANTORS

Name of Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Wyre BV	Belgium	0787.805.690
Wyre Finance BV	Belgium	1030.990.531

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SCHEDULE 6
ORIGINAL BANK FACILITIES LENDERS AND MANDATED LEAD ARRANGERS

ORIGINAL BANK FACILITIES LENDERS

BNP Paribas Fortis SA/NV
Goldman Sachs Bank USA
MUFG Bank (Europe) N.V., Germany Branch
National Westminster Bank Plc
NatWest Markets Plc
Coöperatieve Rabobank U.A.
Deutsche Bank AG
ING Bank N.V.
Societe Generale, London branch
ABN AMRO Bank N.V.
Belfius Bank NV/SA
Crédit Agricole Corporate and Investment Bank
Goldman Sachs Lux Investment Funds IV acting in respect of its sub-fund European Infrastructure Debt (Lux), represented by Goldman Sachs Asset Management B.V., in its capacity as Alternative Investment Fund Manager
J.P. Morgan SE
KBC Bank NV
Royal Bank of Canada
Scotiabank (Ireland) Designated Activity Company (SIDAC)

MANDATED LEAD ARRANGERS

BNP Paribas Fortis SA/NV
Goldman Sachs Bank USA
MUFG Bank (Europe) N.V., Germany Branch
National Westminster Bank Plc
NatWest Markets Plc
Coöperatieve Rabobank U.A.
Deutsche Bank AG
ING Bank N.V.
Societe Generale, London branch
ABN AMRO Bank N.V.
Belfius Bank NV/SA
Crédit Agricole Corporate and Investment Bank
Goldman Sachs Lux Investment Funds IV acting in respect of its sub-fund European Infrastructure Debt (Lux), represented by Goldman Sachs Asset Management B.V., in its capacity as Alternative Investment Fund Manager
J.P. Morgan SE
KBC Bank NV
Royal Bank of Canada
Scotiabank (Ireland) Designated Activity Company (SIDAC)

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SCHEDULE 7

SECURED CREDITOR REPRESENTATIVES

SECURITY AGENT

THE BANK OF NOVA SCOTIA

Address:	201 Bishopsgate, 6th floor, London EC2M 3NS, United Kingdom
Attention:	Rory McCarthy
Email:	rory.mccarthy@scotiabank.com; CorporateLending.LoanAgencyOpsUK@scotiabank.com

BANK FACILITIES AGENT

THE BANK OF NOVA SCOTIA

Address:	201 Bishopsgate, 6th floor, London EC2M 3NS, United Kingdom
Attention:	Rory McCarthy
Email:	rory.mccarthy@scotiabank.com; CorporateLending.LoanAgencyOpsUK@scotiabank.com

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114 164457054_19 SIGNATURES THIS DEED has been entered into on the date stated at the beginning of this Deed. [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement] [Signature page to Project Galler – Intercreditor Agreement]

[Signature page to Project Galler – Intercreditor Agreement]